Exhibit 4.3

GENERAL RE CORPORATION

AND

GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

AS AMENDED AND RESTATED

DECEMBER 31, 2017

i

v

GENERAL RE CORPORATION

AND

GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

AS AMENDED AND RESTATED

DECEMBER 31, 2017

PURPOSE

The General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan (the “Plan”) was originally adopted effective July 1, 1969. The purposes of the Plan are to encourage and assist employees of General Re Corporation (the “Corporation”) and of its participating domestic subsidiaries and affiliates (the “Participating Employers”) to adopt a regular savings program, to help provide additional security for their retirement and to enable such employees to obtain a proprietary interest in, and share in the prosperity of, the Corporation and, since 1998, its parent Berkshire Hathaway Inc. The Plan was amended effective July 1, 1984 to incorporate a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”) and, accordingly, provides for both before-tax and after-tax employee contributions. The Plan is carried out through employee contributions deducted from payroll and additional contributions by the Corporation and Participating Employers out of their current or accumulated profits.

The Plan is a profit sharing plan within the meaning of Section 401(a)(27) of the Code and is intended to meet the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”) and to be qualified under Sections 401(a) and 401(k) of the Code. The ESOP provisions of the Plan are also intended to satisfy the definition contained in Section 4975(e)(7) of the Code and meet the applicable requirements of Sections 409(e), 409(h), 409(n) and 409(o) of the Code. It is also intended that any attendant trust which is part of the Plan be exempt under Section 501(a) of the Code.

The Plan has been amended and restated various times since its adoption. The Plan was amended and restated effective January 1, 2004 to incorporate all amendments to the Plan made since the January 1, 2002 restatement and to provide additional benefits under the ESOP portion of the Plan, effective January 1, 2002 to comply with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001, and effective January 1, 2000 to comply with the requirements of the Community Renewal Tax Relief Act of 2000, the Internal Revenue Service Restructuring and Reform Act of 1998, the Taxpayer Relief Act of 1997, the Small Business Job Protection Act of 1996 and the Uniform Services Employment and Reemployment Act of 1994. The Plan was again amended and restated effective January 1, 2011 to incorporate all amendments made to the Plan since the January 1, 2004 restatement including, the amendments providing for the merger of the United States Aviation Underwriters, Incorporated 401(k) Retirement Savings Plan with and into the Plan, effective December 31, 2008. In addition, the Plan was amended and restated, effective January 1, 2017, to incorporate certain administrative amendments and certain amendments adopted on April 1, 2015 relating to the ESOP.

Finally, the Plan was amended and restated, effective December 31, 2017, to incorporate all amendments made to the Plan since January 1, 2017 and to add the GEICO Companies (as defined on Schedule IX to Appendix B to the Plan) listed on Exhibit D to Schedule IX to Appendix B to the Plan as Participating Employers in the Plan for ESOP allocations. The GEICO Employees (as defined on Schedule IX to Appendix B to the Plan) are eligible to participate in the Plan for the limited purposes of participating in the ESOP GEICO Allocation under Section 16.9 of the Plan, the ESOP Accounts and distributions therefrom, and the Plan shall be construed in a manner that is consistent with these purposes. The terms and conditions of the GEICO Employees’ participation in the Plan are primarily contained in Schedule IX to Appendix B to the Plan and the accompanying exhibits.

The rights and benefits, if any, of an employee who participated in the Plan (or any person claiming by, through or under such individual) shall be determined in accordance with the provisions of the Plan document then in effect on the date of such employment termination unless otherwise provided in this restatement.

ARTICLE I

DEFINITIONS

1.1 “Account” means the account established in connection with one or more of the Funds to reflect all contributions made by the Employer on behalf of the Participant and by the Participant, together with all earnings thereon, and, where applicable, to reflect all Rollover Contributions made by an Eligible Employee, together with all earnings thereon. “Account” also includes the ESOP Account unless the context requires otherwise.

1.2 “Actual Deferral Percentage” means, for each Plan Year, the average of the ratios (calculated separately for each Qualified Employee in a specified group) of

(a) the amount of salary deferral contributions to be paid over to the Trust Fund on behalf of each Qualified Employee for such Plan Year, to

(b) the Qualified Employee’s Compensation for such Plan Year.

1.3 “Additions” means, with respect to a Plan Year, the total of salary deferral contributions, savings contributions, Supplemental Additional Contributions, Employer ESOP Contributions, and forfeitures under Section 16.13 allocated to a Participant’s ESOP Account; provided, however, that “Additions” shall include, in lieu of Employer ESOP Contributions, an amount equal to the fair market value (determined as of the date of allocation) of any ESOP Stock that is allocated to a Participant’s ESOP Account as an ESOP Matching Allocation, ESOP Retirement Allocation, ESOP Bonus Allocation, ESOP Profit-Sharing Allocation, ESOP Discretionary USAU Allocation, ESOP Supplemental Allocation, ESOP Retirement USAU Allocation or ESOP GEICO Allocation for such Plan Year, but only if inclusion of the allocated ESOP Stock’s fair market value in lieu of the corresponding Employer ESOP Contributions would reduce the amount of annual additions under Section 415(c) of the Code for such Plan Year. The term “Additions” shall not include excess salary deferral contributions that are distributed to a Participant in accordance with Section 3.2(e), Rollover Contributions under Section 3.5, Catch-Up Contributions under Section 3.11, loan repayments under Article IX or repayments of distributions under Section 16.13.

1.4 “Affiliated Company” means a company which is (a) a member of a controlled group of corporations of which the Corporation is a member; (b) an unincorporated trade or business which is under common control with the Corporation, as determined in accordance with Section 414(c) of the Code and regulations issued thereunder, or (c) otherwise affiliated with the Corporation and determined by the Committee to be an Affiliated Company for purposes of the Plan. A “controlled group of corporations” means a controlled group of corporations, as defined in Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c), except that, with respect to the limitations set forth in Section 3.9 of the Plan, instead of 80%, the applicable percentage shall be 50% whenever such percentage appears in Section 1563(a)(1) of the Code.

1.5 “AIP Bonus” means any payments received by an Eligible Employee during the first Quarter of a Plan Year (or as soon as practicable thereafter) for services performed in the prior Plan Year pursuant to a bonus that is classified as an “Annual Incentive Bonus” under a bonus, incentive or long-term compensation plan of the Corporation or an Affiliated Company.

1.6 “Applicable Dollar Limitation” means the limitation on annual compensation that may be taken into account under Section 401(a)(17)(A) of the Code, as adjusted from time to time by the Secretary of the Treasury for cost of living under Section 401(a)(17)(B) of the Code. For the 2017 Plan Year, the Applicable Dollar Limitation is $400,000.

1.7 “Base Salary” means, with respect to a Plan Year, an Eligible Employee’s annual regular basic rate of pay in effect on the earlier of (a) the last business day of such Plan Year and (b) the date of such Eligible Employee’s death, Disability or Retirement within such Plan Year. Base Salary shall be determined before any payroll deductions for taxes or any other purposes and before any reductions on account of such Eligible Employee’s contribution elections made pursuant to (i) this Plan, (ii) the Corporation’s Transportation Reimbursement Incentive Program under Section 132(f) of the Code and (iii) the Corporation’s cafeteria plan under Section 125 of the Code. Base Salary shall not include overtime, bonuses, commissions, fees, pension, severance pay or any other extraordinary compensation, nor ESOP Contributions by an Employer under this Plan, or Employer contributions to the Retirement Plan or the BHCPP, as applicable, or any other deferred compensation or employee benefit plan or program of any Employer.

Base Salary for partial years will be pro-rated as follows:

(a) If the partial year is on account of an Eligible Employee’s death or Disability during a Plan Year, such Eligible Employee’s Base Salary for that Plan Year shall be pro-rated by multiplying Base Salary, as determined above, by a fraction the numerator of which is the number of full and partial months within the Plan Year during which such Eligible Employee performed Service with the Corporation or an Affiliated Company prior to such death or Disability, and the denominator of which is 12.

(b) If the partial year is on account of an Eligible Employee’s commencement of employment with, or Retirement from, the Corporation or an Affiliated Employer during a Plan Year, such Eligible Employee’s Base Salary for that Plan Year shall be pro-rated by multiplying Base Salary, as determined above, by a fraction the numerator of which is the number of full months within the Plan Year during which such Eligible Employee performed Service with the Corporation or an Affiliated Company after such commencement of employment, or prior to such Retirement, and the denominator of which is 12.

1.8 “Break-in-Service” means a Vesting Computation Period in which a Participant completes no more than 500 Hours of Service.

1.9 “Board of Directors” or “Board” means the Board of Directors of the Corporation or its duly appointed delegate.

1.10 “Catch-Up Contributions” means additional elective deferral contributions described in Section 414(v) of the Code that are made under the Plan pursuant to Section 3.11.

1.11 “Catch-Up Contributions Account” means that portion of a Participant’s Account attributable to Catch-Up Contributions under Section  3.11.

1.12 “Catch-Up Contributions Applicable Limit” means, for any given Plan Year, the applicable dollar limitation on additional elective deferrals contained in Section 414(v)(2)(B)(i) of the Code for such Plan Year, as adjusted for Plan Years beginning after December 31, 2006 by the Secretary of the Treasury for cost of living under Section 414(v)(2)(C) of the Code.

1.13 “Code” means the Internal Revenue Code of 1986, as amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

1.14 “Combined Ratio” means the sum of the Corporation’s incurred loss ratio plus expense ratio for its North American operations, as determined by the Committee, in its sole discretion; provided, however, that, beginning with the 2007 Combined Ratio (which, in accordance with Section 16.5, shall be used to compute ESOP Profit Sharing Allocations for the 2008 Plan Year through the 2016 Plan Year), the Combined Ratio for a Plan Year shall be determined based on the sum of the Corporation’s consolidated insurance and reinsurance (excluding Faraday) incurred loss ratio plus expense ratio. Notwithstanding the foregoing, for any given Plan Year, the Committee, in its discretion, may determine that separate Combined Ratios shall be computed for the Corporation and one or more its Participating Employers, or for one or more business or operational units within either the Corporation or one or more of its Participating Employers, based on their respective loss and expense ratios for the Plan Year. The Combined Ratio or Ratios that shall be used to compute the amount of ESOP Profit Sharing Allocations to be allocated in accordance with Section 16.5 shall be determined by the Committee in writing prior to the end of the Plan Year in which such ESOP Profit-Sharing Allocations are allocated.

1.15 “Committee” means a panel consisting of three or more officers or employees of the Corporation appointed by the Board and three or more officers or employees of GEICO designated by the Board of Directors of GEICO who shall be appointed by the Board to the Committee to act on behalf of (i) the Corporation, in a settlor capacity, with respect to, (A) the adoption of amendments to the Plan under Section 12.1 and (B) the approval of Participating Employers under Section 14.1 and (ii) the Plan Administrator, in a fiduciary capacity, with respect to Plan administration duties pursuant to Section 11.1.

1.16 “Compensation” means (a) for salaried Employees, the regular basic salary or wages paid by an Employer for services performed by such Employees which are computed on a weekly, monthly, annual or other comparable basis before any payroll deductions for taxes or any other purposes plus their salary deferral contributions and Catch-Up Contributions, any amounts contributed on behalf of such Employee pursuant to the Employee’s salary reduction election under the Company’s Transportation Reimbursement Incentive Program which are not included in gross income under Section 132(f) of the Code and any amounts contributed on behalf of such Employees for such period under the Corporation’s cafeteria plan which are not included in gross income under Section 125 of the Code, and (b) for hourly Employees, wages paid by an Employer for services performed by such Employees which are computed on a biweekly or other comparable basis before any payroll deductions for taxes or any other purposes, plus their salary deferral contributions and Catch-Up Contributions, any amounts contributed on behalf of such Employee pursuant to the Employee’s salary reduction election under the Company’s Transportation Reimbursement Incentive Program which are not included in gross income under Section 132(f) of the Code and any amounts contributed on behalf of such Employees for such period under the Corporation’s cafeteria plan which are not included in gross income under Section 125 of the Code. However, in the case of both (a) and (b) above, Compensation shall not include overtime, bonuses, commissions, fees, pension, severance pay or any other extraordinary compensation, nor ESOP Contributions by an Employer under this Plan, or Employer contributions to the Retirement Plan or the BHCPP, as applicable, or any other deferred compensation or employee benefit plan or program of any Employer. Notwithstanding the foregoing:

(a) For purposes of determining the Actual Deferral Percentage in Section 1.2, and the ESOP Matching Percentage in Section 1.26 only, Compensation means an Employee’s earnings from an Employer for a calendar year as reported on Form W-2.

(b) For purposes of Sections 1.33 and 3.9 and Article XV only, Compensation shall include the Participant’s wages, salaries, fees for professional services, any salary deferral contributions and Catch-Up Contributions made on behalf of a Participant, any amount which is contributed by an Employer at the election of a Participant and which is not includible in gross income of such Participant by reason of Sections 125 or 132(f) of the Code, and other amounts for personal services actually rendered in the course of employment with an Employer (including, but not limited to, commission paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and in the case of a Participant who is an employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant’s earned income (as described in Code Section 401(c)(2) and the regulations thereunder) paid for the Plan Year but shall exclude, (1)(A) contributions made by an Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Section 408(k) of the Code to the extent such contributions are deductible by the Employee under Section 219(a) of the Code, (C) any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includible in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term insurance (but only to the extent that the premiums are not includible in the gross income of the Employee). Effective January 1, 2009, Compensation shall also include any “differential wage payments.” For this purpose, the term “differential wage payment” means any payment which (1) is made by an Employer to an Employee with respect to any period during which the Employee is performing service in the uniformed services (as defined in chapter 43, title 38, United States Code) while on active duty for a period of more than 30 days, and (2) represents all or a portion of the amount the Employee would have received from the Employer if the Employee were performing services for the Employer.

(c) For purposes of Section 16.3 only, Compensation means an Eligible Employee’s Base Salary.

(d) For purposes of Section 16.4 only, Compensation means an Eligible Employee’s AIP Bonus.

(e) For purposes of Section 16.5 only, Compensation means an Eligible Employee’s Base Salary for the prior Plan Year plus AIP Bonus.

(f) The amount of Compensation taken into account for a Plan Year under each of Sections 3.1, 3.2, 3.4, 3.9 and 16.2 through 16.7 shall not exceed the Applicable Dollar Limitation.

(g) Except to the extent otherwise permitted under Section 1.415(c)-2(e)(2) of the Treasury Regulations, in order for Compensation to be taken into account under Section 3.9 for a Plan Year, such Compensation must actually be paid or made available to the Participant (or, if earlier, includable in the gross income of the Participant) within such Plan Year in accordance with the rules set out in Section 1.415(c)-2(e)(1)(i) of the Treasury Regulations and, except as otherwise permitted under Section 1.415(c)-2(e)(3) or (4) of the Treasury Regulations, must be paid or treated as paid (in accordance with the rules set out in Section 1.415(c)-2(e)(1)(i) of the Treasury Regulations) prior to the Participant’s severance from service.

1.17 “Corporation” means General Re Corporation.

1.18 “Disability” means any physical or mental condition which renders the Participant incapable of performing the work for which the Participant was employed or similar work that qualifies the Participant for benefits under an Employer-sponsored long-term disability plan.

1.19 “Diversification Account” means a portion of the ESOP Account offering the investment options provided in Section 4.1 established pursuant to Section 16.15. For the avoidance of doubt, “Diversification Account” shall exclude that portion of the ESOP Account attributable to ESOP GEICO Allocations, the diversification of which is governed by Schedule IX to Appendix B to the Plan.

1.20 “Eligible Employee” means an Employee of an Employer. Notwithstanding the foregoing, a person shall not be considered an Eligible Employee if he (i) is a non-United States citizen who (a) is regularly employed outside the United States and (b) is temporarily assigned to an Employer in the United States or (ii) is part of a unit of Employees covered by a collective bargaining agreement between the Employer and the representative of such Employees unless such agreement provides otherwise.

1.21 “Employee” means any person who is employed by the Corporation or an Affiliated Company. Employee shall include any leased employee within the meaning of Section 414(n)(2) or Section 414(o) of the Code unless such leased employee is covered by a plan described in Section 414(n)(5) of the Code and unless such leased employees do not constitute more than 20% of the Employer’s non-Highly Compensated Employee workforce and, for purposes of determining eligibility for participation and vesting, all periods of service for the Corporation or an Affiliated Company including services performed during a period when such employee would have been a “leased employee” had he completed a one-year period of substantially full-time service, shall be counted as service for an Employer.

1.22 “Employer ESOP Contributions” means contributions made under Section 16.1.

1.23 “Employer” means the Corporation and any Participating Employer, as hereinafter provided in Section 14.1. In the event that an Employee shall at any time be employed by two or more Employers, the term Employer shall mean and include, with reference to such Employee, each of such companies acting independently of the others.

1.24 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All citations to sections of ERISA are to such sections as they may from time to time be amended or renumbered.

1.25 “ESOP Account” means the sum of a Participant’s ESOP Matching Allocations under Section 16.2, ESOP Retirement Allocations under Section 16.3, ESOP Bonus Allocations under Section 16.4, ESOP Profit-Sharing Contributions under Section 16.5, ESOP Discretionary USAU Allocations under Section 16.6, ESOP Supplemental Allocations under Section 16.7, ESOP Retirement USAU Allocations under Section 16.8, forfeitures allocated under Section 16.13, and earnings thereon. ESOP Account also means the ESOP Account established under Schedule IX to Appendix B which shall be governed by the provisions of Schedule IX.

1.26 “ESOP Matching Percentage” means, for each Plan Year, the average of the ratios (calculated separately for each Qualified Employee in a special group) of

(a) the amount of ESOP Matching Allocations and savings contributions (including, savings contributions made pursuant to Section 3.1 and 3.6 of the Plan), if any, made on behalf of, or by, each Qualified Employee for such Plan Year, to

(b) the Qualified Employee’s Compensation for such Plan Year.

1.27 “ESOP Stock” means Class B common stock of Berkshire Hathaway Inc. that, in accordance with Article XVI, is either (a) held in the Suspense Account, (b) contributed to the Plan by the Employer as an Employer ESOP Contribution, (c) purchased by the ESOP Trustee with that portion of an Employer ESOP Contribution that is made in cash and not applied toward payment of an Exempt Loan, or (d) allocated to ESOP Accounts.

1.28 “ESOP Trust” means the Trust established pursuant to Article X to hold the ESOP funds and other Plan assets.

1.29 “Exempt Loan” means any loan to the Plan by the Corporation or any loan to the Plan that is guaranteed by the Corporation that is intended to satisfy the requirements for the exemption from the excise tax imposed under Code Sections 4975(a) and (b) that is provided under Code Section 4975(d)(3). The requirements that each Exempt Loan must satisfy are more fully described in Section 16.10 of the Plan.

1.30 “Five Year Break-in-Service” means a period of 5 consecutive Vesting Computation Periods, beginning with the Vesting Computation Period in which the Participant incurs a Severance, during which the Participant is not an Employee on the last day of each Vesting Computation Period, without regard to Section 1.34.

1.31 “Former Participant” means any person who was at one time a Participant but who is no longer a Participant and who has not yet received a complete distribution from the Plan.

1.32 “Funds” means the investment funds provided for in Section 4.1 of the Plan.

1.33 “Highly Compensated Employee” means any Employee who

(a) was a 5% owner of the Employer at any time during the Plan Year or the preceding Plan Year; or

(b) for the preceding Plan Year had Compensation from the Employer in excess of $120,000 for the 2017 Plan Year, as adjusted from time to time thereafter in accordance with regulations of the Secretary of Treasury.

A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from Service or such Employee was a Highly Compensated Employee at any time after attaining age  55.

1.34 “Hour of Service” means:

(a) (1) Each hour for which an Employee is paid, or entitled to payment, by the Corporation or any Affiliated Company, for the performance of employment duties. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

(2) Each hour for which an Employee is paid or entitled to payments by the Corporation or any Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) in accordance with Department of Labor Regulation Section 2530.200b-2, which is incorporated herein by reference; provided, however, that no more than 501 Hours of Service are required to be credited under this Paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether such period occurs in a single compensation period); and

(3) Each hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Corporation or any Affiliated Company; provided, however, that credit shall not be given under this Paragraph (a)(3) if credit is already given for the same hours under Paragraphs (a)(1) or (2), above. These hours shall be credited to the Employee for computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(b) Employees paid on an hourly basis shall be credited with Hours of Service as provided in Paragraphs (a)(1), (2) and (3), above. Employees paid on a salaried basis and for whom actual time records are not kept shall be credited with 190 Hours of Service for each calendar month in which they must be credited with one Hour of Service under Paragraphs (a)(1), (2) and (3), above.

1.35 “Matching Contribution” means the Employer’s contribution made pursuant to Section 3.4.

1.36 “Matching Contributions Account” means that portion of a Participant’s Account attributable to Matching Contributions under Section 3.4 and includes the Participant’s Company Accounts as in effect in the Plan on June 30, 1984.

1.37 “Maternity/Paternity Leave” means a leave of absence granted to an Employee who leaves employment due to pregnancy of that Employee, birth of a child of the Employee, placement of a child with the Employee in connection with adoption of such child by the Employee, or caring for a child of the Employee immediately following such birth or placement for adoption. Such leave shall not be credited as provided in the Plan unless the Employee certifies to the Plan Administrator that such leave was taken for one of the permitted reasons.

For purposes of determining vesting and eligibility purposes whether an Employee on Maternity/Paternity Leave has incurred a Break-in-Service, an Employee on Maternity/Paternity Leave shall be treated as having completed, but only for purposes of determining whether a Break-in-Service has occurred, either (1) the number of hours that would have been credited but for the Maternity/Paternity Leave or (2) if such normal work hours are unknown, 8 Hours of Service for each normal workday during the leave, such total not to exceed 501 hours for any period. Such credit shall be given to the Employee either in the eligibility computation period or the Vesting Computation Period in which the absence begins for one of the permitted reasons (if necessary to prevent a Break-in-Service in that eligibility computation period or Vesting Computation Period) or in the following eligibility computation period or Vesting Computation Period.

1.38 “Participant” means an Eligible Employee participating in this Plan in accordance with its provisions.

1.39 “Participating Employer” means (a) any domestic corporation 50% or more of the voting stock of which is owned by the Corporation or (b) any Affiliated Company, in each case which adopts this Plan for its Employees with the approval of its board of directors and of the Committee. As a condition of participating in the Plan, a Participating Employer shall authorize the Board, the Committee and the Plan Administrator to act for it in matters arising under or with respect to the Plan and shall comply with such other terms and conditions as may be imposed by the Board or the Committee.

1.40 “Period of Severance” means the period of time between an Employee’s Severance and Reemployment Date.

1.41 “Plan” means the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan as described herein and as amended from time to time.

1.42 “Plan Administrator” means the Corporation.

1.43 “Plan Year” means the 12-month period commencing each January 1 and ending the following December 31.

1.44 “Qualified Employee” means an Eligible Employee who has met the requirements for eligibility to participate in the Plan under Article II to make savings contributions or salary deferral contributions under Article III.

1.45 “Quarter” means the three-month period beginning January 1, April 1, July 1 and October 1 of each Plan Year.

1.46 “Reemployment Date” means the first date following a termination of employment with respect to which an Employee is credited with an Hour of Service.

1.47 “Retirement” means the retirement of a Participant (a) prior to December 31, 2017, under the Employee Retirement Plan of General Re Corporation and its Affiliates (the “Retirement Plan”) or (b) on and after January 1, 2018, under the Berkshire Hathaway Consolidated Pension Plan (the “BHCPP”), or, in the case of a Participant who is not a Member of the Retirement Plan or the BHCPP, as applicable, the date of retirement if the Participant were a Member.

1.48 “Rollover Account” means that portion of an Eligible Employee’s Account credited with Rollover Contributions under Section 3.5.

1.49 “Rollover Contribution” means:

(a) all or any portion of an “eligible rollover distribution” (as that term is defined in Section 402(c)(4) of the Code) which is contributed to the Trust Fund within 60 days of receipt of the distribution from a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, including, without limitation, the trust established under the Retirement Plan or the BHCPP, as applicable. An eligible rollover distribution, for purposes of this Paragraph (a), shall not include any amount contributed on an after-tax basis by the Participant to the qualified trust described above; or

(b) an amount (described in Section 408(d)(3)(A)(ii) of the Code), which is contributed to the Trust Fund and represents all or any portion of the amount of the Eligible Employee’s distribution from an individual retirement account or individual retirement annuity (defined in Sections 408(a) and 408(b) of the Code, respectively), the value of which account or annuity is attributable solely to a rollover distribution received by such Participant from a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, and which amount is contributed to the Trust Fund within 60 days of receipt of the distribution from the Eligible Employee’s individual retirement account or annuity; or

(c) an amount of cash which qualifies as an “eligible rollover distribution” transferred directly from the trustee of a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code to the Trust Fund pursuant to Section 401(a)(31) of the Code. An eligible rollover distribution, for purposes of this Paragraph (c), shall include any amount contributed on an after-tax basis by the Participant to the qualified trust described above.

1.50 “Salary Deferral Account” means that portion of a Participant’s Account credited with salary deferral contributions under Section 3.2.

1.51 “Salary Deferral Contribution Limit” means, for any given Plan Year, the applicable dollar limitation on elective deferrals contained in Section 402(g)(1) of the Code for such Plan Year, as adjusted for Plan Years beginning after December 31, 2006 by the Secretary of the Treasury for cost of living under Section 402(g)(4) of the Code.

1.52 “Savings Account” means that portion of a Participant’s Account credited with savings contributions under Section 3.1 and includes the Participant’s Account as in effect in the Plan on June 30, 1984.

1.53 “Service” means the period of an Employee’s employment used in determining such Employee’s vesting and shall be determined as follows:

(a) Service prior to January 1, 1976, shall be determined in accordance with the provisions of the Plan as in effect on December 13, 1975.

(b) Service after January 1, 1976, means all Years of Service subject to Paragraph (g) below.

(c) Any Employee who leaves the active service of an Employer to enter a uniformed service of the United States of America shall be deemed to be on leave of absence during the period of Service in such uniformed service including any period after discharge from such uniformed service in which the Employee’s reemployment rights are guaranteed under the Uniformed Services Employment and Reemployment Rights Act of 1994, provided the Employee applied for reemployment or is reemployed by the Employer prior to the expiration of the latter period, and the period of such leave of absence shall be included in determining Service.

(d) A period of absence from employment (i) during which an Employee receives Compensation, (ii) during which an Employee receives payments under an Employer’s long-term disability plan or program, or (iii) which qualifies as leave under the Family and Medical Leave Act of 1993 shall be included in determining Service.

(e) After January 1, 1976, a leave or period of absence for which an Employee receives credit for Service shall be included in computing Hours of Service for purposes of Sections 1.34 and 2.2.

(f) The personnel records of the Corporation and the Participating Employers shall be conclusive evidence for the purpose of determining the Service of any and all Employees. The foregoing is subject to the provisions of Section 11.3(c) of the Plan.

(g) If a Participant incurs a Five Year Break-in-Service with respect to a contribution prior to becoming vested in such contribution pursuant to Section 6.2(b) and Section 16.13, the Participant shall forfeit all rights to such contribution, and Service after the Break-in-Service shall not count for purposes of Section 6.2(b) and Section 16.13 with respect to that contribution.

(h) Service for vesting and eligibility purposes shall also include Service with an Affiliated Company.

1.54 “Severance” means an Employee’s severance of employment with an Employer under any circumstances other than death, Disability, Retirement or transfer to an Affiliated Company. Effective January 1, 2009, a Participant who is performing service in the uniformed services (as defined in Chapter 43, Title 38, United States Code) while on active duty for a period of more than 30 days shall be treated as having incurred a Severance for purposes of eligibility to receive a distribution of his Account under Section 7.2 of the Plan.

1.55 “Sponsor Stock” means Shares of Class B common stock issued by Berkshire Hathaway Inc. that are publicly traded and that are “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA.

1.56 “Supplemental Additional Contributions” means the unmatched lump sum contributions Participants may make to their Savings Accounts as provided in Section 3.6.

1.57 “Suspense Account” means the account comprised of unallocated shares of ESOP Stock maintained in accordance with Section 16.12.

1.58 “Trustees” means the initial Trustees or any successor Trustees appointed and serving pursuant to the Plan.

1.59 “Trust Fund” means the assets of the Plan from time to time held by the Trustees.

1.60 “Valuation Date” means the last business day of each Plan Year and each business day of the year as of which the Trustees determine the value of the Funds and the ESOP Stock; provided, however, that for purposes of Section 16.2, ESOP Matching Allocations, Section 16.3, ESOP Retirement Allocations, Section 16.6, ESOP Discretionary USAU Allocations, Section 16.7, ESOP Supplemental Allocations, and Section 16.8, ESOP Retirement USAU Allocations, the last Valuation Date of a Plan Year shall be December 15 (unless December 15 is not a business day, in which case the last Valuation Date of the Plan Year shall be the last business day prior to December 15); provided further, that for purposes of Section 16.4, ESOP Bonus Allocations, and Section 16.5, ESOP Profit-Sharing Allocations, the last Valuation Date of the first Quarter of a Plan Year shall be March 15 (unless March 15 is not a business day, in which case the last Valuation Date of the first Quarter of a Plan Year shall be the last business day prior to March 15); and provided, further, that for purposes of Section 16.9, ESOP GEICO Allocations, the Valuation Date shall be determined in accordance with Schedule

IX to Appendix B to the Plan. Notwithstanding the foregoing, in accordance with Treasury Regulation section 54-4975-11(d)(5), in the case of a put option described in Section 16.14(c) involving a Participant who is a “disqualified person,” as defined in Code Section 4975(e)(2), the Valuation Date shall be the date of the transaction between the Plan and such Participant.

1.61 “Vesting Computation Period” means the 12 consecutive month period beginning on the date each Employee commences employment with an Employer and each anniversary of that date.

1.62 “Year of Service” means a Vesting Computation Period in which the Employee has 1,000 or more Hours of Service.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1 Voluntary Participation. Savings and salary deferral contributions under the Plan by Eligible Employees shall be entirely voluntary.

2.2 Eligibility.

(a) An Eligible Employee who is regularly scheduled to complete at least 1,000 Hours of Service per year (determined as of the Employee’s date of hire) shall be eligible to participate in the Plan as of his date of hire. All other Eligible Employees shall be eligible to participate in the Plan immediately following the end of the first Eligibility Computation Period in which the Employee had completed at least 1,000 Hours of Service.

(b) For purposes of this Section 2.2, the term “Eligibility Computation Period” shall mean the 12-month period beginning on the Employee’s employment commencement date or, in the case of an Employee who does not complete at least 1,000 Hours of Service during his initial Eligibility Computation Period, beginning with the Plan Year in which the initial Eligibility Computation Period ends, the Eligibility Computation Period shall be the Plan Year.

2.3 Reemployment. A reemployed Eligible Employee who was formerly a Participant, or who prior to termination of employment was eligible to participate in the Plan, shall be eligible to participate in the Plan as of his Reemployment Date. Such reemployed Eligible Employees shall be reenrolled in the Plan in accordance with the provisions of Section 2.4 as if the reemployed Eligible Employee first became an Eligible Employee upon his reemployment with an Employer. All other reemployed Eligible Employees shall be eligible to participate in the Plan as provided in Section 2.2.

2.4 Automatic Enrollment.

(a) Each Eligible Employee who first satisfies the eligibility requirements of Section 2.2 on or after July 1, 2004 and who does not timely make the election described in Paragraph (c) below, shall be automatically enrolled as a Participant as soon as administratively possible following the expiration of the 60-day election period described in Paragraph (c), but in no event later than the second payroll period following the expiration of such election period. Each such Participant who is automatically enrolled shall be deemed to elect salary deferral contributions under Section 3.2 at a rate of 6% of Compensation, which contributions shall be invested in the Fund described in the last Paragraph of Section 4.1 (relating to default investment elections) until such time as a change in investment election is received in accordance with Section 4.2.

(b) Notwithstanding Paragraph (a) above, in the event that, prior to the expiration of the 60-day election period described in Paragraph (c) below, an Eligible Employee affirmatively elects to make salary deferral contributions in accordance with Paragraph (c), such Eligible Employee shall be enrolled as a Participant as soon as administratively possible following the date that the Plan Administrator receives such election, but in no event later than the second payroll period following the Plan Administrator’s receipt of the election.

(c) An Eligible Employee shall be given an opportunity to affirmatively elect, on a form and in a manner prescribed by the Plan Administrator, to make no salary deferral contributions, or to make salary deferral contributions at the same or different rate (subject to the limitations set forth in Section 3.2) than the rate set out in Paragraph (a), or to elect in accordance with Section 4.1 to have his contributions invested in an alternate Fund or Funds then available under the Plan. In order to be effective with respect to the Eligible Employee’s initial enrollment, the election described in this Paragraph (c) must be made no later than the 60th day following the date such Eligible Employee first satisfies the eligibility requirements of Section 2.2.

(d) As soon as administratively possible following the date an Eligible Employee satisfies the eligibility requirements of Section 2.2, but in no event later than 21 days prior to the expiration of the 60-day election period described in Paragraph (c) above, the Plan Administrator shall notify in writing each Eligible Employee regarding such Eligible Employee’s automatic enrollment in the Plan, which notification shall explain the rights, privileges and duties of a Participant in the Plan, including the right to affirmatively elect under Paragraph (c) above to make no contributions, to contribute at the same or different rate, or to elect different investment Funds. The Plan Administrator shall determine the form and manner in which such notification and elections shall be accomplished, which may include notification and enrollment through written, telephonic and/or electronic media.

(e) Each Eligible Employee who first satisfied the eligibility requirements of Section 2.2 prior to July 1, 2004 and is not a Participant in the Plan as of July 1, 2004 may enroll as a Participant in accordance with the terms of the Plan as in effect on June 30, 2004.

(f) Notwithstanding the foregoing, beginning with the 2008 Plan Year, each Eligible Employee who is not a Participant in the Plan as of the last payroll period of the first Quarter of a Plan Year (including, without limitation, Eligible Employees who had previously made an affirmative election in accordance with Paragraph (c) above to make no salary deferral contributions) shall be automatically enrolled as a Participant effective as of the first payroll period of the second Quarter of such Plan Year, unless the Eligible Employee again affirmatively elects in accordance with Paragraph (c) above to make no salary deferral contributions. Each such Participant who is automatically enrolled in accordance with this Paragraph (f) shall be deemed to elect salary deferral contributions under Section 3.2 at a rate of 1% of Compensation, which contributions shall be invested in the Fund described in the last paragraph of Section 4.1 (relating to default investment elections) until such time as a change in investment election is received in accordance with Section 4.2. The Plan Administrator shall notify in writing each Participant to whom this Paragraph (f) applies of the automatic enrollment no later than 21 days prior to the date such enrollment is to take effect, which notification shall include the information described in Paragraph (d) above. Notwithstanding the election deadline set out in Paragraph (c) above, in order to be effective with respect to the first payroll period in which such automatic enrollment would otherwise take effect, the election described in this Paragraph (f) must be made no later than 10 days prior to the end of such payroll period.

2.5 Transfers to or from Non-Covered Status. If a Participant ceases to be employed by an Employer but continues to be an Employee of an Affiliated Company that is not an Employer, such Participant’s right to make or have contributions made on his behalf to the Plan shall be suspended. If during the period of suspension, the Participant’s employment with the Affiliated Company terminates for any reason, the applicable provisions of Article VII shall be observed. If and when a suspended Participant again is employed by an Employer and becomes an Eligible Employee, the suspended Participant shall be reenrolled in the Plan in accordance with the provisions of Section 2.4 as if the suspended Participant first became an Eligible Employee upon his reemployment with an Employer. In the event a collective bargaining agreement is entered into between an Employer and a representative for any unit of Eligible Employees, unless such agreement provides otherwise, such Eligible Employees who are not already Participants shall not be eligible to become Participants and such Eligible Employees who are already Participants shall be treated as Participants who cease to be employed by an Employer but continue to be an Employee of an Affiliated Company which is not an Employer.

2.6 Designation of Beneficiary. The Participant may designate one or more persons (which may be natural persons or trusts) to receive the death benefit described in Article VII. The beneficiary may be changed by the Participant at any time by signing and filing with the Plan Administrator a written notification of change of beneficiary on the form prescribed by the Plan Administrator. The last designation received by the Plan Administrator, or its representative, shall be controlling; provided, however, that no designation, or change thereof, shall be effective unless received by the Plan Administrator or its representative prior to the Participant’s death and, in no event, shall it be effective as of a date prior to such receipt. If a Participant does not designate a beneficiary, or if the designated beneficiary does not survive the Participant, the Participant’s estate shall be deemed the beneficiary.

Notwithstanding the foregoing, if a Participant is married, the spouse of the Participant shall be the Participant’s sole beneficiary unless the spouse of the Participant consents to the naming of another beneficiary. Such consent shall be in writing, shall acknowledge the effect of such consent and the specific non-spouse beneficiary, and shall be witnessed by the Plan Administrator or a notary public; provided, however, that if it is established to the satisfaction of the Plan Administrator that (a) the spouse of the Participant cannot be located, (b) there is no spouse, (c) the Participant is legally separated or has been abandoned and the Participant has a court order to such effect, or (d) such other situation as may be prescribed in regulations by the Secretary of the Treasury, such consent will not be required. If a spouse is legally incompetent to give such consent, the spouse’s legal guardian, even if the guardian is the Participant, may give such consent. Any such consent by the spouse shall be irrevocable as long as the Participant does not change such designation but shall only be effective with respect to the spouse who gives the consent. Once the spouse has consented, the Participant may change his beneficiary at any time by filing with the Plan Administrator a new proper consent of the spouse as set forth above. The requirement of the consent of a Participant’s spouse will end upon the earlier of the spouse’s death or the date of termination of such marriage by final decree of divorce or annulment unless a qualified domestic relations order (as defined in Section 414(p)(1) of the Code and Section 206(d) of ERISA) provides that the Participant’s former spouse shall be treated as a surviving spouse for purposes of determining survivor benefits.

If the Plan Administrator is in doubt as to the right of any person to receive any amount on account of the Participant’s death, the Plan Administrator may direct the Trustees to retain such amount without liability for any interest thereon, until the rights thereto are determined, or the Plan Administrator may direct the Trustees to pay such amount into any court of appropriate jurisdiction as part of an interpleader action and such payment shall be a complete discharge of the liability of the Plan and the Trust with respect thereto.

2.7 Continuance of Participation. Other than as provided in Article XIII of the Plan, each Participant’s participation shall continue, subject to Sections 2.5, 3.3 and 8.7, until the first to occur of the following events:

(a) death;

(b) Severance; or

(c) Retirement.

2.8 ESOP Participation.

(a) An Eligible Employee’s entitlement to receive ESOP Matching Allocations, ESOP Retirement Allocations, ESOP Bonus Allocations, ESOP Profit-Sharing Allocations, ESOP Discretionary USAU Allocations, ESOP Supplemental Allocations, ESOP Retirement USAU Allocations and ESOP GEICO Allocations for a Plan Year shall be determined in accordance with the provisions of Sections 16.2 through 16.9, respectively.

(b) Notwithstanding the foregoing, (i) only Employees of United States Aviation Underwriters, Inc. shall be eligible to receive ESOP Discretionary USAU Allocations under Section 16.6 and ESOP Retirement USAU Allocations under Section 16.8, (ii) Employees of General Re Financial Products Corporation and its subsidiaries shall not be eligible to receive ESOP Bonus Allocations under Section 16.4 or ESOP Profit-Sharing Allocations under Section 16.5, (iii) Employees of New England Asset Management, Inc. and its subsidiaries shall not be eligible to receive ESOP Profit-Sharing Allocations under Section 16.5 and (iv) only Employees of the GEICO Companies (as both terms are defined on Schedule IX to Appendix B to the Plan) shall be eligible to receive ESOP GEICO Allocations under Section 16.9.

ARTICLE III

CONTRIBUTIONS

3.1 Savings Contributions. For any Plan Year, each Participant may elect to contribute to such Participant’s Account any whole percentage not exceeding 16% of Compensation for such Plan Year. However, in no event shall the total annual contribution to a Participant’s Savings Account and Salary Deferral Account exceed, in the aggregate, 16% of Compensation for the Plan Year.

3.2 Salary Deferral Contributions. For any Plan Year, each Participant may elect to have allocated to such Participant’s Account the lesser of (i) any whole percentage not exceeding 16% of Compensation for such Plan Year or (ii) the Salary Deferral Compensation Limit for such Plan Year. Salary deferral contributions shall be subject to the following rules:

(a) A Participant’s regular basic salary or wages for a Plan Year shall be reduced by the amount of the allocation which the Participant elects for such Plan Year. All elections shall be made at the time, in the manner and subject to the conditions specified by the Plan Administrator, which shall prescribe uniform and nondiscriminatory rules for such elections.

(b) In any Plan Year in which the Actual Deferral Percentage for the group of Highly Compensated Employees, taking into account Qualified Employee elections, would be more than the greater of

(1) the Actual Deferral Percentage of all other Qualified Employees multiplied by 1.25, or

(2) the lesser of 2% plus the Actual Deferral Percentage of all other Qualified Employees or the Actual Deferral Percentage of all other Qualified Employees multiplied by 2,

then Excess Deferrals (as defined herein) shall be eliminated by reducing the deferral elections of the Highly Compensated Employees with the greatest amount of such deferrals to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the greater of (1) or (2). For purposes of this Section 3.2, “Excess Deferrals” shall mean, with respect to any Plan Year, the excess of (i) the aggregate amount of deferrals actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of deferrals that can be made without causing the Actual Deferral Percentage to exceed the greater of (1) or (2) determined by hypothetically reducing deferrals made by Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages. In the event that there are Excess Deferrals in respect of a Plan Year, the Plan Administrator shall direct the Trustee to distribute such Excess Deferrals to the affected Participants not later than the March 15th following the close of such Plan Year; except, however, that Excess Deferrals made on behalf of a Participant who is eligible to make Catch-Up Contributions under Section 3.11 in respect of such Plan Year shall be recharacterized as Catch-Up Contributions to the extent permitted under Section 414(v) of the Code, subject to the limitations set out in Paragraph (d) of Section 3.11. Distributions of Excess Deferrals in respect of a Plan Year shall include any income allocable to such amounts through the end of such Plan Year; except, however, that distributions of Excess Deferrals in respect of the 2006 and 2007 Plan Years shall, in accordance with Treasury Regulation Section 1.401(k)-2(b)(2)(iv), include income allocable to such amounts through the date of distribution.

The Plan Administrator shall use the Actual Deferral Percentage for the preceding Plan Year of all Qualified Employees who are not Highly Compensated Employees to determine the maximum Actual Deferral Percentage for the current Plan Year for the group of Qualified Employees who are Highly Compensated Employees.

(c) In no event shall the total annual contribution to a Participant’s Savings Account and Salary Deferral Account exceed, in the aggregate, 16% of such Participant’s Compensation for the Plan Year.

(d) Notwithstanding any other provision of this Plan, amounts held in the Participant’s Salary Deferral Account may not be distributable prior to the earlier of:

(1) Severance, Retirement, Disability or death;

(2) the attainment of age 59 1⁄2;

(3) termination of the Plan without establishment of a successor plan by the Employer or an Affiliated Company; or

(4) proven financial hardship as described in Section 8.5.

(e) In the event that the Salary Deferral Contribution Limit is exceeded by a Participant in respect of a Plan Year, then the Plan Administrator shall direct the Trustee to distribute the excess salary deferral contributions to the Participant no later than the April 15th following the close of such Plan Year; except, however, that excess salary deferral contributions made on behalf of a Participant who is eligible to make Catch-Up Contributions under Section 3.11 in respect of such Plan Year shall be recharacterized as Catch-Up Contributions to the extent permitted under Section 414(v) of the Code and Section 3.11 of the Plan. Distributions of excess salary deferral contributions in respect of a Plan Year shall include any income allocable to such amounts through the end of such Plan Year; except, however, that distributions of excess salary deferral contributions in respect of the 2007 Plan Year shall, in accordance with Treasury Regulation Section 1.402(g)-1(e)(5), include income allocable to such amounts through the date of distribution.

3.3 Changes and Suspensions of Savings and Salary Deferral Contributions.

(a) A Participant may change the rate of savings contributions, salary deferral contributions or Catch-up Contributions, or suspend all savings contributions, salary deferral contributions or Catch-Up Contributions, at any time. Any election to change or suspend contributions shall be effective as of the first payroll period that begins after the Participant notifies the Plan Administrator of such change. Such notification shall be made in the form and manner determined by the Plan Administrator, which may include notification through written, telephonic and/or electronic media. In the event a Participant suspends contributions, the Participant may not thereafter recommence contributions until the next payroll period after the payroll period in which the suspension became effective.

(b) Notwithstanding the foregoing, the rate of salary deferral contribution of each Participant who is making salary deferral contributions at a rate that is less than 6% of Compensation as of the last payroll period of the first Quarter of a Plan Year (beginning with the 2008 Plan Year) shall be automatically increased by 1% as of the first full payroll period of the second Quarter of such Plan Year, unless the Participant timely makes the election described in Paragraph (c) below.

(c) The Plan Administrator shall notify in writing each Participant to whom Paragraph (b) above applies of the automatic increase in the rate of his salary deferral contributions no later than 21 days prior to the date such increase is to take effect. Such notification shall explain the contribution increase, how the increased contribution will be invested and the Participant’s right to affirmatively elect, in accordance with Paragraph (a) of this Section 3.3, not to increase his salary deferral contributions (or to increase such contributions at a greater rate, up to Plan limits), and to elect in accordance with Sections 4.2 and 4.3 of the Plan to change his investment elections with respect to all future and prior contributions. In order to be effective with respect to the first payroll period in which such automatic increase in contribution rate would otherwise take effect, an election not to have the automatic increase take effect must be made no later than 10 days prior to the end of such payroll period.

3.4 Matching Contributions. The Employer shall not be obligated to make Matching Contributions with respect to savings and salary deferral contributions made after December 31, 1989. For the period commencing July 1, 1984 and ending December 31, 1989, the Employer was obligated to contribute to each Participant’s Account, subject to the requirements of Section 401(k)(3) of the Code, an amount equal to 75% of the amount of savings and salary deferral contributions, up to 6% of the Participant’s Compensation for the Plan Year, credited to the Participant’s Matching Contributions Account for the Plan Year.

3.5 Rollover Contributions.

(a) An Eligible Employee may, upon commencement of employment with an Employer and with permission of the Plan Administrator, make a Rollover Contribution to the Trust Fund, which contribution shall be credited to a Rollover Account established on behalf of the Eligible Employee. With the permission of the Plan Administrator, a Former Participant may make a Rollover Contribution of an eligible rollover distribution from the Retirement Plan or the BHCPP, as applicable, which Rollover Contribution will be credited to the Rollover Account established on behalf of such Former Participant.

(b) Rollover Contributions shall be treated in the same manner as all other contributions for purposes of investments under Article IV, for purposes of distributions under Article VII and for purposes of loans under Article IX.

(c) Rollover Contributions shall not be subject to Sections 3.1 or 3.2 nor shall the limitations of Section 3.2(b) in any way take into account Rollover Contributions. Rollover Contributions shall be treated along with other amounts for purposes of valuation under Section 5.2.

(d) The withdrawal provisions set forth in Section 8.2 shall apply to Rollover Contributions.

3.6 Supplemental Additional Contributions. Participants who have not made the maximum contributions to their Savings Accounts for all periods they were eligible to participate in the Plan (including periods they were ineligible to contribute to the Plan under Section 3.3, but excluding periods they were ineligible to contribute to the Plan under Section 8.7) may make Supplemental Additional Contributions to their Savings Accounts, subject to the limitations in Section 3.9. Supplemental Additional Contributions must be made in a lump sum and may not exceed 16% of a Participant’s Compensation for all periods such Participant was eligible to participate in the Plan (as provided above) less the amount of all savings contributions, including all Participant contributions such Participant has previously made to the Plan. Such payment must be made to the Plan Administrator at least two weeks prior to the beginning of a month, and the Plan Administrator shall credit Participants with the amount of such Supplemental Additional Contributions as of the first day of the month following the Plan Administrator’s receipt of such lump sum payment.

3.7 Remittance of Participant Contributions. A Participant’s contributions, other than Supplemental Additional Contributions and Rollover Contributions, shall be made by payroll deductions at the regular payroll periods applicable to the Participant and shall be remitted by the Employer to the Trustees as soon as such contributions can reasonably be segregated from the general assets of the Employer, but in no event later than the 15th business day of the month following the month in which such contributions are withheld or deducted. Such contributions shall be subject to Participant investment direction in accordance with Article IV.

3.8 Remittance of Employer Contributions. Salary deferral contributions and Catch-Up Contributions, if any, shall be remitted by the Employer to the Trustees as soon as such contributions can reasonably be segregated from the general assets of the Employer, but in no event later than the 15th business day of the month following the month in which the salary deferral contributions and Catch-Up Contributions are deducted and they shall be subject to Participant investment direction in accordance with Article IV, subject to the following:

(a) If any Employer is unable to make all or a portion of the contributions referred to in this Section 3.8 by reason of having insufficient current or accumulated profits, the Corporation shall make such contributions, in an amount equal to the salary deferral contribution and Catch-Up Contributions, if any, for each Employer out of its consolidated current or accumulated profits.

(b) If a Participant who has incurred a Severance is reemployed and becomes a Participant again, the Employer shall contribute to the Participant’s ESOP Account the amount of any Employer ESOP Contributions forfeited under Section 16.13 for which the Participant does not have a Five Year Break-in-Service, provided that prior to the earlier of five years from the Reemployment Date and the completion of a Five Year Break-in-Service the Participant refunds to the Participant’s Account the corresponding Participant contributions previously distributed.

3.9 Maximum Contribution. Notwithstanding anything contained herein to the contrary, the maximum Additions that may be contributed or allocated to a Participant’s Account under the Plan for any Plan Year shall not exceed the lesser of:

(a) the Defined Contribution Dollar Limitation (as defined below); or

(b) 100% of the Participant’s Compensation.

For purposes of this Section 3.9, the “Defined Contribution Dollar Limitation” shall mean $54,000 (for the 2017 Plan Year) subject to periodic adjustment by the Secretary of the Treasury for cost of living under Section 415(d) of the Code. In the event that the foregoing limitation is exceeded for any Plan Year beginning on and after January 1, 2008, the correction of such excess shall be made in a manner determined by the Plan Administrator pursuant to and in accordance with the Internal Revenue Service’s Employee Plans Compliance Resolution System. For excess amounts arising in Plan Years prior to January 1, 2008 due to either a reasonable error in estimating Compensation, the allocation of forfeitures, a reasonable error in determining the amount of deferrals or any other reason described in Treasury Regulation Section 1.415-(6)(b) as in effect prior to January 1, 2008, the Additions for a Participant shall be reduced in accordance with the following methods in the following order of hierarchy, but only to the extent necessary to comply with such limitation:

(i) the amount of Employer ESOP Contributions shall be held unallocated in a separate suspense account and shall be applied, as directed by the Plan Administrator in accordance with the provisions of Section 415 of the Code, as a credit to reduce Employer contributions for the next Plan Year and, in the event of termination of the Plan, shall be returned to the Employer. Employer ESOP Contributions shall be reduced, to the extent necessary, in the following order of hierarchy:

(A) ESOP Supplemental Allocations;

(B) ESOP Retirement Allocations;

(C) ESOP Matching Allocations;

(D) ESOP Profit-Sharing Allocations;

(E) ESOP Bonus Allocations;

(F) ESOP Discretionary USAU Allocations;

(G) ESOP Retirement USAU Allocations; and

(H) ESOP GEICO Allocations.

(ii) the amount of salary deferral contributions, and any earnings thereon, may be returned to the Participant (provided, however, that salary deferral contributions made on behalf of a Participant who is eligible to make Catch-Up Contributions under Section 3.11 in respect of such Plan Year shall be recharacterized as Catch-Up Contributions to the extent permitted under Section 414(v) of the Code, subject to the limitations set out in Paragraph (d) of Section 3.11, in lieu of being returned to the Participant); or

(iii) the amount of the Participant’s Supplemental Additional Contributions, if any, and any earnings thereon, may be returned to the Participant; or

(iv) the amount of the Participant’s savings contributions, if any, and any earnings thereon, may be returned to the Participant (provided, however, that salary deferral contributions made on behalf of a Participant who is eligible to make Catch-Up Contributions under Section 3.11 in respect of such Plan Year may be recharacterized as Catch-Up Contributions to the extent permitted under Section 414(v) of the Code and Section 3.11 of the Plan before any such salary deferral contributions).

If in any Plan Year no more than one-third of the allocations made under Article XVI are to the ESOP Accounts of Highly Compensated Employees, the limitations imposed by this Section 3.9 shall not apply to forfeitures under Section 16.13 or to contributions used to pay interest on an Exempt Loan.

In the case where this Plan and another qualified defined contribution plan of an Employer cover the same Participant and reductions in the Additions with respect to such Participant is necessary in order to comply with Section 415 of the Code, a reduction in the Participant’s Additions under such other defined contribution plan shall be made to the extent necessary to comply with Section 415 of the Code.

3.10 Contributions After Qualified Military Service Period. Notwithstanding any Plan provision to the contrary, a Participant who is reemployed after a Qualified Military Service Period (as herein defined) shall be eligible to make additional salary deferral contributions and savings contributions with respect to any Plan Year (or portion thereof) covered by such Qualified Military Service Period, provided that such contributions are made during a period which begins on the Participant’s reemployment date and ends on the date which is the earlier of (a) five years therefrom or (b) the date after reemployment which is equal to three times the duration of the Qualified Military Service Period. If such Participant would have been eligible to make Catch-Up Contributions under Section 3.11 with respect to any Plan Year covered by such Qualified Military Service Period, such Participant shall also be permitted to make additional Catch-Up Contributions during such period after reemployment. The maximum amount of such salary deferral contributions, Catch-Up Contributions and savings contributions may not exceed the amount that the Participant would have been permitted to make under Sections 3.1, 3.2 and 3.11 had he remained in employment during such Qualified Military Service Period. For purposes of computing the amount of such salary deferral contributions, Catch-Up Contributions and savings contributions, a Participant’s Compensation during such Qualified Military Service Period shall be deemed to be equal to the rate of Compensation he would have earned during such Period or, if this is uncertain, his average Compensation during the 12-month period immediately preceding such Period. Such Participant shall also be entitled to ESOP Matching

Allocations for such Period to the extent he actually makes the additional salary deferral contributions and/or savings contributions upon which such allocation or contribution, if any, is contingent. Such Participant shall also be entitled to receive ESOP Retirement Allocations, ESOP Profit-Sharing Allocations, ESOP Discretionary USAU Allocations, ESOP Supplemental Allocations, ESOP Retirement USAU Allocations and ESOP GEICO Allocations, if any, which he would have received had he remained employed during such Qualified Military Service Period. With respect to any contribution made under this Section 3.10, (i) no earnings (including dividends on ESOP Stock) shall be credited for any period before such contribution is actually made, and (ii) such contributions shall not be subject to any otherwise applicable limitation under Sections 401(a)(4), 401(k), 401(m), 402(g), 404(a) and 415 of the Code for the Plan Year in which such contributions are actually made, but shall be subject to the applicable limitations under such sections for the Plan Year(s) to which such contributions relate. The Plan Administrator may establish reasonable rules respecting the timing and manner in which such Participant may actually make such contributions and allow such Participant to direct the investment of such contributions as provided in Section 4.1. For purposes of this Section 3.10, a Qualified Military Service Period shall mean any time period of service in the uniformed services of the United States by a Participant if such individual is reemployed by the Employer on or after December 12, 1994 pursuant to rights under the Uniformed Services Employment and Reemployment Rights Act of 1994.

3.11 Catch-Up Contributions. For Plan Years beginning with the 2004 Plan Year, each Participant who meets the requirement of Paragraph (a) of this Section 3.11 may elect to have allocated to such Participant’s Catch-Up Contributions Account an amount of Catch-Up Contributions equal to any whole percentage of Compensation for such Plan Year as the Participant shall elect, subject to the limitations set forth in Paragraphs (c), (d) and (e) of this Section 3.11. For the 2002 and 2003 Plan Years, each Participant who met the requirement of Paragraph (a) of this Section 3.11 was permitted to elect to have allocated to his Catch-Up Contributions Account an amount of Catch-Up Contributions equal to any whole percentage not exceeding 25% of Compensation for such Plan Year, subject to the limitations set forth in Paragraphs (c) and (d) of this Section 3.11. Catch-Up Contributions shall be subject to the following rules:

(a) A Participant shall be eligible to elect to receive allocations of Catch-Up Contributions in respect of a taxable year only if (1) such Participant has attained (or will attain) age 50 on or before the last day of the Plan Year and (2) such Participant is eligible to make salary deferral contributions under Section 3.2 in respect of such year.

(b) A Participant’s regular base salary or wages for a Plan Year shall be reduced by the amount of Catch-Up Contributions which the Participant elects to have allocated to his Catch-Up Contributions Account for such Plan Year. All elections shall be made at the time, in the manner and subject to the conditions specified by the Plan Administrator, which shall prescribe uniform and nondiscriminatory rules for such elections.

(c) No amount may be allocated to a Participant’s Catch-Up Contribution Account in respect of a Plan Year unless the maximum salary deferral contributions under Section 3.2 have been allocated to a Participant’s Salary Deferral Account for such Plan Year. If a Participant has not been allocated the maximum salary deferral contributions under Section 3.2 for a Plan Year, Catch-Up Contributions made by such Participant in such Plan Year shall be recharacterized as salary deferral contributions for such Plan Year until the maximum amount of salary deferral contributions allowed under Section 3.2 has been allocated. Such recharacterized Catch-Up Contributions shall be treated as salary deferral contributions from the date they were made for all purposes under the Plan.

(d) In no event shall the amount allocated to a Participant’s Catch-Up Contributions Account in respect of a Plan Year exceed the Catch-Up Contributions Applicable Limit for such Plan Year. The Plan Administrator may, in its discretion, reduce at any time the rate at which any Participant may make Catch-Up Contributions to the Plan, or may require the Participant to discontinue all Catch-Up Contributions, in order to ensure that the limitations contained in this Paragraph (d) are met.

(e) Notwithstanding the foregoing, for Plan Years beginning with the 2004 Plan Year, in no event shall the amount allocated to a Participant’s Catch-Up Contributions Account in respect of a Plan Year exceed 100% of the Participant’s Compensation for such Plan Year, reduced by any salary deferral contributions and savings contributions under this Plan and any other elective deferrals or salary reduction contributions under all other plans, contracts or arrangements of an Employer. The Plan Administrator may, in its discretion, reduce at any time the rate at which any Participant may make Catch-Up Contributions to the Plan, or may require the Participant to discontinue all Catch-Up Contributions, in order to ensure that the limitations contained in this Paragraph (e) are met.

(f) In the event that limitations described in Paragraphs (d) or (e) of this Section 3.11 are exceeded in respect of a Participant for a Plan Year, then the Plan Administrator shall direct the Trustee to distribute the excess Catch-Up Contributions, and any income attributable to such contributions, to the Participant in accordance with the procedures set forth in Section 414(v) of the Code and the regulations thereunder.

(g) Notwithstanding any other provision of this Plan, amounts held in the Participant’s Catch-Up Contribution Account may not be distributable prior to the earlier of:

(1) Severance, Retirement, Disability or death;

(2) the attainment of age 59 1⁄2;

(3) termination of the Plan without establishment of a successor plan by the Employer or an Affiliated Company; or

(4) proven financial hardship as described in Section 8.5.

(h) Notwithstanding anything in the Plan to the contrary, amounts allocated to a Participant’s Catch-Up Contributions Account shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) and 416, as applicable, by reason of allocating such Catch-Up Contributions.

ARTICLE IV

INVESTMENTS

4.1 Investment of Contributions. Upon initial enrollment in the Plan, a Participant’s contributions shall be invested in accordance with the provisions of Section 2.4. Notwithstanding the foregoing, subject to Section 4.4, a Participant may direct at the time he first becomes a Participant that all contributions, other than Employer ESOP Contributions not transferred to a Diversification Account, made to the Participant’s Account shall be invested in one, or a combination of, the Funds then available under the Plan. The Plan Administrator, in its discretion, is authorized to select Funds to be available under the Plan, and to offer additional Funds and/or delete existing Funds from time to time. Funds to be available under the Plan shall be selected from one or more of the following categories of investment options:

(a) Securities issued by investment companies advised by Fidelity Management & Research Company (“Mutual Funds”);

(b) Securities issued by investment companies other than Fidelity Management & Research Company (“Non Fidelity Mutual Funds”);

(c) Sponsor Stock;

(d) Notes evidencing loans to Participants in accordance with the terms of the Plan; and

(e) Guaranteed investment contracts chosen by the Trustees.

Investments in Sponsor Stock shall be made via the Berkshire Hathaway Class B Stock Fund, which shall consist of shares of Class B common stock of Berkshire Hathaway Inc. and such short-term liquid investments as are necessary to satisfy the Fund’s cash needs for transfers and payments.

Effective January 1, 2008, if any Participant fails to elect an investment vehicle for any monies, such monies shall be invested in the Fidelity Balanced Fund. If the Fidelity Balanced Fund is not then an available Fund under the Plan, the Plan Administrator shall select an alternate default Fund from the balanced funds then available, with similar investment objectives and risk and return policies. Prior to January 1, 2008, the default investment Fund under the Plan was the Fidelity Retirement Money Market Trust.

Effective December 31, 2017, a Participant’s ESOP GEICO Allocations shall be invested as provided in Schedule IX to Appendix B to the Plan.

4.2 Change in Investment Election for Future Contributions. The investment election made by or on behalf of a Participant pursuant to Sections 2.4 or 4.1 shall continue in effect until changed by the Participant. A Participant may change an investment election in any of the Funds, with respect to all future contributions made to a Participant’s Account (subject to the provisions of Section 4.4), on any business day by giving telephone instructions to the Trustees by use of the telephone exchange system maintained for such purposes by the Trustees or their agents. Telephone instructions received before 4:00 p.m. eastern time of a business day shall be deemed received on that date and telephone instructions received on or after that time shall be deemed received on the next business day. Such change shall be effective for all monies received by the Trustees after the receipt of such notice.

Changes in investment election hereunder may be made as often as desired by the Participant, subject to any reasonable restrictions imposed by the Plan Administrator on a uniform and non-discretionary basis.

4.3 Change in Investment Election for Prior Contributions. A Participant may change (subject to the provisions of Section 4.4) the investment of the Participant’s interest in any of the Funds to one or more other Funds to be effective as of any business day by giving telephone or internet instructions to the Trustees by use of the telephone exchange system or website maintained for such purposes by the Trustees or their agents. Instructions received before 4:00 p.m. eastern time of a business day will be executed on that day. Instructions received on or after 4:00 p.m. eastern time will be executed on the next business day.

Such change in investment may be made by a Participant as often as desired by the Participant, subject to such reasonable restrictions as may be imposed by the Plan Administrator on a uniform and non-discriminatory basis and such other restrictions as may be set out in the trust agreement for the Plan or in the prospectuses of the various Funds.

4.4 Investment Percentages. The investment of future contributions made to a Participant’s Account or the changing of the Participant’s or Former Participant’s investment election with respect to any prior contributions shall be made in multiples of 5%.

4.5 Loans. Participants may receive loans from their Salary Deferral Accounts under the provisions of Article IX. A loan to a Participant shall be considered an earmarked investment of such Participant’s Account and shall reduce the amount invested in the Funds. Repayment of a loan shall reduce the amount of the loan investment and shall be invested in accordance with the Participant’s then current investment election or, in the case of a Former Participant, in accordance with the Former Participant’s then current investment allocation; except, however, that in the case of a Former Participant who ceased to be an Employee on or before December 21, 1998, no loan repayment shall be invested in the Berkshire Hathaway Class B Stock Fund. Loans and loan repayments shall not be treated as elections or changes under Sections 4.1, 4.2 and/or 4.3.

4.6 ERISA Section 404(c) Plan. The Plan (other than the portion of the Plan comprised of Employer ESOP Contributions not transferred to a Diversification Account or to a Diversification Account established under Schedule IX to Appendix B to the Plan) is intended to constitute a plan described in Section 404(c) of ERISA and Department of Labor regulation Section 2550.404c-1 that provides for individual accounts and permits a Participant or beneficiary to exercise investment control over the assets in his Account.

ARTICLE V

PARTICIPANTS’ ACCOUNTS

5.1 Individual Accounts for Each Participant. The Plan Administrator or, if the Plan Administrator so determines, the Trustees, shall maintain an Account for each Participant having an amount to the Participant’s credit in the Trust Fund. Each Account shall be subdivided into separate portions reflecting the Participant’s Savings Account, Salary Deferral Account, Matching Contributions Account, Rollover Account, Catch-Up Contribution Account and such other accounts as may be from time to time by the Plan Administrator (collectively, the “Sub-Accounts”). Such separate portions of each such Account shall be further divided in order to credit thereto investments elected by the Participant in the various Funds. An additional ESOP Account, including a Diversification Account, if applicable, shall be maintained for Participants credited with allocations under Article XVI and Schedule IX to Appendix  B of the Plan.

5.2 Valuation of Funds. The Plan Administrator shall cause the Trustees to value separately the Funds described in Section 4.1 and Exhibit B to Schedule IX to Appendix B to the Plan as of each Valuation Date by determining the net fair market value of the Trust Fund’s assets then held in each of the Funds. The Berkshire Hathaway Class B Stock Fund shall be measured in units of participation, rather than shares of stock. Such units shall represent a proportionate interest in all of the assets of the Fund, which include shares of Class B common stock of Berkshire Hathaway Inc., short-term investments and, at times, receivables for dividends and/or stock sold, and payables for stock purchases. A Net Asset Value (“NAV”) per unit will be determined for each Valuation Date for each unit outstanding of the Berkshire Hathaway Class B Stock Fund.

5.3 Valuation of Accounts. The difference between the value of each Fund on any Valuation Date and its value as of the last preceding Valuation Date shall be credited or debited, as the case may be, to the Account of each Participant. Taxes, if any, of any kind which are levied or assessed on any assets held or income received by the Trustees shall be charged appropriately against Participants’ Accounts as determined by the Plan Administrator.

5.4 Statement of Participant’s Accounts. The Trustees shall, as soon as practicable after the end of each Plan Year, deliver or mail to each Participant and Former Participant a statement setting forth the value of the Participant’s or Former Participant’s Account with respect to investment in the Funds, reflecting separately amounts contributed to each of the Participant’s or Former Participant’s Sub-Accounts as of the end of such Plan Year. To the extent permitted by law, such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Trustees within 30 days after its mailing to the Participant or Former Participant. The Trustees shall deliver or mail to each Participant and Former Participant such additional interim statements as they shall deem, in their sole discretion, to be appropriate.

ARTICLE VI

VESTING

6.1 Vesting in Savings Accounts, Salary Deferral Accounts, Catch-Up Contributions Accounts, Matching Contributions Accounts and Rollover Accounts. Participants shall at all times be fully (100%) vested in their Savings Accounts, Salary Deferral Accounts, Catch-Up Contributions Accounts, Matching Contributions Accounts and Rollover Accounts.

6.2 Vesting in ESOP Accounts.

(a) Participants shall be fully (100%) vested in their ESOP Accounts upon Retirement, death prior to Severance or attainment of age 65, regardless of the number of Years of Service completed at such time.

(b) Participants shall be vested in their ESOP Accounts in an amount equal to the vested percentage of the ESOP Accounts determined in accordance with the following schedule:

Years of Service	Vested Percentages
Less than 2	0%
2	50%
3	75%
4 or more	100%

A Participant who incurs a Disability or a Severance with a zero vested percentage in his ESOP Account shall be deemed to have received, on his Disability or Severance date, a distribution from his ESOP Account equal to zero dollars.

(c) This Section 6.2 shall not apply to ESOP GEICO Allocations under Section 16.9 and, instead, the ESOP GEICO Allocations shall be vested in accordance with Schedule IX to Appendix B to the Plan.

6.3 Office Closing or Relocation. In the event that (a) an Employer closes an office, or relocates an office to a location which is 25 or more miles distant from the former office location, and (b) a Participant suffers a Severance which is due to such closure or relocation and which occurs not later than six months immediately following such closure or relocation, and (c) such Severance occurs not more than two months immediately prior to such closure or relocation, the entire balance of the ESOP Account of such Participant, as of the Valuation Date next preceding or coinciding with the effective date of such Participant’s Severance due to such closure or relocation, shall fully vest.

ARTICLE VII

TERMINATION OF PARTICIPATION AND DISTRIBUTIONS

7.1 Death While Employed, Disability or Retirement. A Participant’s participation in the Plan shall terminate upon the occurrence of any one of the following events:

(a) The Participant’s death prior to Severance or Retirement;

(b) The Participant’s Disability; or

(c) The Participant’s Retirement.

In such event, the Participant, or as appropriate, the Participant’s beneficiary, upon proper proof of the Participant’s death in a form satisfactory to the Plan Administrator, shall be paid the entire amount of the Participant’s Account, as set forth in Section 7.4, valued as of the Valuation Date coinciding with or immediately following the occurrence of such event, including any amounts subsequently credited to such Participant’s Account.

Notwithstanding the foregoing, in the case of a Participant who, on or after January 1, 2007, dies while performing “qualified military service” (as defined in Section 414(u) of the Code), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) that would have been provided under the Plan had the Participant resumed employment and then terminated employment on account of death.

7.2 Severance. In the event of Severance, the Participant shall be entitled to be paid, in accordance with Section 7.4, the entire amount of the Participant’s Savings, Salary Deferral, Matching Contribution and Rollover Accounts and the vested portion, if any, of the ESOP Account, valued as of the Valuation Date coinciding with or immediately following the date of Severance, including any amounts subsequently credited to such Account.

7.3 Death After Severance, Disability or Retirement. If a Former Participant shall die after Severance, Disability or Retirement, upon receipt of proof of death satisfactory to the Plan Administrator, there shall be paid to such Former Participant’s beneficiary the amount remaining in the Participant’s Account as of the date of death.

Notwithstanding the foregoing, in the case of a Participant who, on or after January 1, 2007, dies while performing “qualified military service” (as defined in Section 414(u) of the Code), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) that would have been provided under the Plan had the Participant resumed employment and then terminated employment on account of death.

7.4 Method of Payment.

(a) Subject to Section 16.14(b) in the case of a Participant’s ESOP Account, when the value of a Participant’s Account is to be distributed to the Participant or to such Participant’s beneficiary, the Participant shall be entitled to receive an amount in cash equal to the value, as of the Valuation Date coinciding with or immediately following the effective date of the events set forth in Section 7.1, of the Account to be so paid.

(b) All payments required to be made under the Plan shall be made in one of the following methods, as elected by the Participant in a written notice filed with the Plan Administrator:

(1) in cash, in a lump sum within 60 days (or later if requested by the Participant) after the occurrence of the event giving rise to such payment or of the appropriate Valuation Date, whichever is later; provided, however, that a Participant may elect to receive the portion of his Account invested in the Berkshire Hathaway Class B Stock Fund in shares of Sponsor Stock and may elect pursuant to Section 16.14(b) to receive the value of his ESOP Account in ESOP Stock; or

(2) if termination of employment is other than by way of a Severance, in cash (subject to the Participant’s right to elect to receive Sponsor Stock or ESOP Stock, as described in Paragraph (1) above) in a series of approximately equal installments, payable at such time and in such amounts (subject to such uniform rules as may be established under Section 11.3(b)) as the Participant shall determine over a period of not more than 15 years.

(c) Upon the death of any Participant who has a balance remaining in the Participant’s Account, other than a Participant then receiving installment payments, the Trustees, pursuant to directions from the Plan Administrator, shall pay the balance in such Account to the Participant’s beneficiary determined in accordance with Section 2.6. Payment shall be made in a lump sum unless the beneficiary elects to receive payment in approximately equal monthly or annual installments for a period not to extend beyond five years from the Participant’s death; provided, however, that if the beneficiary is not the Participant’s spouse, a “designated beneficiary within the meaning of Section 409(a)(9)(E) of the Code and Treasury Regulation Section 1.401(a)(9)-4, such beneficiary may elect to receive payments in approximately equal monthly or annual installments over a period not to extend beyond the shorter of the life expectancy of such beneficiary and 15 years. Upon the death of any Participant who is receiving any installment payments at the time of such Participant’s death, the remaining installments shall be continued to such Participant’s beneficiary, unless the beneficiary elects to receive such remaining installments in a lump sum. Such elections shall be made in accordance with procedures prescribed by the Plan Administrator. In the event the beneficiary dies before full payment has been made, the balance remaining shall be paid in a lump sum to the beneficiary’s estate.

(d) If an installment method of payment is elected, so much of the aggregate amount payable as may, from time to time, be held in the Participant’s Account shall be invested by the Trustees in the Fidelity Retirement Money Market Trust (or such other alternate default Fund selected by the Plan Administrator pursuant to Section 4.1).

7.5 Limitations on Payment. Notwithstanding any other provision of this Plan, the Plan Administrator shall direct the settlement of any Participant’s Account having an aggregate balance of less than the Mandatory Distribution Threshold by the payment of one lump sum.

Notwithstanding the foregoing, no such lump sum distribution may be made after the commencement of payments from the Participant’s Account unless the Participant and his spouse (or, in the case of a deceased Participant, the surviving spouse) consent in writing to such distribution. Any distribution to a Participant whose Participant’s Account exceeds the Mandatory Distribution Threshold shall require such Participant’s consent if the distribution commences prior to the later of his normal retirement age under the Retirement Plan or the BHCPP, as applicable, or age 62. No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the optional forms of benefit under the Plan and has been informed of his right to defer receipt (including, effective January 1, 2007, a description of the consequences of the Participant’s failing to defer such receipt), and such notice is provided no less than 30 days nor more than 180 days (90 days for distributions commencing before January 1, 2007) before the “annuity starting date” (i.e. the first day on which all events have occurred which entitle the Participant to such benefit); provided, however, that such distribution may commence less than 30 days after such notice is given provided the Plan Administrator clearly informs the Participant that he has the right to a period of at least 30 days after receiving the notice to consider his decision and the Participant, after receiving the notice, affirmatively elects to receive his distribution.

The term “Mandatory Distribution Threshold” for purposes of this Section 7.5 means (i) for Plan Years beginning on or after January 1, 2005, $1,000, determined by including amounts, if any, in the Participant’s Rollover Account and any earnings allocable thereto and (ii) for Plan Years beginning prior to January 1, 2005, $5,000, determined without regard to amounts, if any, in the Participant’s Rollover Account and any earnings allocable thereto.

7.6 Commencement of Distribution. Commencement of distributions shall be in accordance with the following rules:

(a) Except as provided in Subsections 7.6(b), (c) and (d) and Section 7.7, distributions shall commence not later than the end of the Quarter following the Quarter in which the following events occur:

(1) For distributions on account of Retirement, the Participant’s Retirement.

(2) For distributions on account of Disability, the Plan Administrator receives satisfactory evidence of the Participant’s Disability.

(3) For distributions on account of death, the Plan Administrator receives satisfactory evidence of the death of the Participant.

(4) For distributions for reasons other than Retirement, death or Disability, the Participant has a date of Severance.

(b) A Participant may elect to delay commencement of distributions beyond the time at which distribution would commence in accordance with Section 7.6(a) except as limited by Section 7.7. In the event of such delay, the Participant’s Account will be valued as of the Valuation Date immediately preceding the date on which distribution is to commence. A Participant may, at any time prior to commencement of distribution, modify such election and make a new election in accordance with this Subsection 7.6(b).

(c) Unless a Participant otherwise elects, commencement of distributions will begin no later than the 60th day after the latest of the close of the Plan Year in which occurs:

(1) the date on which a Participant attains age 65;

(2) the 10th anniversary of the year in which a Participant commenced participation in the Plan; or

(3) the Participant’s termination of employment with the Employer.

(d) If the amount of payment required to commence by a certain date in accordance with the Plan cannot be ascertained by such date, or if it is not possible to make payment on such date because the Plan Administrator has been unable to locate the Participant or beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan, or the date on which the Participant (or beneficiary) is located (whichever is applicable).

7.7 Required Minimum Distributions. Notwithstanding the foregoing, the payment of benefits must commence prior to the Required Distribution Date. For Participants who attain age 70 1⁄2 after December 31, 1998, the “Required Distribution Date” means the April 1st immediately following the calendar year in which occurs the later of (i) a Participant’s Retirement (ii) attainment of age 70 1⁄2, provided, however, if a Participant is a 5% owner (as defined in Section 416 of the Code), it means the April 1st immediately following the end of the calendar year in which he attains age 70 1⁄2. For Participants who attain age 70 1⁄2 prior to December 31, 1998, the “Required Distribution Date” means the April 1st immediately following the calendar year in which the Participant attains age 70 1⁄2.

Notwithstanding any provision of the Plan to the contrary, with respect to distributions under the Plan made on or after July 16, 2001 for calendar years beginning on or after January 1, 2001, the Plan applied the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the “2001 Proposed Regulations”). If the total amount of required minimum distributions made to a Participant for 2001 prior to July 16, 2001 were equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions were made for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to July 16, 2001 were less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date was determined so that the total amount of required minimum distributions for 2001 was the amount determined under the 2001 Proposed Regulations.

Effective January 1, 2003, distributions under the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the final regulations under Section 401(a)(9) that were promulgated on April 16, 2002.

Notwithstanding the foregoing, a Participant or his designated beneficiary who would have been required to receive required minimum distributions (within the meaning of Section 401(a)(9) of the Code) for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and his beneficiary, or for a period of at least 10 years, will not receive those distributions for 2009 unless the Participant or designated beneficiary elects to receive such distributions. Participants and designated beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

7.8 Payments Only From Trust Fund. All benefits of the Plan shall be payable solely from the Trust Fund and the Employer shall have no liability or responsibility therefor, other than its obligation to make contributions to the Trust Fund to the extent provided in the Plan.

7.9 Procedure. The Plan Administrator may make such reasonable rules or rulings governing the procedure for payments of benefits, proof or claims to benefits, and disposition of unclaimed or improperly claimed funds as may be in the interest of convenient administration, but such rules shall not be contrary to any provision of the Plan and shall be uniform and non-discriminatory in their application.

7.10 Withholding on Distributions. Distributions under this Article VII shall be subject to federal income tax withholding as prescribed in Section 3405 of the Code and the Regulations thereunder.

7.11 Payment Restrictions. Notwithstanding any provisions of the Plan to the contrary, no payment option may permit:

(a) Any benefit under the Plan to be payable over a period of time which is greater than the life expectancy, or lifetime, of the Participant or the life expectancy, or lifetimes, of such Participant and his designated beneficiary, or

(b) In the event of the death of the Participant after distribution has commenced but before complete distribution has been made, the remaining benefit to be paid under a method of distribution less rapid than the method of distribution being used prior to such Participant’s death, or

(c) In the event of the death of a Participant before the distribution of his benefit has commenced, any interest of the Participant to be distributed later than five years after the death of such Participant.

The 5-year distribution rule set forth in Paragraph (c) above shall not apply to any portion of the deceased Participant’s benefit that is payable to or for the benefit of a designated beneficiary. In such event, such portion may be distributed over the life of such beneficiary (or over a period not extending beyond the life expectancy of such beneficiary) provided such distribution begins not later than one year after the date of the Participant’s death (or such later date as may be prescribed by Treasury regulations), or, in the event the Participant’s spouse is his designated beneficiary, such distribution commences on or before the later of (i) the date required for all designated beneficiaries, or (ii) the date the deceased Participant would have attained age 70 1⁄2. If the surviving spouse dies before distribution to such spouse commences, then the five year distribution requirement of Paragraph (c) shall apply as if the spouse was the Participant.

For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse (other than the case of a life annuity) may be re-determined but not more frequently than annually, in accordance with such rules as may be prescribed by Treasury Regulations.

7.12 Direct Rollovers. Notwithstanding any provision of this Plan to the contrary, a Distributee (as defined herein) may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or part of any amount distributable under the Plan that qualifies as an “eligible rollover distribution” paid by a direct rollover to a specified “eligible retirement plan.” For purposes of this Section, an “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the Participant under the Plan, other than (a) a required distribution under Section 7.7, (b) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his designated beneficiary, or for a specified period of 10 years or more, (c) any distributions made on account of financial hardship under Section 8.5, or (d) the portion of any distribution that is not includible in gross income (determined without regard to the exclusions from income described in Section 402(c)(1) of the Code), except, however, that a distribution described in this clause (d) shall qualify as an eligible rollover distribution if, and only if, such portion is transferred in a direct rollover distribution to either (i) an individual retirement account or annuity described in Sections 408(a) or (b) of the Code (other than an endowment contract) or (ii) a qualified trust described in Code Section 401(a) or an annuity contract described in Code Section 403(b) and such trust or contract provides for separate accounting of amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not includible. Also for purposes of this Section, an “eligible retirement plan” is any of the following plans, provided such plan accepts eligible rollover distributions: (a) a qualified trust described in Code Section 401(a), (b) an annuity plan described in Code Section 403(a), (c) an annuity contract described in Code Section 403(b), (d) an individual retirement account described in Code Section 408(a), (e) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract) or (f) an eligible deferred compensation plan under Code Section 457(b) that is maintained by a state or a political subdivision of a state. The above definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a “qualified domestic relations order” (as defined in Section 414(p) of the Code). In the case of a non-spouse beneficiary of a deceased Participant, an “eligible retirement plan” shall include only (i) an individual retirement account described in Code Section 408(a) or (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), established for the purpose of receiving the eligible rollover distribution on behalf of such non-spouse beneficiary.

The term “Distributee” for purposes of this Section 7.12 means a Participant or Former Participant and his (i) surviving spouse, (ii) former spouse who is an alternate payee under a “qualified domestic relations order” (as defined in Section 414(p) of the Code) or (iii) effective for eligible rollover distributions made on or after January 1, 2007, the non-spouse beneficiary of a deceased Participant who is considered a “designated beneficiary” within the meaning of Section 401(a)(9)(E) of the Code, with respect to such spouse’s, former spouse’s or non-spouse beneficiary’s distributable interests under the Plan.

A direct rollover distribution may be made less than 30 days after the Distributee is informed of his right to elect such a distribution, provided that the Committee clearly informs the Distributee that he has a right to a period of at least 30 days after being so notified to make such election and the Distributee affirmatively elects such direct rollover distribution.

ARTICLE VIII

WITHDRAWALS

8.1 Withdrawals from the Savings Account. A Participant may make withdrawals from the Participant’s Savings Account of all or a portion of the balance of such Savings Account by requesting such withdrawal from the Plan Administrator on the form and in the manner prescribed by the Plan Administrator for this purpose, which may include utilization of written, telephonic, and/or electronic media. Withdrawals can be made on any day of the month and there is no limit to the number of withdrawals a Participant may request. Withdrawals will be processed and paid out within fifteen days after the withdrawal request is received by the Plan Administrator. Withdrawals under this Section 8.1 shall be subject to the requirements of Section 8.6.

8.2 Withdrawals from the Rollover Account. A Participant who has made a complete withdrawal from the Participant’s Savings Account may, in the manner prescribed in Section 8.1, make withdrawals from the Participant’s Rollover Account of all or a portion of the balance of such Rollover Accounts. Withdrawals under this Section 8.2 shall be subject to the requirements of Section 8.6.

8.3 Withdrawals from the Matching Contributions Account. A Participant who has made the maximum withdrawals permitted under Sections 8.1 and 8.2 may, in the manner prescribed in Section 8.1, make withdrawals from the Participant’s Matching Contribution Account of all or a portion of the balance of such Matching Contributions Account. Withdrawals under this Section 8.3 shall be subject to the requirements of Section 8.6.

8.4 Withdrawals from the Salary Deferral Account and Catch-Up Contribution Account After Age 59 1⁄2. A Participant who has attained age 59 1⁄2 and who has made the maximum withdrawals permitted under Sections 8.1, 8.2 and 8.3, may, in the manner prescribed in Section 8.1, make withdrawals from the Participant’s Salary Deferral Account and/or Catch-Up Contributions Account of all or a portion of the balances of such Salary Deferral Account and/or Catch-Up Contributions Account.

8.5 Hardship Withdrawals. Upon the application of any Participant who has made the maximum withdrawals permitted under Sections 8.1, 8.2 and 8.3, the Plan Administrator, in accordance with a uniform nondiscriminatory policy, may at any time, in his discretion, permit such Participant to withdraw all or a portion of such Participant’s ESOP Account and, if that has been completely withdrawn (or has no positive value), all or a portion of such Participant’s Salary Deferral Account and/or Catch-Up Contribution Account (exclusive of any earnings credited to such Salary Deferral Account and/or Catch-Up Contribution Account), if the withdrawal both (a) is made on account of an immediate and heavy financial need of the Participant and (b) is necessary to satisfy such need.

A Participant making an application under this Section 8.5 shall have the burden of presenting to the Plan Administrator evidence of such immediate and heavy financial need and of the necessity of such withdrawal to satisfy such need, and the Plan Administrator shall not permit withdrawal under this Section without first receiving such evidence.

The following expenses shall be deemed to be on account of an immediate and heavy financial need of a Participant:

(a) Medical expenses of the Participant, the Participant’s spouse, any child or dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) of the Participant or, effective January 1, 2007, the Participant’s beneficiary designated in accordance with Section 2.6, that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) and amounts necessary to obtain medical care;

(b) Purchase (excluding mortgage payments) of a principal residence for the Participant;

(c) Payment of tuition (including room and board) and related educational fees for up to the next 12 months of post-secondary education of the Participant, the Participant’s spouse or any child or dependent (as defined in Code Section 152), without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)), of the Participant or, effective January 1, 2007, the Participant’s beneficiary designated in accordance with Section 2.6;

(d) Payment to prevent the eviction of the Participant from his principal residence or the foreclosure of a mortgage on the Participant’s principal residence;

(e) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or any dependents (as defined in Code Section 152, without regard to Section 152(b)(1)) or, effective January 1, 2007, the Participant’s beneficiary designated in accordance with Section 2.6;

(f) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(g) Any other expense determined by the Commissioner of Internal Revenue to be an immediate and heavy financial need by published ruling, notice or other document of general applicability.

A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all the following conditions are satisfied:

(a) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant, including amounts necessary to pay taxes or penalties reasonably expected to result from the distribution;

(b) The Participant has made all allocable withdrawals, other than a hardship withdrawal, and obtained all non-taxable loans then available under the Plan, and all other plans of the Employer and all Affiliated Companies in which he participates; and

(c) The Participant will be prohibited from making employee contributions, salary deferral contributions and catch-up contributions (as described in Section 414(v) of the Code) to any plan of the Employer or any Affiliated Company for at least six months from the date of the withdrawal.

If a Participant’s application for hardship withdrawal is approved, the Plan Administrator shall then instruct the Trustees to make payment of the approved amount of the hardship withdrawal to the Participant. Such payment shall be made from such Participant’s ESOP Account and, if necessary, from such Participant’s Salary Deferral Account and/or Catch-Up Contributions Account. Hardship withdrawals shall also be governed by the rules of Section  8.6.

8.6 Rules Governing Withdrawals. Withdrawals under Sections 8.1, 8.2, 8.3, 8.4 and 8.5 shall be subject to the following requirements:

(a) For purposes of withdrawals under this Article VIII, the Participant’s Account shall be deemed not to include the amount of any outstanding loan to a Participant under Article IX, and no withdrawal from a Participant’s Savings Account, Rollover Account, or Matching Contributions Account shall be permitted to the extent that, after the withdrawal, the sum of the balances in such accounts, to the extent of the Participant’s vested interest therein, would be less than the amount of any outstanding loan to the Participant under Article IX.

(b) Withdrawals shall be paid in the form of a lump sum.

(c) The Plan Administrator may deny a request for a withdrawal if the request does not comply with the requirements of this Article VIII.

(d) Withdrawals shall be made from the Funds in which the Participant has invested on a pro rata basis.

8.7 Penalties.

(a) Upon any withdrawal pursuant to Sections 8.1, 8.2, and 8.3 (other than withdrawals after the Participant has attained age 59 1⁄2), the withdrawing Participant shall be ineligible to contribute to the Plan for a period of three (3) months, commencing with the first day of the month following receipt of any withdrawals or termination of participation, as the case may be.

(b) Upon any withdrawal from a Salary Deferral Account pursuant to Section 8.5 (other than withdrawals after the Participant has attained age 59 1⁄2), the withdrawing Participant shall be ineligible to make savings contributions or salary deferral contributions for a period of six months from the date of the withdrawal. In addition, for the Plan Year following the year of the withdrawal, the amount of the Salary Deferral Contribution Limit for such Participant will be reduced by the amount of the salary deferral contributions made during the Plan Year of the withdrawal.

8.8 Withholding on Withdrawals. Withdrawals under this Article VIII shall be subject to federal income tax withholding as prescribed by Section 3405 of the Code and the Regulations thereunder.

8.9 ESOP Accounts. Except as otherwise provided in Section 8.5, in-service withdrawals shall not be permitted from ESOP Accounts.

ARTICLE IX

LOANS

9.1 Loans. Any Participant who has participated in the Plan for at least one year may borrow amounts from such Participant’s Salary Deferral Account and/or Catch-Up Contributions Account and, in addition, any Employee may borrow amounts from such Employee’s Rollover Account, in each case on terms specified by the Plan Administrator which are consistent with the requirements of Section 4975(d)(1) of the Code, provided further that:

(a) The minimum loan amount must be $500 and the maximum amount shall not exceed the maximum loan amount as defined in Section 9.3.

(b) For purposes of Sections 9.1(a) and 9.3, a Participant’s Account balance shall be valued as of the most recent Valuation Date.

(c) No amount may be borrowed until any prior loan has been repaid, except that a Participant may concurrently have outstanding both (i) not more than one Home Loan, as described in Section 9.2 and (ii) not more than one loan which is not a Home Loan, as described in Section 9.2.

(d) Any loan, by its terms must be amortized over its term on a substantially level basis. In addition, any loan, by its terms must be required to be repaid within five years, other than a Home Loan as described in Section 9.2.

(e) A loan to a Participant shall be considered an earmarked investment of such Participant’s Account and shall also be considered in connection with the Participant’s ability to withdraw Funds from the Account pursuant to Section 8.6.

(f) A Participant must specify whether the loan is from such Participant’s Salary Deferral Account, Catch-Up Contribution Account and/or Rollover Account.

(g) Loan funds shall be withdrawn from the Funds in which the Participant has invested on a pro rata basis.

(h) The loan program under the Plan shall be administered by the Plan Administrator in accordance with Article XI in a uniform and nondiscriminatory manner.

(i) Loans shall be made available to all Participants on a reasonably equivalent basis. Loans must be adequately secured and bear a reasonable interest rate. In the event of default, Participant contributions to the Plan shall be suspended immediately, and foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. All Participants or Employees who apply for a Plan loan shall be given the financial disclosures required under the Federal Truth in Lending Act.

9.2 Home Loans. A “Home Loan” is any loan described in Section 9.1 which is used to acquire any dwelling unit, which within a reasonable period of time is to be used (determined at the time such loan is made) as the principal residence of the Participant.

9.3 Maximum Loan Amount. The maximum loan amount for any loan under the Plan (when added to the outstanding balance of all other Plan loans to the Participant or Employee) is the least of the following:

(a) $50,000, reduced by the excess (if any) of:

(1) the highest outstanding balance of loans from the Plan to the Participant or Employee during the one year period ending on the day before the date the loan was made, over

(2) the outstanding balance of loans from the Plan to the Participant or Employee on the date on which such loan was made, or

(b) one-half of the vested portion of the Participant’s Account, or

(c) the limit imposed by the Plan Administrator upon the amount of loans that may be provided under the Plan at any one time.

ARTICLE X

ESTABLISHMENT OF TRUST

10.1 Agreement of Trust. In order to implement the Plan, the Corporation has entered into one or more Trust Agreements, which are deemed a part of this Plan, to the end that such funds, as may be irrevocably contributed from time to time for the payment of all or any part of the benefits under the Plan, shall be segregated from the Employers’ own assets and held in trust by the Trustees for the exclusive benefit of the Participants or their beneficiaries under the Plan who may, in accordance with the terms of the Plan and such Trust Agreements, be entitled to participation thereunder. At least one such Trust Agreement, referred to as the ESOP Trust, shall hold those funds contributed under Article  XVI.

10.2 Trust Fund for Exclusive Benefit of Plan Participants and Their Beneficiaries. Except as otherwise provided in Section 10.4, it shall be impossible under any circumstances, at any time, for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries and defraying reasonable expenses of administering the Plan.

10.3 Operation of the Trust. The Trust Fund shall be administered by the Trustees subject to the instructions and directions of the Plan Administrator as set forth in the Plan and in the Trust Agreement(s) entered into by the Corporation with the Trustees which shall be deemed to be part of the Plan. The Trust Agreement(s) may contain such provisions as to investment and administration of the Trust Fund and powers, discretion and accountability of the Trustees as the Board may deem appropriate. The Board may remove any Trustees at any time upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Board shall designate a successor Trustee. The Plan Administrator shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan and the provisions of the Trust Agreement(s), including the form of voucher to be used in making disbursements and the qualifications of persons authorized and empowered to sign the same and any other matters incidental to disbursements from such Trust Fund.

10.4 Return of Employer Contributions. Notwithstanding Section 10.2,

(a) In the case of contributions made by the Employers by a mistake of fact, such contributions may be returned to the Employers within one year after their payment.

(b) If the deduction of any contributions under the Plan which are conditioned upon deductibility under Section 404 of the Code is disallowed by the Internal Revenue Service, to the extent of disallowance, the contributions may be returned to the Employer within one year after the disallowance. All contributions made under the Plan shall be deemed to be made upon condition of deductibility under Section 404 of the Code.

10.5 ESOP Trust. Notwithstanding anything to the contrary in Section 10.3, the ESOP Trust shall be administered in accordance with the provisions of Article XVII.

ARTICLE XI

ADMINISTRATION OF THE PLAN

11.1 Plan Administration. The Plan Administrator shall have responsibility for performing duties of plan administration in accordance with this Article. Notwithstanding the foregoing, except as otherwise specifically provided in the Plan or by the Plan Administrator, the duties of the Plan Administrator shall be carried out by the Committee.

11.2 Allocation of Responsibility for Plan and Trust Administration.

(a) The Plan Administrator will have only those specific powers, duties, responsibilities and obligations as are specifically provided for under this Plan. In general, the Employers will have the sole responsibility for making the contributions provided for under Article III and Article XVI. The Board of Directors will have the sole authority to appoint and remove any Trustee, Committee member and Plan Administrator and to terminate, in whole or in part, this Plan. The Plan Administrator will have the sole responsibility for the administration and management of the Plan assets under their control. In the event of any conflict between provisions of this Plan and the terms of any policy or contract issued hereunder, the Plan Administrator may determine that the provisions of the Plan shall control.

(b) The Plan Administrator, Trustees and any other fiduciary under this Plan may rely upon the direction, information or actions of each other as being proper under this Plan and are not required under this Plan to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and will not be responsible for any act or failure to act of each other. No fiduciary guarantees the Trust funds in any manner against investment loss or depreciation in asset value.

(c) Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically provided for them under this Plan or the Trust Agreement(s). In accordance with Section 405(c)(1) of ERISA, any fiduciary may allocate in writing a portion of his fiduciary responsibility to another fiduciary under the Plan. When accepted in writing, such other fiduciary shall be solely responsible for his own acts or omissions in carrying out such responsibility, except as provided in Section 405(a) of ERISA.

11.3 Duties of Plan Administrator.

(a) The Plan Administrator shall have responsibility for the day-to-day administration of the Plan. In addition, the Plan Administrator shall have all the duties placed on the Plan Administrator by ERISA and by other sections of this Article XI.

(b) The Plan Administrator shall determine all matters of fact necessary to the administration of the Plan, including the eligibility of Employees to become Participants and the status and rights of Participants and all other persons hereunder. As a condition of distributing any benefit under the Plan, the Plan Administrator may prescribe the use of such forms and require the furnishing of such information as the Plan Administrator may deem appropriate for administering the Plan. The Plan Administrator shall also have sole authority to adopt rules and regulations which shall be administered by the Plan Administrator, and to issue rulings and interpretations concerning the Plan and all matters arising thereunder, on a uniform and nondiscriminatory basis, provided the same shall not be contrary to or inconsistent with any provision of the Plan. Subject to Subsection (c) hereof, all interpretations of the Plan will be final, conclusive and binding upon the Employer, Participant and beneficiaries and all other persons claiming any interest in the Plan.

(c) The Plan Administrator shall make all determinations as to the right of any person to a benefit. Any denial by the Plan Administrator of a Participant’s or beneficiary’s claim for benefits under the Plan shall be stated in writing by the Plan Administrator and delivered or mailed to the Participant or beneficiary. Such determination shall set forth the specific reasons for the denial, written to the best of the Plan Administrator’s ability in a manner that may be understood without legal or actuarial counsel. The Participant or a beneficiary may request a review of such denial by filing notice in writing with the Plan Administrator within 60 days after receipt of such denial; the Participant or such beneficiary may review pertinent documents and may submit issues and comment in writing. The Plan Administrator, in such Administrator’s discretion, may request a meeting to clarify any immediate matters the Plan Administrator deems appropriate. All interpretations, determinations and decisions of the Plan Administrator, with respect to any matter, will be subject to review by the Committee upon the submission by the Participant or beneficiary of an application for review to the Committee. Such application shall include the Plan Administrator’s written denial, the Participant or beneficiary’s written statement providing the basis for review by the Committee, and all other relevant materials necessary or helpful to enable the Committee to perform its review. The Committee’s determination and decision, upon review, will be final, conclusive and binding upon the Employer, Participant and beneficiaries and all other persons claiming any interest in the Plan.

11.4 Funding Policy. The Plan Administrator shall adopt a procedure for establishing and carrying out a funding policy as required by Section 402(b)(1) of ERISA.

11.5 Record Maintenance. The Plan Administrator shall maintain records showing the fiscal transactions of the Plan and is authorized to retain the services of an accountant for the Plan to provide such services as the Plan Administrator deems appropriate.

11.6 Performance of Plan Duties. The Plan Administrator or the Committee may, at their discretion, designate any officers or Employees of the Corporation or of its Affiliated Companies (or a committee of such officers or Employees) to perform specific plan administration functions, including any and all responsibilities described in this Article, whether or not such officers or Employees are Participants under the Plan. The Plan Administrator shall be and remain a “named fiduciary” to the extent permitted by the provisions of ERISA. Except as provided under ERISA, or other applicable law, no bonds or other security shall be required of any individual described in this Section in any jurisdiction.

11.7 Allocation and Delegation of Duties and Responsibilities. In furtherance of their duties and responsibilities under the Plan, the Board, Committee and the Plan Administrator may,

(a) Employ agents to carry out non-fiduciary responsibilities;

(b) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

(c) Consult with counsel, who may be counsel to the Corporation; and

(d) Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among members of the Board, in the case of the Board and among members of the Committee, in the case of the Committee.

11.8 Expenses. Unless otherwise agreed to by the Corporation, no fiduciary hereunder (who is an Employee) shall receive any compensation for services as such. Expenses incurred by fiduciaries in connection with the administration of the Plan shall be paid by the Trustees from the Trust Fund in accordance with the direction of the Plan Administrator, unless paid by the Corporation. Brokerage fees, transfer taxes, if any, and other expenses incident to the purchase or sale of securities, including Sponsor Stock, by the Trustees shall, for Plan purposes, be deemed to be part of the cost of such securities, or deducted in computing the sale proceeds there from, as the case may be.

11.9 Reliance Upon Others. The Board, the Plan Administrator, the Committee, any person to whom they may delegate such of their duties and powers as provided by ERISA and the officers and directors of the Corporation shall be entitled to rely conclusively upon and shall be fully protected in any action taken by them in good faith in reliance upon any tables, valuations, certificates, opinions, reports or other advice furnished to them by any duly appointed actuary, accountant, legal counsel (who may be counsel for the Corporation or for the Trustees, or both) or other specialist.

11.10 Indemnification. The Corporation may indemnify and hold harmless each member of the Committee, the Plan Administrator and all other persons (who are Employees) deemed to be fiduciaries of the Plan against any and all expenses and liabilities arising out of their action or failure to act in such capacity, except expenses and liabilities arising out of their willful misconduct or gross negligence. Expenses against members of the Committee, the Plan Administrator and other persons (who are Employees) deemed to be fiduciaries of the Plan which may be indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against such persons. The Board, at the Corporation’s expense, may settle any such claim asserted or proceeding brought against the Committee, any member thereof, the Plan Administrator and other persons (who are Employees) deemed to be fiduciaries of the Plan, when such settlement appears to be in the best interest of the Corporation. This right of indemnification shall be in addition to any other rights to which any member of the Committee or any such person may be entitled as a matter of law.

11.11 Notifications. All notices, reports and statements given, made, delivered or transmitted to a Participant shall be deemed duly given, made, delivered or transmitted when mailed, by such class as the sender may deem appropriate, with postage prepaid and addressed to the Participant at the address last appearing on the records of the Corporation with respect to this Plan. All notices, directions or other communications given, made, delivered or transmitted by a Participant to the Trustees, Corporation, Committee or Plan Administrator shall not be deemed to have been duly given, made, delivered, transmitted or received unless and until actually received by the Trustees, Corporation, Committee or Plan Administrator.

11.12 Multiple Capacities. Any person may serve in more than one fiduciary capacity with respect to the Plan.

ARTICLE XII

AMENDMENT OF THE PLAN

12.1 Authority to Amend the Plan. The Corporation reserves the right to change, modify or otherwise amend the Plan at any time and from time to time and any such change, modification or amendment shall be accomplished by resolution duly adopted by the Committee; provided,

(a) No amendment or modification may be made at any time which would vest the Corporation with any right, title or interest in or to the assets of the Trust, or permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan and for the payment of the expenses of the Plan;

(b) No amendment or modification shall have any retroactive effect as to deprive any person of any benefit already accrued, except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with governmental regulations or policies in order to qualify or maintain qualification of the Plan or the Trust for tax exemption;

(c) Except to the extent otherwise permitted under Sections 411(d)(6)(d) and (E) of the Code and applicable Treasury Regulations, no Plan amendment (or transaction having the effect of a Plan amendment) shall be effective to the extent it eliminates or reduces any “Section 411(d)(6) protected benefit” (i.e. benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit), or adds or modifies conditions relating to Section 411(d)(6) protected benefits, unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment; and

(d) No amendment or modification which affects the duties of the Trustees shall be made without consent of the Trustees.

Any such amendment or modification shall become effective at such time and in such manner as shall be determined by the Committee.

ARTICLE XIII

TERMINATION OF THE PLAN

13.1 Discontinuance or Suspension of Employer Contributions and Termination of the Plan. The Corporation has established the Plan with the bona fide intention and expectation that it will continue indefinitely. However, the Corporation reserves the right to permanently discontinue or temporarily suspend Employer contributions under the Plan (completely or with respect to any Participating Employer) or to terminate the Plan, in whole or in part, by appropriate resolutions of the Board of Directors. Any such termination, partial termination, discontinuance or suspension shall be effective at such date as the Board may determine, but not earlier than the date on which the Corporation shall have given notice of such modification or termination to the Trustees, and may be effective as to all Employers, or as to one or more Employers, and their respective Employees. The Corporation shall promptly give notice of any such modification or termination to all Employers, and to its and their respective Participants, beneficiaries and Employees, affected thereby.

13.2 Procedure on Termination of Plan or Discontinuance of Employer Contributions. In the event of a termination or partial termination of the Plan or complete discontinuance of Employer ESOP Contributions, Participants’ ESOP Accounts shall be non-forfeitable and fully vested, provided, however, in the event of a partial termination, the foregoing shall apply only to the portion of the Plan terminated and the Participants affected thereby. In such event, the Board of Directors may, in its discretion, authorize any one of the following:

(a) The Plan may be continued in operation until exhaustion of the assets of the Trust Fund, except that no further Employees shall become Participants and no further Participant contributions or Employer ESOP Contributions shall be made; or

(b) The Trustees may wind up and liquidate the Trust Fund and distribute the assets for the benefit of Participants and Former Participants who have not previously received a full distribution of their benefits, in accordance with their respective Accounts as then constituted and without regard to vesting conditions; or

(c) The Trustees may transfer the assets of the Plan to the trustee of another employee benefit plan or plans maintained by the Corporation for the benefit of its employees or their beneficiaries, provided that a written favorable determination with respect to such transfer shall have been received from the Internal Revenue Service, and upon such transfer the Corporation and the Trustees shall thereupon be discharged from all further liability under the Plan.

13.3 Merger. In the case of any merger or consolidation of this Plan and/or the Trust Fund, with, or any transfer of the assets or liabilities of the Plan and/or Trust Fund to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than the amount the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Participation of Subsidiaries and Affiliates. Any domestic subsidiary or affiliate may, by action of its board of directors, and with the approval of and subject to such conditions as may be imposed by the regulatory authorities having jurisdiction and by the Committee, adopt the Plan and thereby become a Participating Employer. A list of Participating Employers appears in Appendix A to the Plan. Any Participating Employer may terminate its participation in the Plan by giving the Plan Administrator written notice. In such event, the assets of the Trust Fund attributable to the Participants of the terminating Participating Employer shall be transferred to a successor trustee or dealt with in such other manner as the Participating Employer and Plan Administrator shall agree upon. A Participating Employer’s participation in the Plan shall automatically terminate (and the Participants employed by such Participating Employer shall be deemed to have incurred a Severance for all purposes under the Plan) if such Participating Employer ceases to be an Affiliated Company.

14.2 Alienation of Benefits Prohibited.

(a) It is a condition of this Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant under this Plan or in the Participant’s Account shall be subject to anticipation, assignment, pledge or charge in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner but excluding devolution by death or mental incompetence, and any attempt to anticipate, assign, pledge or charge any such right or interest shall be void, and no right or interest of any Participant under this Plan or in the Participant’s Account shall be liable for or subject to any obligation, liability or tort of such Participant.

(b) The anti-alienation provisions of this Plan shall not apply with respect to compliance by the Plan with the terms of any “qualified domestic relations order,” as defined in Section 206(d)(3) of ERISA and Section 414(p) of the Code, issued with respect to any Participant. The Plan Administrator shall establish written procedures to determine the qualified status of a domestic relations order and for the payment of benefits in accordance with the applicable requirements of any qualified domestic relations order. Such procedures shall provide for notification to each person specified in a domestic relations order as entitled to payment of benefits under the Plan (at the address included in the domestic relations order) and for the furnishing of a copy of such procedures promptly upon receipt by the Plan of the domestic relations order. Such procedures shall permit an “alternate payee,” as defined in Section 414(p)(8) of the Code, to designate a representative for receipt of copies of notices that are sent to the alternate payee with respect to a domestic relations order. Benefits assigned to an alternate payee under a “qualified domestic relations order” may be distributed to such alternate payee as soon as practical after such order is determined by the Plan to be qualified if such order so provides. Distributions to an alternate payee under a qualified domestic relations order shall be subject to the automatic lump sum distribution provision of Section 7.5.

(c) Notwithstanding Subsection (a), the Plan Administrator may determine that a Participant’s benefits under the Plan may be offset against an amount that the Participant is ordered or required to pay to the Plan under circumstances described in Section 401(a)(13)(C) of the Code and Section 206(d)(4) of ERISA.

14.3 No Employment Rights Implied. Nothing in the Plan shall be deemed or construed to impair or affect in any manner whatsoever the right of the Corporation or any Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the services of Employees or Participants.

14.4 Number. The singular number shall include the plural number unless the context of the Plan requires otherwise. All capitalized terms shall have the same meaning wherever capitalized. Capitalized terms not specifically defined in this Article shall be deemed defined by the most descriptive context of the Plan.

14.5 Governing Law. To the extent not preempted by ERISA, this Plan shall be governed and construed in accordance with the laws of the State of Connecticut (other than the conflict of laws provisions). In all cases, legal actions claiming Plan benefits may be brought only after exhausting the claim procedures under Section 11.3(c) and must be commenced within three years of the event giving rise to the claimed benefit entitlement, irrespective of the jurisdiction in which such action is filed.

14.6 Missing Persons. If the Plan Administrator is unable to make any distribution under the Plan because the whereabouts of the person entitled to such distribution cannot be ascertained after reasonable efforts have been made to locate such person including mailing of due notice to such person at his last known address as shown on the records of the Plan Administrator or Employer, then, after passage of at least one year from the date payment of the distribution was due, the Plan Administrator may, in its sole discretion, make such distribution to the person’s spouse or to any other relative. If the Plan Administrator is unable or unwilling to make such distribution to a relative, then such distribution shall be deemed forfeited (and applied to reduce the Employer’s ESOP Contributions) but subject to reinstatement if a valid claim is subsequently made by such missing person.

14.7 Incapacity. In the event that any benefit under the Plan is or becomes payable to a minor or to a person under legal disability, or to a person not judicially declared incompetent but who is, by reason of illness or mental or physical disability, in the opinion of the Plan Administrator, incapable of personally receiving and giving valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Plan Administrator may provide for such payment (or any part thereof) to be made to any person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be for the account of such person and shall constitute, to the extent made, a complete discharge of liability for the Plan and Trust Fund.

14.8 Corrective Actions. In the event a mistake or error is made in administering the Plan, including, without limitation, as to the eligibility, Service, or the amount of any contributions or distributions made or to be made to, or on behalf of, a Participant or beneficiary, the Plan Administrator may take any action, including making such contributions or distributions it deems appropriate, to place the Participant or beneficiary as nearly as possible in the position he would have been in had there been no mistake or error.

ARTICLE XV

TOP-HEAVY PROVISIONS

15.1 Applicability. The provisions of this Article XV shall become applicable for any Plan Year commencing after December 31, 1983 during which the Plan is determined to be a Top-Heavy Plan.

15.2 Definitions. For purposes of this Article XV, the following terms shall have the meanings set forth below:

(a) “Aggregate Account” means, as of the Determination Date, for an Employee the sum of:

(1) the Employee’s Account balance as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date;

(2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

(3) any Employee contributions, whether voluntary or mandatory; provided, however, amounts attributable to salary reduction or similar arrangements shall not be considered to be a part of the Employee’s Aggregate Account;

(4) with respect to unreleased rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a Plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purpose of this Section; if this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Employee’s Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Employee’s Aggregate Account;

(5) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Employee’s Aggregate Account, irrespective of the date on which such rollover or plan-to-plan transfer is accepted; and

(6) any Plan distributions made within the Plan Year that includes the Determination Date and, in the case of distributions made for a reason other than Severance, Retirement, death or Disability, within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top-heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s Aggregate Account balance because of death shall be treated as a distribution for the purposes of this Paragraph.

(b) “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group.

(c) “Compensation” means Compensation as defined in Section 1.16(b).

(d) “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year of any plan, the last day of such Plan Year.

(e) “Employee” means any employee of the Employer.

(f) “Employer” means General Re Corporation and any Affiliated Company, except as otherwise provided in Section 416(i)(1)(c) of the Code.

(g) “Key Employees” shall include any Employee or former Employee who, at any time during the Plan Year that includes the Determination Date, is:

(1) an officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002).

(2) a “5% owner” of the Employer. A “5% owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers.

(3) a “1% owner” of the Employer having an annual Compensation from the Employer of more than $150,000. “1% owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer. In determining percentage ownership, hereunder, employers that would otherwise be aggregated under Code Section 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has Compensation or more than $150,000, Compensation from each employer required to be aggregated under Code Section 414(b), (c), and (m) shall be taken into account.

For purposes of Subparagraph (1), no more than 50 Employees (or, if lesser, the greater of 3 or 10% of the employees) shall be treated as officers.

Determination of Key Employee status is based on the Plan Year containing the relevant Determination Date.

(h) “Non-Key Employee” means an Employee who is not a Key Employee.

(i) “Permissive Aggregation Group” means the group resulting where the Employer elects to treat any plan not required to be included in a Required Aggregation Group as being part of such Aggregation Group if such Aggregation Group would continue to meet the requirements of Section 401(a)(4) and 410 of the Code with such plan being taken into account.

(j) “Present Value of Accrued Benefit” means the present value of the accrued benefit of a participant under a defined benefit plan using the actuarial assumptions of each such plan.

(k) “Required Aggregation Group” means the group which is composed of (i) each plan of the Employer in which a Key Employee is a participant, and (ii) each other plan of the Employer which enables any plan described in the foregoing clause (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

For this purpose, the term plan includes a terminated plan. Such a plan must be aggregated with other plans of the Employer if it was maintained within the last five years ending on the Determination Date for the Plan Year in question and would, but for the fact that it terminated, be part of a Required Aggregation Group for such Plan Year.

(l) “Top-Heavy Group” means any Aggregation Group in which, as of the respective Determination Dates which occur in the same calendar year for each of the plans in such Aggregation Group, the sum of:

(1) the Present Value of the Accrued Benefits for Key Employees under all defined benefit plans included in such Aggregation Group, and

(2) the Aggregate Accounts of Key Employees under all defined contribution plans included in such Aggregation Group,

exceeds 60% of a similar sum determined for all Employees. In determining such amounts, prior distributions shall be taken into account to the extent required by Section 15.3(c) of the Plan.

(m) “Top-Heavy Plan” means a plan which is determined to be top-heavy pursuant to Section 15.3(a).

(n) “Valuation Date” means the application valuation date as defined in each defined contribution plan.

15.3 Determination of Top-Heavy Status.

(a) Top Heavy Plan. This Plan shall be a Top-Heavy Plan with respect to any Plan Year commencing after December 31, 1983 if, as of the Determination Date for such Plan Year, (1) the Present Value of Accrued Benefits of Key Employees and (2) the Aggregate Accounts of Key Employees under the Plan and any plan of an Aggregation Group exceeds 60% of (1) the Present Value of Accrued Benefits and (2) the Aggregate Accounts of all employees under the Plan and any plan of an Aggregation Group (including prior distributions to the extent required by Section 15.3(b) hereof). This Plan shall in any event be a Top-Heavy Plan with respect to a Plan Year if it is a member of a Required Aggregation Group and such Aggregation Group is a Top-Heavy Group with respect to the calendar year in which such Plan Year begins. This Plan shall not be a Top-Heavy Plan with respect to a Plan Year if it is included in an Aggregation Group (whether Required or Permissive) and such Aggregation Group is not a Top-Heavy Group for such Plan Year.

(b) Prior Distributions Taken Into Account. For purposes of determining:

(1) the Present Value of the Accrued Benefit for any Employee, or

(2) the Aggregate Account of any Employee,

Such Present Value or Aggregate Account shall be increased by the aggregate distributions made with respect to such Employee under the plan during the Plan Year which includes the Determination Date and, in the case of distributions made for a reason other than severance from employment, death or Disability, within the four preceding Plan Years.

(c) Self-employed Individuals. In the case of a self-employed individual described in Section 401(c)(1) of the Code:

(1) Such individual shall be treated as an employee, and

(2) Such individual’s earned income (within the meaning of Section 401(c)(2) of the Code) shall be treated as Compensation.

(d) Treatment of Beneficiaries. The terms “Employee” and “Key Employee” include their beneficiaries.

(e) Former Employees. If an individual has not performed services for any Employer maintaining the Plan (other than benefits under the Plan) at any time during the one-year period ending on the Determination Date, the Aggregate Account and/or the Present Value of Accrued Benefits of such individual shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan.

(f) Former Key Employees. If an individual is a Non-Key Employee with respect to any plan for a Plan Year, but such individual was a Key Employee with respect to such plan for any prior Plan Year, such Employee’s Present Value of Accrued Benefits or Aggregate Account shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan or whether the Aggregation Group which includes this Plan is a Top-Heavy Group.

(g) Treatment of Simplified Employee Pensions. A simplified employee pension shall be treated as a defined contribution plan. At the election of the Employer, Aggregate Account shall take into account aggregate Employer contributions in lieu of the account balance of an Employee.

15.4 Vesting. Notwithstanding any provisions of the Plan to the contrary, for any Plan Year in which the Plan is a Top-Heavy Plan, the Employee shall have a non-forfeitable right to his ESOP Account under the Plan in accordance with the following schedule:

Years of Service	Percentage
less than 2	0%
2	50%
3	75%
4 or more	100%

“Years of Service” shall include an Employee’s Service for vesting purposes as determined under the Plan. If in any subsequent Plan Year, the Plan ceases to be a Top-Heavy Plan, the Plan Administrator may, in its discretion, elect to (1) continue to apply this vesting schedule in determining an Employee’s right to his ESOP Account or (2) revert to the vesting schedule hereinbefore provided when the Plan was not a Top-Heavy Plan. Any such revision shall be treated as a Plan amendment. Notwithstanding any provision herein to the contrary, where the Plan ceases to be a Top-Heavy Plan, each Employee who has completed 3 Years of Service with an Employer may elect to have his non-forfeitable percentage determined under any vesting schedule provided for in the Plan, before or after any amendments.

15.5 Minimum Benefits. If this Plan is a Top-Heavy Plan with respect to a given Plan Year and the Employer contributions (including Salary Deferral Contributions, Employer Matching Contributions and Employer ESOP Contributions) made under the Plan for such year for each Non-Key Employee is less than the lesser of (a) 3% of such Non-Key Employee’s Compensation or (b) the percentage of Compensation constituted by the Employer contributions and salary deferral made under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for the year, a minimum contribution for such Plan Year, as provided hereunder, shall be made for each Participant who is a Non-Key Employee who has not separated from Service as of the end of the Plan Year regardless of:

(i) whether the Non-Key Employee has less than 1,000 Hours of Service for the Plan Year,

(ii) the amount of such Non-Key Employee’s compensation, and

(iii) whether the Non-Key Employee has made a savings or salary deferral contribution to the Plan for such Plan Year. The portion of a Participant’s account which is attributable to minimum contributions shall not be forfeited in the event that such Participant makes a withdrawal under Article VIII.

The minimum contribution will be whatever is necessary to increase all of the Employer contributions made on behalf of a Non-Key Employee to the lesser of (a) 3% of such Non-Key Employee’s Compensation or (b) the percentage of Compensation at which Employer and salary deferral contributions made under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for the Plan Year. For purposes of this Section 15.5, a determination of the contributions for a Key Employee shall be determined by dividing the Employer and salary deferral contributions by the Key Employee’s Compensation not in excess of the amount as may be prescribed under Section 401(a)(17) of the Code.

No minimum contribution will be required for a Participant under this Plan for any Plan Year if the Company maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Participant in accordance with Section 416(c) of the Code.

Notwithstanding any provision of this Section 15.5 to the contrary, in any Plan Year in which this Plan is a Top-Heavy Plan, each Non-Key Employee Participant who is also covered by a defined benefit plan of the Employer shall accrue a minimum benefit equal to the minimum benefit provided by the defined benefit plan including the Retirement Plan or the BHCPP, as applicable. No minimum Employer contribution shall be credited under this Plan.

ARTICLE XVI

EMPLOYEE STOCK OWNERSHIP PLAN

16.1 ESOP Contributions. Effective July 1, 1989, the Employer may make Employer ESOP Contributions to the Plan. The amount of Employer ESOP Contributions the Employer shall make to the Plan shall not be less than the amount needed to fund the allocations described in Sections 16.2 through 16.9 of ESOP Stock to Participants’ ESOP Accounts. Employer ESOP Contributions may be made either in cash or in ESOP Stock; provided however, that the amount that is contributed in cash shall not be less than the amount due under the terms of any Exempt Loan incurred under Section 16.10. At the direction of the Plan Administrator, Employer ESOP Contributions that are made in cash shall be used to make payments on an Exempt Loan; provided, however, that to the extent that any such cash Employer ESOP Contribution exceeds the amount due on the Exempt Loan, the Plan Administrator may direct that the excess cash contribution be either (i) used to prepay the Exempt Loan, (ii) used to purchase additional ESOP Stock on the open market, (iii) held uninvested in cash or invested in short-term investments in accordance with Section 16.11, or (iv) any combination of the foregoing. To the extent that Employer ESOP Contributions are used to make payments on an Exempt Loan, the Plan Administrator shall authorize the release of ESOP Stock from the Suspense Account in accordance with Section 16.12. ESOP Stock that is released from the Suspense Account on account of such payment (and any ESOP Stock that is either contributed by the Employer or purchased with cash contributed by the Employer in accordance with this Section 16.1) shall be allocated to Participant’s ESOP Accounts in accordance with Sections 16.2 through 16.9.

16.2 ESOP Matching Allocations. The ESOP Account of each Participant shall be allocated and credited at the end of each pay period with an amount of ESOP Stock with a value equal to 100% of the Participant’s savings and salary deferral contributions made in respect of such pay period, but not to exceed, in the aggregate, 6% of the Participant’s Compensation for the Plan Year (“ESOP Matching Allocations”); provided, however, that for the 2005 Plan Year only, such ESOP Matching Allocations shall be made and credited on the last business day of each Plan Year to a Participant’s ESOP Account only if such Participant has not incurred a Severance prior to such date. For purposes of determining the number of shares to be allocated for the 2005 Plan Year, the value of each share of ESOP Stock to be allocated as ESOP Matching Allocations shall be deemed to be the lesser of (i) the value determined as of the most recent Valuation Date prior to the date of allocation or (ii) the average value determined over each Valuation Date during the 2005 Plan Year. In any Plan Year in which the ESOP Matching Percentage for the group of Highly Compensated Employees would be more than the greater of:

(a) the ESOP Matching Percentage of all other Qualified Employees multiplied by 1.25, or

(b) the lesser of 2% plus the ESOP Matching Percentage of all other Qualified Employees or the ESOP Matching Percentage of all other Qualified Employees multiplied by 2, then Excess Allocations (as defined herein) shall be eliminated by reducing the ESOP Matching Allocations and savings contributions, if any, of the Highly Compensated Employees with the greatest amount of ESOP Matching Allocations and savings contributions to the extent necessary so that the ESOP Matching Percentage for the group of Highly Compensated Employees is not more than the greater of (a) or (b). For purposes of this Section 16.2, “Excess Allocations” shall mean, with respect to any Plan Year, the excess of (i) the aggregate amount of ESOP Matching Allocations and savings contributions actually taken into account in computing the ESOP Matching Percentage of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of ESOP Matching Allocations and savings contributions that can be made without causing the ESOP Matching Percentage to exceed the greater of (a) or (b) determined by hypothetically reducing ESOP Matching Allocations or savings contributions, if any, made by Highly Compensated Employees in order of their ESOP Matching Percentages, beginning with the highest of such percentages. The Committee shall use (unless it elects not to) the ESOP Matching Percentage for the preceding Plan Year of all Qualified Employees who are not Highly Compensated Employees to determine the maximum ESOP Matching Percentage for the current Plan Year for the group of Qualified Employees who are Highly Compensated Employees.

In the event that there are Excess Allocations in respect of a Plan Year, the Plan Administrator shall direct the Trustee to distribute such Excess Allocations, to the extent vested, to the affected Participants not later than the March 15th following the close of such Plan Year. Distributions of Excess Allocations in respect of a Plan Year shall include any income allocable to such Excess Allocations through the end of such Plan Year; except, however, that distributions of Excess Allocations in respect of the 2006 and 2007 Plan Years shall, in accordance with Treasury Regulation Section 1.401(m)-2(b)(2)(iv), include income allocable to such amounts through the date of distribution. To the extent such amounts are unvested, such Excess Allocations, and any income allocable to such unvested amounts, shall be forfeited from the ESOP Accounts of the affected Participants. Any amounts forfeited pursuant to this Section 16.2 shall be allocated to other Participants’ ESOP Accounts in accordance with Section 16.13.

No GEICO Employee (as defined on Schedule IX to Appendix B to the Plan) shall be eligible to receive an ESOP Matching Contribution under this Section 16.2.

16.3 ESOP Retirement Allocations. For Plan Years beginning with (a) the 2004 Plan Year for each Eligible Employee who is first employed by an Employer or an Affiliated Company on or after September 4, 2003 and (b) the 2006 Plan Year for all other Eligible Employees, the ESOP Account of each Eligible Employee who meets the eligibility requirements of Section 2.2 as of the last business day of the Plan Year and has not incurred a Severance as of such date shall, on such last business day of the Plan Year, be allocated and credited with an amount of ESOP Stock the value of which shall be determined in accordance with the following schedule (“ESOP Retirement Allocations”):

Age as of Last Day of Plan Year	Percentage of Base Salary
Under 30	3%
30 to 39	4%
40 to 49	5%
Over 50	6%

For purposes of determining the number of shares to be allocated for a Plan Year, the value of each share of ESOP Stock to be allocated as ESOP Retirement Allocations shall be the value determined as of the most recent Valuation Date prior to the date of allocation. For purposes of this Section 16.3, Base Salary for partial years shall be pro-rated in accordance with Section 1.7. Notwithstanding anything to the contrary contained herein, for Plan Years beginning with the 2017 Plan Year, no Participant shall receive an ESOP Retirement Allocation under the Plan.

16.4 ESOP Bonus Allocations. For Plan Years beginning with (a) the 2005 Plan Year for each Eligible Employee who is first employed by an Employer or Affiliated Company on or after September 4, 2003 and (b) the 2007 Plan Year for all other Eligible Employees, the ESOP Account of each Eligible Employee who (i) met the eligibility requirements of Section 2.2 as of the last day of the prior Plan Year, (ii) receives an AIP Bonus during the Plan Year and (iii) has not incurred a Severance prior to the date of allocation shall, on the last business day of the first Quarter of each Plan Year (or as soon as practicable thereafter), be allocated and credited with an amount of ESOP Stock the value of which shall be determined in accordance with the following schedule (“ESOP Bonus Allocations”):

Age as of March 31 of Year of Allocation	Percentage of AIP Bonus
Under 30	3%
30 to 39	4%
40 to 49	5%
Over 50	6%

For purposes of determining the number of shares to be allocated for a Plan Year, the value of each share of ESOP Stock to be allocated as ESOP Bonus Allocations shall be the value determined as of the most recent Valuation Date prior to the date of allocation. Notwithstanding anything to the contrary contained herein, no ESOP Bonus Allocations under the Plan shall be made to Participants for services rendered after calendar year 2016.

16.5 ESOP Profit-Sharing Allocations. For Plan Years beginning with (a) the 2005 Plan Year for each Eligible Employee who is first employed by an Employer or Affiliated Company on or after September 4, 2003 and (b) the 2007 Plan Year for all other Eligible Employees, the ESOP Account of each Eligible Employee who (i) met the eligibility requirements of Section 2.2 as of the last day of the prior Plan Year and (ii) has not incurred a Severance prior to the date of allocation shall, on the last business day of the first Quarter of each Plan Year (or as soon as practicable thereafter), be allocated and credited with an amount of ESOP Stock the value of which shall be determined in accordance with the following schedule (“ESOP Profit-Sharing Allocations”):

Combined Ratio For Prior Plan Year	Percentage of Prior Year’s Base Salary Plus AIP Bonus, if Any, Paid in Current Plan Year
100% or more	0%
99%	1%
98%	2%
97%	3%
96% or below	4%

The above allocation percentages shall be extrapolated to the nearest one tenth of one percent for Combined Ratios that are not whole numbers. For purposes of determining the number of shares to be allocated for a Plan Year, the value of each share of ESOP Stock to be allocated as ESOP Bonus Allocations shall be the value determined as of the most recent Valuation Date prior to the date of allocation. For purposes of this Section 16.5, Base Salary for partial years shall be pro-rated in accordance with Section 1.7. Notwithstanding anything to the contrary contained herein, no ESOP Profit-Sharing Allocations under the Plan shall be made to Participants with respect to fiscal years of the Company beginning on and after January 1, 2017.

16.6 ESOP Discretionary USAU Allocations. For Plan Years beginning with the 2006 Plan Year, the Committee may, in its discretion, determine that the ESOP Account of each Eligible Employee who, as of the last business day of the Plan Year, (i) is a non-Highly Compensated Employee of United States Aviation Underwriters, Inc., (ii) meets the eligibility requirements Section 2.2 and (iii) has not incurred a Severance as of such date shall, as of such last business day of the Plan Year, be allocated and credited with an amount of ESOP Stock (which amount may equal $0) that the Committee in its discretion shall determine (“ESOP Discretionary USAU Allocations”). ESOP Discretionary USAU Allocations, if any, shall be made and credited as of the last business day of the Plan Year to the ESOP Accounts of each such Eligible Employee on a per capita basis in equal amounts; provided, however, that for the 2006 Plan Year, the amount credited to the ESOP Accounts of each such Eligible Employee shall be shares having a value of $400. For purposes of determining the number of shares to be allocated for a Plan Year, the value of each share of ESOP Stock to be allocated as ESOP Discretionary USAU Allocations shall be the value determined as of the most recent Valuation Date prior to the date of allocation.

16.7 ESOP Supplemental Allocations. The Committee may, in its discretion, determine that the ESOP Account of each Eligible Employee who has not incurred a Severance prior to last business day of a Plan Year shall be allocated and credited with such additional amounts of ESOP Stock that the Committee in its discretion shall determine (“ESOP Supplemental Allocations”). ESOP Supplemental Allocations, if any, shall be made and credited on the last business day of the Plan Year in equal amounts to the ESOP Accounts of each such Eligible Employee on a per capita basis. Notwithstanding the foregoing, the Committee may, in its discretion, determine for any Plan Year that different per capita amounts of ESOP Supplemental Allocations shall be made with respect to Highly Compensated Employees and non-Highly Compensated Employees, provided that such ESOP Supplemental Allocations do not discriminate in favor of Highly Compensated Employees. Any determinations with respect to ESOP Supplemental Allocations for a Plan Year shall be made by resolution duly adopted by the Committee prior to the close of such Plan Year. Notwithstanding the foregoing, no ESOP Supplemental Allocations shall be made and credited after the 2002 Plan Year.

16.8 ESOP Retirement USAU Allocations. For Plan Years beginning with the 2017 Plan Year, for each Eligible Employee of United States Aviation Underwriters, Inc., the ESOP Account of each such Eligible Employee who meets the eligibility requirements of Section 2.2 as of the last business day of the Plan Year and has not incurred a Severance as of such date shall, on such last business day of the Plan Year, be allocated and credited with an amount of ESOP Stock the value of which shall be determined in accordance with the following schedule (“ESOP Retirement USAU Allocations”):

Age as of Last Day of Plan Year	Percentage of Base Salary
Under 30	5%
30 to 39	6%
40 to 49	7%
Over 50	8%

For purposes of determining the number of shares to be allocated for a Plan Year, the value of each share of ESOP Stock to be allocated as ESOP Retirement USAU Allocations shall be the value determined as of the most recent Valuation Date prior to the date of allocation. For purposes of this Section 16.8, Base Salary for partial years shall be pro-rated in accordance with Section 1.7. Notwithstanding anything to the contrary contained herein, for the 2017 Plan Year, the Base Salary for each Eligible Employee who is entitled to receive an ESOP Retirement USAU Allocation pursuant to this Section 16.8 shall be pro-rated by multiplying Base Salary by the number of full months within the period beginning on July 1, 2017 and ending on December 31, 2017 during which such Eligible Employee performed Service with United States Aviation Underwriters, Inc., and the denominator of which is 12.

16.9 ESOP GEICO Allocations. For Plan Years beginning with the 2017 Plan Year, for each Eligible Employee of the GEICO Companies, the ESOP Account (as defined on

Schedule IX to Appendix B to the Plan) of each such Eligible Employee who meets the eligibility requirements of Section 2.2 set forth on Schedule IX to Appendix B to the Plan shall be allocated and credited with an amount of ESOP Stock as follows (“ESOP GEICO Allocations”):

(a) Following the end of each Plan Year beginning with the 2017 Plan Year, and within the period of time prescribed for filing the federal income tax return for the tax year ending with or within such Plan Year, the GEICO Companies shall contribute to the Trust Fund from their net profit such amount as shall be determined by the GEICO Board (as defined on Schedule IX to Appendix B to the Plan) in its sole discretion. In addition, the GEICO Board, in its sole discretion, may from time to time authorize one or more of the GEICO Companies to make advance contribution(s) to the Trust Fund. Any such contribution(s) shall not be allocated to the ESOP Accounts of GEICO Employees (as defined on Schedule IX to Appendix B to the Plan) until such time as the GEICO Companies have made the final contribution for such Plan Year. When the final contribution for the Plan Year has been received by the Trustee and applied to the Exempt Loan, the ESOP Stock allocated pursuant to Section 16.12 attributable to the GEICO Companies’ contribution for such Plan Year shall be allocated to individual ESOP Accounts of the GEICO Employees in the manner described in Subparagraph (b) below.

(b) The GEICO Board shall determine the total contribution under this Section 16.9 for a Plan Year and shall authorize the allocation of the ESOP Stock allocated pursuant to Section 16.12 attributable to the GEICO Companies’ contribution for such Plan Year. Each GEICO Company shall then allocate its share of the total released ESOP Stock to the Planning Centers (as defined below) within such GEICO Company based on the ratio of (i) each Planning Center’s Planning Center Ranking (as defined below) multiplied by the total Compensation of Eligible Participants (as defined below) in such Planning Center to (ii) the sum of the products of each Planning Center’s Planning Center Ranking and the total Compensation of all Eligible Participants in such Planning Center. An Eligible Participant’s share of the released ESOP Stock allocated to his Planning Center shall be determined by multiplying such contribution by the ratio of the Eligible Participant’s Compensation for the Plan Year to the total Compensation for the Plan Year of all Eligible Participants in such Planning Center.

(c) For purposes of this Section 16.9, “Eligible Participant” means, with respect to any Plan Year, each Participant who (i) is credited with a Year of Service for such Plan Year and is a Full-time Employee or Part-time Employee (as such terms are defined on Schedule IX to Appendix B to the Plan) of a GEICO Company on the last day of the Plan Year, or (ii) is a Full-time Employee or Part-time Employee who experiences Retirement, death or Disability during such Plan Year; “Planning Center” means an organizational unit within one of the GEICO Companies which has independent budget and plan objectives against which its results are measured; and “Planning Center Ranking” means the numerical value assigned annually to each Planning Center by the President of GEICO (as defined on Schedule IX to Appendix B to the Plan) acting on the advice of GEICO’s senior management.

16.10 Exempt Loan. The Trustees, at the direction of the Plan Administrator, may cause the Plan to incur one or more Exempt Loans to finance or refinance the acquisition of ESOP Stock. In accordance with Code Section 4795(d)(3) and Treasury Regulation Section 54.4975-7(b), each Exempt Loan shall be subject to the following requirements:

(a) Each Exempt Loan must be primarily for the benefit of Participants and their beneficiaries. The terms of each Exempt Loan must, at the time the Exempt Loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm’s-length negotiations between independent parties.

(b) Each Exempt Loan shall bear a reasonable rate of interest. At the time an Exempt Loan is made, the interest rate for the Exempt Loan and the price of the ESOP Stock to be acquired with the Exempt Loan proceeds should not be such that Plan assets may be drained off.

(c) The proceeds of an Exempt Loan must be used after a reasonable time after their receipt by the Trust Fund for any or all of the following purposes, and may not be used for any other purposes:

(i) to acquire ESOP Stock;

(ii) to repay the Exempt Loan; or

(iii) to repay a prior Exempt Loan.

(d) An Exempt Loan may be secured by a collateral pledge of the ESOP Stock acquired with the proceeds of such Exempt Loan or any ESOP Stock that was used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan. No other assets of the Trust Fund may be pledged as collateral for the Exempt Loan. Any pledge of ESOP Stock shall provide for the release of shares so pledged in accordance with Section 16.12.

(e) No person entitled to payment under an Exempt Loan shall have any right to the assets of the Plan other than the collateral given for the Exempt Loan, contributions (other than contributions of ESOP Stock) that are made under the Plan to meet its obligations under the Exempt Loan and earnings attributable to such collateral and the investment of such contributions.

(f) The payments made by the Plan in respect of an Exempt Loan during a Plan Year shall not exceed an amount equal to the sum of the contributions and earnings described in Paragraph (e) above received during or prior to the Plan year less such payments in prior Plan Years. Such earnings and contributions shall be accounted for separately in the books of the Plan until the Exempt Loan is repaid.

(g) Each Exempt Loan shall be for a specific term and shall not be payable on demand except in the event of default. In the event of default, the value of Plan assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of default.

16.11 Investment of ESOP Trust. The ESOP portion of the Plan is designed to be invested primarily in “qualifying employer securities,” as defined in Treasury Regulation Section 54.4975-12. Accordingly, the assets of the ESOP Trust shall be invested primarily in ESOP Stock. Notwithstanding the foregoing, Employer ESOP Contributions and earnings thereon not used to repay an Exempt Loan may be held uninvested in cash as the Plan Administrator deems advisable for making distributions under the Plan, or may be invested in short-term investments bearing a reasonable rate of interest, including, without limitation, deposits in short-term instruments of the Trustees, or in one or more short-term collective instruments of the Trustees, or in one or more short-term collective investment funds administered by the Trustees as trustee thereof for the collective investment of assets of employee pension or profit-sharing trusts, as long as each collective investment fund constitutes a qualified trust under the applicable provisions of the Code. Dividends, interest, and other distributions received on the assets of the ESOP Trust shall be invested as provided in this Section 16.11, except as otherwise may be provided in Section 16.12 with respect to dividends on ESOP Stock.

16.12 Suspense Account; Dividends on Unallocated Stock.

(a) ESOP Stock acquired with the proceeds of an Exempt Loan shall be held in the Suspense Account and, to the extent released by the Plan Administrator, shall be allocated to the Participants’ ESOP Accounts on the basis set forth in Sections 16.2 through 16.9. During the term of the Exempt Loan, a number of shares of ESOP Stock shall be released per Plan Year equal to the number of shares in the Suspense Account multiplied by a fraction, the numerator of which shall be the amount of principal and interest paid by the Trustees on the Exempt Loan for the Plan Year, and the denominator of which shall be the sum of the numerator and the aggregate principal and interest to be paid by the Trustees on the Exempt Loan for all future Plan Years; provided, however, that an alternative method of releasing such Stock from encumbrance may be utilized if the Plan Administrator so elects, and if permitted by applicable regulations under Section 4975 of the Code. For this purpose, the number of future years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the calendar year.

(b) Any cash dividends received by the Trustees on shares of ESOP Stock held in the Suspense Account shall be applied to the payment of any outstanding obligations of the ESOP Trust under any Exempt Loan (and shall be invested in an interest bearing or other fixed income investment pending such payment) unless, in the sole discretion of the Plan Administrator, the Trustees are directed to use such dividends to buy additional shares of ESOP Stock. Any shares of ESOP Stock released from the Suspense Account due to application of such dividends to the repayment of an Exempt Loan or purchased using such dividends shall be allocated to Participants’ ESOP Accounts on the basis set forth in Sections 16.2 through 16.9.

(c) Any cash dividends that are payable with respect to the ESOP Stock that is allocated to a Participant’s ESOP Account shall, in the discretion of the Plan Administrator be:

(i) applied to the payment of any outstanding obligations of the ESOP Trust under any Exempt Loan;

(ii) paid directly to the Participant in cash (to the extent such direct payment may be effectuated);

(iii) paid to the ESOP Trust and distributed by the Trustees in cash to the Participant not later than 90 days after the close of the Plan Year in which paid to the ESOP Trust; or

(iv) at the election of the Participant, payable in accordance with items (ii) or (iii) above or paid to the ESOP Trust and reinvested in additional ESOP Stock that is allocated to the Participant’s ESOP Account.

If such dividends are applied to the payment of an Exempt Loan pursuant to Paragraph (i) above, the applicable ESOP Stock that is allocated to the Participants’ ESOP Accounts shall have a fair market value not less than the amount of dividends so applied for the Plan Year in which the dividends were paid to the ESOP Trust. The excess, if any, of the fair market value of the ESOP Stock released from the Suspense Account by reason of the application of dividends described in this Section 16.12 over the fair market value of ESOP Stock allocated to a Participant’s Account pursuant to the provision of the immediately preceding sentence shall be allocated among Participants’ ESOP Accounts on the basis set forth in Sections 16.2 through 16.9. If dividends are paid pursuant to Paragraph (iv) above, Participants shall be provided an opportunity to make such an election before the dividend is paid and shall have the opportunity to change any such dividend election at least once annually.

16.13 Vesting and Forfeitures. Participants shall be vested in their ESOP Accounts in accordance with the provisions of Sections 6.2 and 6.3 (in each case, as modified by Schedule IX to Appendix B to the Plan), provided, however, that any portion of a Participant’s ESOP Account that is attributable to dividends that were reinvested in ESOP Stock pursuant to item (iv) in Section 16.12(c) shall be fully vested at the time such amount is reinvested in ESOP Stock and allocated to the Participant’s ESOP Account. In the event that a Participant forfeits a portion of his ESOP Account, any ESOP Stock held in such ESOP Account shall be forfeited only after other assets, if any, held in such Account. Forfeitures of ESOP Accounts shall be applied, at the Committee’s election, to (a) restore Participants’ ESOP Accounts pursuant to the last sentence of this Section 16.13, (b) reduce the Employer’s obligations to make contributions, if any, under Sections 16.2 through 16.9, and/or (c) pay expenses under the Plan in accordance with Section 11.8. Notwithstanding the foregoing, a Participant who has incurred a Severance and resumes employment under the Plan shall have the forfeited non-vested portion of the Participant’s ESOP Account restored to him upon the Participant’s repayment to the Plan of the full amount of any distribution. Such repayment shall be made prior to the earlier of (i) five years from his Reemployment Date or (ii) the completion of a Five Year Break-in-Service. Forfeitures of Participants who are Employees of the GEICO Companies shall not be allocated to the accounts of Participants who are Employees of other Participating Employers and forfeitures of Participants who are Employees of Participating Employers other than the GEICO Companies shall not be allocated to the accounts of Participants who are Employees of the GEICO Companies.

16.14 Distributions of ESOP Account.

(a) Distribution of a Participant’s ESOP Account shall commence at the time prescribed in Sections 7.6 and 7.7.

(b) Distributions prior to Retirement shall be paid in a single sum. Distributions made upon or after Retirement may be made on the basis set forth in Section 7.4(b), as modified by Section 7.11. All distributions from the ESOP Account shall consist of shares of ESOP Stock or cash equivalent in value to the fair market value as of the most recent Valuation Date of the ESOP Stock held in the ESOP Account. Unless the Participant or beneficiary elects to receive the distribution in ESOP Stock, such distribution shall be paid entirely in cash. The Participant shall be notified of his right to receive ESOP Stock.

(c) Shares of ESOP Stock that at the time of distribution are not readily tradable on an established market shall be subject to a put option which shall permit the Participant to sell such stock to the Corporation at any time during two option periods, at the fair market value of such shares (as of the most recent Valuation Date). The first period shall be for at least 60 days beginning on the date of distribution. The second period shall be for at least 60 days beginning on the first Valuation Date in the calendar year following the year in which the distribution was made. The Corporation may direct the Trustees to purchase shares tendered to the Corporation under a put option. Payment for any shares sold under a put option (including a “total distribution”, as defined herein) shall be made in a lump sum or in substantially equal annual installments over a period beginning not later than 30 days after the exercise of the put option and not exceeding five years. Such installment payments shall be provided with adequate security and interest payable at a reasonable rate (as determined by the Corporation). For purposes of this Section, a “total distribution” means distribution to a Participant or his beneficiary within one taxable year of the Participant’s entire vested interest in his ESOP Account.

Except as otherwise provided in this Section 16.14(c), or as otherwise required by applicable law, no ESOP Stock acquired with the proceeds of an Exempt Loan shall be subject to any put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7). Also, in accordance with Treasury Regulation Section 54.4975-11(a)(7)(i), in no event shall the Plan be obligated to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the security holder. Anything herein to the contrary notwithstanding, the provisions of this Section 16.14(c) are non-terminable and shall continue to be applicable to shares of ESOP Stock even if the Plan ceases to be an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7).

16.15 Diversification of Account.

(a) Effective January 1, 2007, each Participant or beneficiary of a deceased Participant shall have the right to direct, in accordance with the provisions of Article IV, that all or any portion of the amounts credited to his ESOP Account be transferred to and invested in any one or a combination of the Funds then available under the Plan, provided that there shall be no less than three such Funds available under the Plan (each of the three such Funds with materially different risk and return characteristics) and such right of diversification may not have restrictions that are not applicable to other investment options. Such direction shall be made in the form and manner determined by the Plan Administrator, which may include notification through written, telephonic and/or electronic media. Any amounts so transferred from Participant’s ESOP Account and invested in an available Fund pursuant to this Paragraph (a) shall no longer be subject to the provisions of this Article XVI after the transfer is effected.

(b) The Plan Administrator shall notify each Participant of his diversification rights under Paragraph (a) in accordance with the requirements of Section 101(m) of ERISA.

16.16 Voting of ESOP Stock.

(a) Voting of ESOP Stock. Each Participant (or beneficiary of a deceased Participant) to whose account shares of ESOP Stock have been allocated shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, direct the Trustee with respect to the vote of the shares of ESOP Stock allocated to his account, and the Trustee shall follow the directions of those Participants (and beneficiaries) who provide timely instructions to the Trustee. Each Participant (or beneficiary) who has been allocated shares of ESOP Stock is entitled to vote on any matter presented for a vote by the stockholders, as a named fiduciary, and shall also direct the Trustee with respect to the vote of a portion of the shares of ESOP Stock that have not been allocated to any Participant’s ESOP Account or for which no instructions were timely received by the Trustee, whether or not allocated to the ESOP Account of any Participant (or beneficiary). Such direction shall be with respect to such number of votes equal to the total number of votes attributable to ESOP Stock which is not allocated or with respect to which no responses were received multiplied by a fraction, the numerator of which is the number of votes attributable to such shares of ESOP Stock allocated to the Participant’s ESOP Account and the denominator of which is the total number of votes attributable to such shares of ESOP Stock allocated to the ESOP Accounts of all such Participants who have provided timely instructions to the Trustee under this Section 16.16. Such directions shall be held in confidence and not be divulged or released to any person including an officer or employee of the Corporation or any affiliate.

In the event ESOP Stock is to be voted before any ESOP Stock is allocated to Participants’ ESOP Accounts: (i) the Trustee shall solicit instructions from Participants concerning the voting of unallocated ESOP Stock in accordance with rules comparable to those otherwise in effect under this Section 16.16; (ii) each Participant, as a named fiduciary, shall be given one vote; and (iii) the Trustee shall vote all ESOP Stock in proportion to the votes of the Participants under clause (ii).

(b) Voting of Shares in Berkshire Hathaway Class B Stock Fund. Each Participant (or beneficiary of a deceased Participant) who has a proportional interest in the Berkshire Hathaway Class B Stock Fund shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, direct the Trustee with respect to voting the number of shares of Sponsor Stock (“Shares”) reflecting such Participant’s proportional interest in the Fund (both vested and unvested), and the Trustee shall follow the directions of those Participants (and beneficiaries) who provide timely instructions to the Trustee. Each Participant (or beneficiary) who has a proportional interest in such Fund is entitled to vote on any matter presented for a vote by the stockholders, as a named fiduciary. A Participant (or beneficiary) has the right to direct the Trustee not to vote with respect to such Shares credited to the Participant’s Account. Such directions shall be communicated in writing, or by mailgram or similar means, and shall be held in confidence and not be divulged or released to any person including an officer or employee of the Corporation. The Trustee shall not vote Shares reflecting a Participant’s proportional interest in the Fund for which it has received no direction from the Participant (or beneficiary).

Unless the Trustee determines that the applicable authorities under ERISA require the Trustee to take other action, the Trustee shall vote that number of Shares not credited to Participants’ Accounts in the same proportion on each issue as it votes those Shares credited to Participants’ Accounts for which it has received voting directions from Participants (or beneficiaries).

16.17 Tendering of ESOP Stock.

(a) Tendering of ESOP Stock. The provisions of this Section 16.17(a) shall apply in the event a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect (hereinafter, a “tender offer”) for ESOP Stock is commenced by a person or persons.

In the event a tender offer for ESOP Stock is commenced, the Plan Administrator, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Plan Administrator’s record keeping functions under the Plan to an independent record keeper (which if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participants in connection with the tender offer. The Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such tender offer except to the extent, and only to the extent, that the Trustee is timely directed to do so in writing as follows:

(i) Each Participant to whose ESOP Account shares of ESOP Stock have been allocated, shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, direct the Trustee with respect to the sale, exchange or transfer of the shares of ESOP Stock allocated to his ESOP Account and the Trustee shall follow the directions of those Participants who provide timely instructions to the Trustee.

(ii) Each such Participant, as a named fiduciary, shall also direct the Trustee with respect to the sale, exchange or transfer of a portion of the shares of ESOP Stock that have not been allocated to any Participant’s ESOP Account or for which no instructions were timely received by the Trustee, whether or not allocated to the ESOP Account of any Participant. Such direction shall be with respect to such number of shares equal to the total number of shares which are not allocated or with respect to which no responses were received multiplied by a fraction, the numerator of which is the number of shares allocated to the Participant’s ESOP Account and the denominator of which is the total number of shares allocated to the ESOP Accounts of all such Participants (and beneficiaries) who have provided timely instructions to the Trustee under this Section 16.17(a).

The independent record keeper shall solicit confidentially from each Participant the directions described in this Section 16.17(a) as to whether shares are to be tendered. The independent record keeper, if different from the Trustee, shall instruct the Trustee as to the amount of shares to be tendered, in accordance with the above directions.

Following any tender offer that has resulted in the sale or exchange of any shares of ESOP Stock held in the ESOP Trust, the record keeper shall continue to maintain on a confidential basis the ESOP Account of Participants to whose ESOP Accounts shares of ESOP Stock were allocated at any time during such offer, until complete distribution of such ESOP Accounts or such earlier time as the record keeper determines that the transfer of the record keeping functions back to the Plan Administrator will not violate the confidentiality of the directions given by the Participants. In the event that there is no sale or exchange of any shares of ESOP Stock held in the ESOP Trust pursuant to the tender offer, the record keeper shall transfer back to the Plan Administrator the record keeping functions; provided, however, the record keeper shall keep confidential any instructions which it may receive from Participants relating to the tender offer.

For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Plan Administrator or the independent record keeper, as the case may be, shall determine the portion, expressed as a percentage, of shares tendered by the Trustee that were actually sold or exchanged (the “applicable percentage”). The Plan Administrator or the independent record keeper, as the case may be, shall then treat as having been sold or exchanged from each of the Participants’ ESOP Accounts that number of shares (if any) which is obtained by multiplying (i) the applicable percentage times (ii) the total number of shares in such ESOP Account that were directed to be tendered or exchanged (or, in the case of an ESOP Account for which timely instructions were not received, the total number of shares in such ESOP Account multiplied by a fraction, the numerator of which is the total number of shares of ESOP Stock tendered by the Trustee and the denominator of which is the total number of shares of ESOP Stock held by the Trustee immediately prior to the tender). Any proceeds remaining after application of the preceding sentences shall be treated as proceeds from the sale or exchange of unallocated shares. The adjustments to individual accounts pursuant to the provisions of the Plan shall be made by the Plan Administrator or the independent record keeper, as the case may be, on information supplied by the Corporation or the Trustee.

(b) Tendering of Shares in the Berkshire Hathaway Class B Stock Fund. The provisions of this Section 16.17(b) shall apply in the event a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect (hereinafter, a “tender offer”) for Shares of Sponsor Stock held in the Berkshire Hathaway Class B Stock Fund is commenced by a person or persons.

(i) Each Participant (or beneficiary) shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, have the right to direct the Trustee to tender or not tender some or all of the Shares reflecting such Participant’s proportional interest in the Berkshire Hathaway Class B Stock Fund (both vested and unvested). Directions from a Participant (or beneficiary) to the Trustee concerning the tender of Shares shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Corporation. These directions shall be held in confidence by the Trustee and shall not be divulged to the Corporation, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender Shares as directed by the Participant (or beneficiary). Except as otherwise required by law, the Trustee shall not tender Shares reflecting a Participant’s proportional interest in the Berkshire Hathaway Class B Stock Fund for which it has received no direction from the Participant (or beneficiary).

(ii) Unless the Trustee determines that the applicable authorities under ERISA require the Trustee to take other action, the Trustee shall tender that number of Shares not credited to Participants’ Accounts in the same proportion as the total number of Shares credited to Participants’ Accounts for which it has received instructions from Participants (or beneficiaries).

(iii) A Participant (or beneficiary) who has directed the Trustee to tender some or all of the Shares reflecting the Participant’s proportional interest in such Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered Shares reflecting the Participant’s proportional interest, and the Trustee shall withdraw the directed number of Shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any Shares not credited to Participants’ Accounts have been tendered in accordance with the proportional tendering provision of Section 16.17(b)(ii), the Trustee shall re-determine the number of Shares not credited to Participants’ Accounts necessary to reduce the amount of tendered Shares not credited to Participants’ Accounts to the amount so re-determined. A Participant (or beneficiary) shall not be limited as to the number of directions to tender or withdraw that a Participant may give to the Trustee.

(iv) A direction by a Participant (or beneficiary) to the Trustee to tender Shares reflecting the Participant’s proportional interest in the Fund shall not be considered a written election under this Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable Shares. The Trustee shall credit to each proportional interest of the Participant from which the tendered Shares were taken the proceeds received by the Trustee in exchange for the Shares tendered from that interest. Pending receipt of directions (through the Plan Administrator) from the Participant (or beneficiary), as named fiduciary, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds as provided in the applicable trust agreement.

16.18 Shares Credited. For all purposes of Sections 16.16(b) and 16.17(b), the number of Shares of Sponsor Stock deemed “credited” or “reflected” to a Participant’s proportional interest shall be determined as of the last preceding Valuation Date. The trade date is the date the transaction is valued.

ARTICLE XVII

ESOP ADMINISTRATION

17.1 ESOP Responsibilities. The Plan Administrator shall be responsible for the administration of the ESOP Trust and ESOP Accounts and shall have all of the powers set forth below. The Plan Administrator shall:

(a) represent the Corporation in dealing with the ESOP Trustee;

(b) remove and replace the Trustee if required;

(c) direct the Trustee to enter into indebtedness for the purpose of acquiring qualifying securities or repaying an Exempt Loan;

(d) direct the application of Employer ESOP Contributions to the payment of principal and interest on an Exempt Loan;

(e) determine the extent to which shares from the Suspense Account are allocated to Participants’ ESOP Accounts for any period;

(f) direct the release of collateral for any Exempt Loan;

(g) direct the allocation of released ESOP Stock to Participants’ ESOP Accounts;

(h) direct the transfer of the value of Participant ESOP Accounts to effect Participant diversification elections pursuant to Section 16.15; and

(i) take such other actions as authorized by the Plan or ESOP Trust, or that are appropriate and helpful in the carrying out of its duties under the Plan or ESOP Trust.

APPENDIX A

TO

GENERAL RE CORPORATION

AND GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

List of Participating Employers

as of December 31, 2017

1.	General Reinsurance Corporation
2.	General Star Management Company
3.	Genesis Management and Insurance Services Corporation*
4.	New England Asset Management, Inc.
5.	Gen Re Intermediaries Corporation**
6.	General Re Financial Products Corporation
7.	General Re Life Corporation***
8.	United States Aviation Underwriters, Inc.
9.	GEICO Corporation
10.	Government Employees Insurance Company
11.	GEICO General Insurance Company
12.	GEICO Indemnity Company
13.	GEICO Casualty Company
14.	GEICO Advantage Insurance Company
15.	GEICO Choice Insurance Company
16.	GEICO Secure Insurance Company
17.	GEICO Insurance Agency, Inc.
18.	Government Employees Financial Corporation
19.	Maryland Ventures Inc.

Legend:	*	Genesis Underwriting Management Company changed its name to Genesis Management and Insurance Services Corporation in 2011.
	**	Herbert Clough, Inc. changed its name to Gen Re Intermediaries Corporation in 2002.
	***	General & Cologne Life Re of America changed its name to General Re Life Corporation in 2006.

SCHEDULE I

OF

APPENDIX B

TO

GENERAL RE CORPORATION

AND GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

Coverage of Certain Former Employees of

Cologne Reinsurance Corporation of

America

Certain employees (CRA Transfer Employees) of Cologne Reinsurance Corporation of America (“CRA”) have or may become Eligible Employees as a result of transfer of employment from CRA to an Employer participating in the Plan. The rights and benefits of CRA Transfer Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. The following Paragraphs A through D shall apply only to Participants who were Employees of CRA and subsequently transferred employment from CRA to a participating Employer (“CRA Transfer”):

A. Section 1.34: Hours of Service while employed by CRA shall be considered as Hours of Service with an Affiliated Company.

B. Section 1.53: The Service of a CRA Transfer Employee shall be determined as if CRA was an Affiliated Company during the entire period that person was employed by CRA or any member of its former controlled group.

C. Section 2.2: A CRA Transfer Employee who has completed a 12-month period of at least 1,000 Hours of Service prior to the effective date of the CRA Transfer shall be eligible to participate in the Plan as of the first day of the month following the effective date of the CRA Transfer. All other CRA Transfer Employees will be eligible to participate as provided in the Plan.

D. Section 9.1: A CRA Transfer Employee who becomes eligible to participate in the Plan as a result of a CRA Transfer shall not be subject to the one year of participation requirement for loans.

SCHEDULE II

OF

APPENDIX B

TO

GENERAL RE CORPORATION

AND GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

Coverage of Certain Former Employees of

National Reinsurance Corporation

After the merger into National Reinsurance Corporation (“National Re”), certain employees of National Re were transferred to Participating Employers (“Former National Re Employees”) and have become Eligible Employees. The rights and benefits of the Former National Re Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. The following Paragraphs A through C shall apply only to Participants who are Former National Re Employees.

A. Section 1.34: Hours of Service while employed by National Re or any member of its former controlled group shall be considered as Hours of Service with an Affiliated Company.

B. Section 1.53: The Service of a Former National Re Employee shall be determined as if National Re was an Affiliated Company during the entire period that person was employed by National Re or any member of its former controlled group.

C. Section 9.1: A Former National Re Employee who becomes eligible to participate in the Plan shall not be subject to the one year participation requirement for loans.

SCHEDULE III

OF

APPENDIX B

TO

GENERAL RE CORPORATION

AND GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

Coverage of Certain Former Employees of

National Reinsurance Corporation

with respect to Merged Plan Assets

Effective as of January 1, 1997, all contributions (both employer and employee) under the National Reinsurance Corporation 401(k) Savings Plan (“National Re Plan”) were completely discontinued and, as of such date, all participants in the National Re Plan were 100% vested in their respective account balances. Certain employees of National Re were transferred to Participating Employers (“Former National Re Employees”) and have become Participants in the Plan with certain special rights as provided in Schedule II of this Appendix. Effective as of June 30, 1997, the National Re Plan was merged with and into the Plan in accordance with Section 414(l) of the Code and all of the assets and liabilities under the National Re Plan were transferred to the Plan and allocated to accounts established for the Former National Re Employees. The following Paragraphs A through C shall apply only to Participants who were participants in the National Re Plan and are Former National Re Employees.

A. Section 1.1: Except as provided in this Schedule III, Account shall include the account balance (or its value at distribution, if less) transferred to the Plan on behalf of a Former National Re Employee from the National Re Plan as a result of the merger of the National Re Plan with and into the Plan (“National Re Account”).

B. Section 7.4: In addition to the methods of payment contained in the Plan, a National Re Employee may elect an installment or an annuity form of distribution with respect to his National Re Account. Installment payments shall be made over a period not to exceed the Participant’s (or the Participant’s and Spouse’s) life expectancy. Annuity payments may be made over (i) the life of the Participant, (ii) the lives of the Participant and a designated beneficiary, (iii) a period certain and continuous not extending beyond the life expectancy of the Participant, or (iv) a period certain and continuous not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

If a Participant elects benefits in the form of an annuity, the normal form of benefit shall be a life annuity for an unmarried Participant and an automatic joint and survivor annuity (with 50% survivor annuity payment to the Participant’s surviving spouse) for a married Participant. Such Participant may elect on a form approved by the Committee to waive the automatic joint and survivor annuity and elect to have his benefits paid in any of the other annuity forms described above. Such election may be made at any time during the 90-day period ending on the date benefit payments to the Participant are scheduled to commence and may be revoked by the Participant, on a form approved by the Committee, any time prior to the end of such 90-day period. The number of such Participant elections or revocations shall not be limited during such 90-day period; provided, however, that no such election or revocation shall be effective if made before the commencement, or after the end, of such 90-day period.

An election by a married Participant to waive an automatic joint and survivor annuity shall not be effective unless (i) the Participant’s spouse specifically consents in writing to the election on a form approved by the Committee; (ii) the election specifically designates a form of benefit payment and a beneficiary, including any class of Beneficiaries or contingent Beneficiaries, which cannot be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (iii) the spouse’s consent acknowledges the effect of the election; and (iv) the spouse’s consent is witnessed by a Plan representative or a notary public. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific form of benefit, and a specific beneficiary, and the spouse elects to relinquish either or both of such rights. The consent of a Participant’s spouse shall not be required if such Participant establishes to the satisfaction of the Committee that there exists circumstances that, under applicable regulations, relieve the participant from the requirement of obtaining spousal consent.

No more than 90 days nor less than 30 before benefits commence, each Participant to whom this Schedule applies shall be furnished with a written explanation of the terms and conditions of the automatic joint and survivor annuity, the rights of the Participant’s spouse, the Participant’s right to make, and the effect of, an election to waive the automatic joint and survivor benefit and the Participant’s right to make, and the effect of, a revocation of a previous election to waive the automatic joint and survivor annuity.

C. Article VIII: A National Re Employee shall have the same withdrawal rights with respect to his National Re Account as provided in Article VIII of the Plan except that amounts in his National Re Account attributable to Company Optional Contributions, if any, under the National Re Plan shall be withdrawable at the same time as withdrawals from his Matching Contributions Account under Section 8.3 of Article VIII of the Plan.

SCHEDULE IV

OF

APPENDIX B

TO

GENERAL RE CORPORATION

AND GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

Coverage of Certain Employees of

General & Cologne Life Re of America

and Insurance Management Services Corp.

Effective December 31, 1999, General & Cologne Life Re of America (“GCL”) and Insurance Management Service Corp. (“IMSC”), which prior to such date were participating employers in the Cologne Re Profit Sharing 401(k) Plan (the “Cologne Plan”), became Employers hereunder as a result of GCL’s and IMSC’s adoption of the Plan pursuant to Section 14.1, and certain employees of GCL and IMSC (“GCL Employees” and “IMSC Employees,” respectively) became Eligible Employees under the Plan. The rights and benefits of GCL Employees and IMSC Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. The following Paragraphs A through D shall apply only to Eligible Employees who are GCL Employees or IMSC Employees on or after December 31, 1999*:

A. Section 1.53: The service of a GCL Employee or IMSC Employee shall be determined as if GCL and IMSC were Affiliated Companies during the entire period that person was employed by GCL or IMSC or any member of its former controlled group.

B. Section 2.2: A GCL Employee or IMSC Employee who was a “Participant” in the Cologne Plan as of December 31, 1999 shall be eligible to make savings contributions and salary deferral contributions under Article III of the Plan as of January 1, 2000. All other GCL and IMSC Employees will be eligible to participate as provided in the Plan.

C. Section 2.8: A GCL Employee or IMSC Employee who was a “Participant” in the Cologne Plan as of December 31, 1999 and who makes savings or salary deferral contributions under Article III of the Plan on or after January 1, 2000 shall be eligible to receive ESOP Matching Allocations under Section 16.2 of the Plan as of January 1, 2000. All other GCL and IMSC Employees shall be eligible to receive ESOP Matching Allocations as provided in the Plan. A GCL Employee or IMSC Employee who was a “Participant” in the Cologne Plan as of December 31, 1999 and had not incurred a Severance prior to December 31, 1999 was eligible to receive an ESOP Supplemental Allocation under Section 16.7 for the 1999 Plan Year. The eligibility of GCL and IMSC Employees to receive (i) ESOP Supplemental Allocations for Plan Years after the 1999 Plan Year, (ii) ESOP Retirement Allocations for Plan Years before the 2017 Plan Year, (iii) ESOP Bonus Allocations for services rendered prior to January 1, 2017, and (iv) ESOP Profit-Sharing Allocations for fiscal years of the Company prior to January 1, 2017, shall be determined as provided in the Plan.

* All cross references are to Sections of the Plan as restated effective December 31, 2017.

D. Section 9.1: A GCL Employee’s or IMSC Employee’s participation in the Cologne Plan shall be considered as participation in this Plan for purposes of the one year of participation requirement for loans.

SCHEDULE V

OF

APPENDIX B

TO

GENERAL RE CORPORATION

AND GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

Coverage of Certain Employees of

United States Aviation Underwriters, Inc.

United States Aviation Underwriters, Inc. (“USAU”), which is the only participating employer in the United Sates Aviation Underwriters, Inc. 401(k) Retirement Savings Plan (the “USAU Plan”), became an Employer hereunder (i) effective December 31, 1999 for the limited purposes of participating in ESOP Supplemental Allocations under Section 16.7* of the Plan, (ii) effective as of July 1, 2000 for the limited purpose of participating in ESOP Matching Allocations under Section 16.2 of the Plan, (iii) effective January 1, 2006 for the limited purposes of participating in ESOP Discretionary USAU Allocations under Section 16.6 of the Plan and (iv) effective January 1, 2017 for the limited purpose of participating in ESOP Retirement USAU Allocations under Section 16.8 of the Plan, and certain employees of USAU (“USAU Employees”) became Eligible Employees under the Plan for such limited purposes. Effective as of December 31, 2008, the USAU Plan was merged with and into the Plan in accordance with Section 414(l) of the Code and all of the assets and liabilities under the USAU Plan were transferred to this Plan and allocated to Accounts established for the USAU Employees. The rights and benefits of USAU Employees will be determined as provided under this Plan, including, without limitation, any retroactive amendments to this Plan that are adopted after December 31, 2008 and are effective as of a date prior to such date, except as hereinafter specifically set forth. For the avoidance of doubt, with respect to USAU Employees’ participation in the Plan, all references to the Retirement Plan (as defined in Section 1.47 of the Plan) shall instead refer to the USAU Retirement Income Plan (as defined below). The following Paragraphs A through M shall apply only to Eligible Employees and Participants who are USAU Employees on or after December 31, 1999:

A. Section 1.11: The Catch-Up Contribution Account of each USAU Employee who was a participant in the USAU Plan on or before December 31, 2008 shall reflect amounts attributable to “Catch-up Contributions” (and any earnings attributable thereto) under Section 3.1A of the USAU Plan, if any, that were allocated to such USAU Employee’s Catch-up Contribution Account under the USAU Plan on or before December 31, 2008 and were transferred to this Plan as of December 31, 2008 on behalf of such USAU Employee pursuant to the merger of USAU Plan with and into this Plan.

B. Section 1.36: The Matching Contribution Account of each USAU Employee who was a participant in the USAU Plan on or before December 31, 2008 shall reflect amounts attributable to employer matching contributions (and any earnings attributable thereto)

*	All cross references are to Sections of the Plan as restated effective December 31, 2017.

under USAU Plan, if any, that were allocated to such USAU Employee’s Matching Contribution Account under the USAU Plan on or before June 30, 2000 and were transferred to this Plan as of December 31, 2008 on behalf of such USAU Employee pursuant to the merger of USAU Plan with and into this Plan.

C. Section 1.47: “Retirement” means the retirement of a Participant (a) for the 2017 Plan Year, under the United States Aviation Underwriters, Incorporated Retirement Income Plan (the “USAU Retirement Income Plan”) or (b) on and after January 1, 2018, under the Berkshire Hathaway Consolidated Pension Plan (the “BHCPP”), or, in the case of a Participant who is not a Member of the USAU Retirement Income Plan or the BHCPP, as applicable, the date of retirement if the Participant were a Member.

D. Section 1.48: The Rollover Account of each USAU Employee who was a participant in the USAU Plan on or before December 31, 2008 shall reflect amounts attributable to “Rollover Contributions” (and any earnings attributable thereto) under Section 3.5 of the USAU Plan, if any, that were allocated to such USAU Employee’s Rollover Contribution Account under the USAU Plan on or before December 31, 2008 and were transferred to this Plan as of December 31, 2008 on behalf of such USAU Employee pursuant to the merger of USAU Plan with and into this Plan.

E. Section 1.50: The Salary Deferral Account of each USAU Employee who was a participant in the USAU Plan on or before December 31, 2008 shall reflect amounts attributable to “Tax-Deferred Contributions” (and any earnings attributable thereto) under Section 3.1 of the USAU Plan, if any, that were allocated to such USAU Employee’s Tax-Deferred Contribution Account under the USAU Plan on or before December 31, 2008 and were transferred to this Plan as of December 31, 2008 on behalf of such USAU Employee pursuant to the merger of USAU Plan with and into this Plan.

F. Section 1.52: The Savings Account of each USAU Employee who was a participant in the USAU Plan on or before December 31, 2008 shall reflect amounts attributable to “After-tax Contributions” (and any earnings attributable thereto) under Section 3.2 of the USAU Plan, if any, that were allocated to such USAU Employee’s After-tax Contribution Account under the USAU Plan on or before December 31, 2008 and were transferred to this Plan as of December 31, 2008 on behalf of such USAU Employee pursuant to the merger of USAU Plan with and into this Plan.

G. Section 2.2: Prior to January 1, 2009, a USAU Employee shall not be eligible to make savings contributions and salary deferral contributions under Article III of the Plan. A USAU Employee who was a “Participant” in the USAU Plan as of December 31, 2008 shall be eligible to make savings contributions and salary deferral contributions under Article III of the Plan effective as of January 1, 2009. All other USAU Employees will be eligible to participate as provided in the Plan.

H. Section 2.4: Each USAU Employee hired on or after January 1, 2009 who is automatically enrolled in the Plan in accordance with Paragraph (a) of Section 2.4 shall be deemed to elect salary deferral contributions under Section 3.2 at a rate of 4% of Compensation.

I. Section 2.8: Prior to July 1, 2000, a USAU Employee shall not be eligible to receive ESOP Matching Allocations under Section 16.2 of the Plan. Beginning on and after July 1, 2000, a USAU Employee who makes deferral contributions under Article 4 of the USAU Plan shall be eligible to receive ESOP Matching Allocations under Section 16.2 of the Plan, as modified by Paragraph M below. ESOP Matching Allocations for Plan Years beginning with the 2009 Plan Year shall be determined as provided in the Plan, as modified by Paragraph M below. A USAU Employee who was a “Participant” in the USAU Plan as of December 31, 1999 and had not incurred a Severance prior to December 31, 1999 was eligible to receive and was allocated an ESOP Supplemental Allocation under Section 16.7 for the 1999 Plan Year. ESOP Supplemental Allocations for Plan Years beginning after the 1999 Plan Year, ESOP Discretionary USAU Allocations beginning with the 2006 Plan Year and ESOP Retirement USAU Allocations beginning with the 2017 Plan Year shall be determined as provided in the Plan. A USAU Employee shall not be eligible to receive ESOP Retirement Allocations, ESOP Bonus Allocations or ESOP Profit-Sharing Allocations under Article XVI of the Plan.

J. Section 3.1: Effective January 1, 2009, each USAU Employee may elect to make savings contributions for any Plan Year in any whole percentage not exceeding 10% of Compensation.

K. Section 3.2: Effective January 1, 2009, each USAU Employee may elect to make salary deferral contributions for any Plan Year in any whole percentage not exceeding 15% of Compensation, but not more than the Salary Deferral Compensation Limit for such Plan Year. In no event shall the total annual contribution to a USAU Employee’s Savings Account and Salary Deferral Account exceed, in the aggregate, 25% of such USAU Employee’s Compensation for the Plan Year.

L. Section 3.3: Effective January 1, 2009, the rate of salary deferral contribution of each USAU Employee who is making salary deferral contributions at a rate that is less than 4% of Compensation as of the last payroll period of the first Quarter of a Plan Year (beginning with the 2009 Plan Year) shall be automatically increased by 1% as of the first full payroll period of the second Quarter of such Plan Year, unless the USAU Employee timely makes the election described in Section 3.3(c) of the Plan.

M. Section 3.6: Effective January 1, 2009, Supplemental Additional Contributions of a USAU Employee may not exceed 25% of the USAU Employee’s Compensation for all periods such USAU Employee was eligible to participate in the Plan (as determined in accordance with Section 3.6 of the Plan) less the amount of all savings contributions, including all Participant contributions such USAU Employee has previously made to the Plan.

N. Section 6.2: Each USAU Employee who first became an Employee on or before December 31, 2008 shall be 100% vested in any ESOP Matching Allocations credited to his ESOP Account. ESOP Matching Allocations of each USAU Employee who first becomes an Employee on or after January 1, 2009, and ESOP Supplemental Allocations, ESOP Discretionary USAU Allocations and ESOP Retirement USAU Allocations of all USAU Employees, shall vest as provided in Section 6.2 of the Plan.

O. Section 9.1: Each USAU Employee who was a participant in the USAU Plan on or before December 31, 2008 shall not be subject to the one year participation requirement for loans.

P. Section 16.2: Prior to January 1, 2009, the amount of ESOP Matching Allocations credited and allocated to the ESOP Account of each USAU Employee shall be an amount of ESOP Stock with a value, determined as of the most recent Valuation Date prior to the date of allocation, equal to 50% of the deferral contributions made by the USAU Employee under Article 4 of the USAU Plan, without taking into account any such deferral contributions in excess of 4% of the USAU Employee’s Compensation (as defined in the USAU Plan) for the Plan Year and, with respect to the 2000 Plan Year, any deferral contributions for which matching contributions have already been made on the USAU Employee’s behalf under Article 4 of the USAU Plan. Effective January 1, 2009, the amount of ESOP Matching Allocations credited and allocated to the ESOP Account of each USAU Employee shall be an amount of ESOP Stock with a value, determined as of the most recent Valuation Date prior to the date of allocation, equal to 50% of the USAU Employee’s savings and salary deferral contributions, but not to exceed, in the aggregate, 4% of the USAU Employee’s Compensation (as defined in this Plan) for the Plan Year. Effective July 1, 2017, the amount of ESOP Matching Allocations credited and allocated to the ESOP Account of each USAU Employee shall be an amount of ESOP Stock with a value, determined as of the most recent Valuation Date prior to the date of allocation, equal to 100% of the USAU Employee’s savings and salary deferral contributions, but not to exceed, in the aggregate, 4% of the USAU Employee’s Compensation (as defined in this Plan) for the Plan Year; provided, however, for the 2017 Plan Year, the ESOP Matching Allocations described in the foregoing sentence shall not exceed 4% of the USAU Employee’s Compensation (as defined in this Plan) for the period beginning on July 1, 2017 and ending on December 31, 2017. Notwithstanding anything in Section 16.2 to the contrary, such ESOP Matching Allocations shall be made and credited to a USAU Participant on a payroll-to-payroll basis.

SCHEDULE VI

OF

APPENDIX B

GENERAL RE CORPORATION

AND GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

Coverage of Certain Former Employees of

Utilities Mutual Insurance Company

Pursuant to a master Reinsurance Assumption Agreement dated as of May 23, 2000 (the “Inception Date”) between Cologne Reinsurance Company (Dublin), Ltd. and Utilities Mutual Insurance Company (“UMI”), certain employees of UMI became employees of Cologne Services Corporation as of the Inception Date and as of the Inception Date Cologne Services Corporation assumed sponsorship of The Utilities Mutual Insurance Company Salary Deferral Plan (the “UMI Plan”). Effective as of the Inception Date, Cologne Services Corporation discontinued all Employer and Participant contributions under the UMI Plan pending the merger of the UMI Plan into the Plan and became an Employer hereunder as of the Inception Date as a result of Cologne Services Corporation’s adoption of the Plan pursuant to Section 14.1, and certain employees of Cologne Services Corporation who were former UMI employees and who were participants in the UMI Plan on or before May 22, 2000 (“Former UMI Employees”) became Eligible Employees under the Plan as of the Inception Date. The rights and benefits of Former UMI Employees who were members of the UMI Plan prior to the Inception Date will be determined as provided under the Plan, except as hereinafter specifically set forth. The following Paragraphs A through D shall apply only to Eligible Employees who were members of the UMI Plan on or before May 22, 2000:

A. Section 1.53: The service of a Former UMI Employee shall be determined as if UMI was an Affiliated Company during the entire period that person was employed by UMI or any member of its former controlled group.

B. Section 2.2: A Former UMI Employee who was a “Member” in the UMI Plan as of May 22, 2000 shall be eligible to make savings contributions and salary deferral contributions under Article III of the Plan as of the Inception Date. All other Former UMI Employees will be eligible to participate as provided in the Plan.

C. Section 2.8: A Former UMI Employee who was a “Member” in the UMI Plan as of May 22, 2000 and who makes savings or salary deferral contributions under Article III of the Plan on or after the Inception Date shall be eligible to receive ESOP Matching Allocations under Section 16.2 of the Plan as of the Inception Date. All other Former UMI Employee shall be eligible to receive ESOP Matching Allocations as provided in the Plan. The eligibility of a Former UMI Employee to receive (i) ESOP Supplemental Allocations, (ii) ESOP Retirement Allocations before the 2017 Plan Year, (iii) ESOP Bonus Allocations for services rendered prior to January 1, 2017, and (iv) ESOP Profit-Sharing Allocations for fiscal years of the Company prior to January 1, 2017, shall be determined as provided in the Plan.

D. Section 9.1: A Former UMI Employee’s membership in the UMI Plan shall be considered as participation in this Plan for purposes of the one year of participation requirement for loans.

SCHEDULE VII

OF

APPENDIX B

TO

GENERAL RE CORPORATION

AND GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

Special Vesting Provision Relating To Certain

Participants Who Are Involuntarily Terminated By

General Re Financial Products Corporation

Or General Re Securities Corporation

On Or After April 30, 2002

Beginning on or around April 30, 2002, the employment of certain Participants who are Employees of General Re Financial Products Corporation (“GRFP”) or General Re Securities Corporation (“GRSC”) may be involuntarily terminated by their Employer pursuant to the winding-down of the businesses of GRFP and GRSC. The rights and benefits of Participants who are involuntarily terminated by GRFP or GRSC on or after April 30, 2002 will be determined as provided under the Plan, except as herein specifically set forth. Paragraph A below shall apply only to Participants who satisfy each of the following conditions*:

(i) Such Participant was actively employed by GRFP or GRSC on April 30, 2002 and was a Participant in the Plan as of such date;

(ii) Such Participant suffers a Severance due to the involuntary termination of employment by GRFP or GRSC on or after April 30, 2002 other than For Cause, as defined in Paragraph B below; and

(iii) Such Participant has duly executed the general release described in Paragraph C below.

A. Section 16.13: Participants to whom this Paragraph applies shall be fully vested in their ESOP Accounts on the date of Severance, regardless of the number of Years of Service completed at such time.

B. For Cause: For purposes of this Schedule, “For Cause” shall mean an involuntary termination of employment by an Employer which the Plan Administrator determines, in its discretion, to be for cause, including any separation from Service by the Participant from his Employer which is effected by reason of incompetence, insubordination, excessive undocumented absenteeism, material breach of an employment, non-solicitation and/or non-compete agreement, acts of fraud or deceit, commission of a crime, ethical violations, material violations of the Corporation’s or Employer’s code of conduct or other gross misconduct by the Participant performed within the scope of his employment with the Employer; provided, however, that any determinations of Cause be made on a uniform and non-discriminatory basis with respect to similarly situated Participants engaged in similar misconduct.

*	All cross references are to Sections of the Plan as restated effective December 31, 2017.

C. General Release: Application of the special vesting provision described in Paragraph A of this Schedule is expressly contingent upon the Corporation’s receipt of a written agreement (in a form satisfactory to the Plan Administrator) signed by the Participant, wherein the Participant releases and discharges the Corporation, all Employers and all Affiliated Companies of any and all claims against the Corporation, the Employers and the Affiliated Companies related in any way to the Participant’s employer with an Employer and the termination of such employment.

SCHEDULE VIII

OF

APPENDIX B

TO

GENERAL RE CORPORATION

AND GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

Coverage of Certain Employees of

John Hewitt & Associates, Inc.

Effective December 31, 2002, all contributions to the John Hewitt & Associates, Inc. Money Purchase Pension Plan (the “JHA Money Purchase Plan”) were completely discontinued and, as of such date, all participants in the JHA Money Purchase Plan were 100 percent vested in their respective account balances. Also effective as of December 31, 2002, all participants in the John Hewitt & Associates, Inc. 401(k) Profit Sharing Plan (the “JHA 401(k) Plan”) were 100% vested in their respective account balances under that plan. Effective as of January 1, 2003, the JHA Money Purchase Plan and the JHA 401(k) Plan were merged with and into the Plan in accordance with Section 414(l) of the Code and John Hewitt & Associates, Inc. (“JHA”) became a Participating Employer and Employer hereunder. The rights and benefits of employees of JHA (“JHA Employees”) will be determined as provided under the Plan, except as otherwise specifically set forth herein. The following Paragraphs A through O shall apply to all JHA Employees unless otherwise indicated.*

A. Section 1.36: The Matching Contribution Account of a JHA Employee who was a participant in the JHA 401(k) Plan on or before December 31, 2002 shall reflect amounts attributable to employer matching contributions (and any earnings attributable thereto) and discretionary profit sharing contributions (and any earnings attributable thereto) under the JHA 401(k) Plan that were allocated to such JHA Employee’s JHA 401(k) Plan account on or before December 31, 2002 and were transferred to the Plan on or after January 1, 2003 on behalf of such JHA Employee pursuant to the merger of JHA 401(k) Plan with and into the Plan.

B. Section 1.50: The Salary Deferral Account of a JHA Employee who was a participant in the JHA 401(k) Plan on or before December 31, 2002 shall reflect amounts attributable to elective deferral contributions (and any earnings attributable thereto) under the JHA 401(k) Plan that were allocated to such JHA Employee’s JHA 401(k) Plan account on or before December 31, 2002 and were transferred to the Plan on or after January 1, 2003 on behalf of such JHA Employee pursuant to the merger of JHA 401(k) Plan with and into the Plan.

C. Section 1.53: The Service of a JHA Employee shall be determined as if JHA was an Affiliated Company during the entire period that such JHA Employee was employed by JHA or any member of its former controlled group.

*	All cross references are to Sections of the Plan as restated effective December 31, 2017.

D. Section 2.2: A JHA Employee who was a participant in the JHA 401(k) Plan on or before December 31, 2002 shall be eligible to make savings contributions, salary deferral contributions and Catch-Up Contributions (if applicable) under Article III of the Plan as of January 1, 2003. All other JHA Employees shall be eligible to participate as provided in the Plan.

E. Section 2.8: A JHA Employee who was a participant in the JHA 401(k) Plan on December 31, 2002 and who makes savings or salary deferral contributions under Article III of the Plan on and after January 1, 2003 shall be eligible to receive ESOP Matching Allocations under Section 16.2 of the Plan as of January 1, 2003. All other JHA Employees shall be eligible to receive ESOP Matching Allocations as provided in the Plan. Eligibility of a JHA Employee for (i) ESOP Supplemental Allocations, (ii) ESOP Retirement Allocations before the 2017 Plan Year and (iii) ESOP Bonus Allocations for services rendered prior to January 1, 2017, and (iv) ESOP Profit-Sharing Allocations for fiscal years of the Company prior to January 1, 2017, shall be determined as provided in the Plan and Paragraphs K through N of this Schedule.

F. Section 5.1: The Account of each JHA Employee who was a participant in the JHA Money Purchase Plan on or before December 31, 2002 shall include a Sub-Account (referred to herein as the “Money Purchase Account”), which shall reflect that portion of the JHA Employee’s Account attributable to amounts allocated to the JHA Employee’s account under the JHA Money Purchase Plan (and any earnings attributable thereto) and transferred to the Plan on behalf of the JHA Employee pursuant to the merger of the JHA Money Purchase Plan with and into the Plan.

G. Section 6.1: A JHA Employee shall at all times be fully vested in his Money Purchase Account, if any, and Matching Contribution Account.

H. Section 7.4: This Paragraph H shall apply only to those amounts, if any, credited to a JHA Employee’s Money Purchase Account (including any earnings attributable thereto). Any other amounts credited to the Account of a JHA Employee under the Plan shall be subject to the provisions of Section 7.4, without regard to this Paragraph H. Notwithstanding anything in Section 7.4 to the contrary:

(i) Distribution of amounts credited to a JHA Employee’s Money Purchase Account, if any, (and any earnings attributable thereto) shall be governed by the provisions of Section 6.5 of the JHA Money Purchase Plan, as in effect on December 31, 2002, which provisions are preserved hereunder and incorporated herein by reference. In accordance with such provisions, the normal form of payment with respect to such Money Purchase Account amounts shall be a single life annuity for an unmarried JHA Employee and a joint and 100% survivor annuity for a married JHA Employee, subject to the JHA Employee’s right to waive the normal form of payment and elect, in accordance with the election procedures set forth in such Section 6.5, (including, without limitation, any applicable election periods and notice and spousal consent requirements) any of the alternate forms of payment available under Section 7.4(b) of the Plan and Section 6.5 of the JHA Money Purchase Plan (as reflected in the Adoption Agreement thereto). The alternate forms of payment available under Section 6.5 of the JHA Plan and preserved herein with respect to amounts in a JHA Employee’s Money Purchase Account include

(i) a joint and 50% survivor annuity, (ii) a joint and 75% survivor annuity, (iii) a lump sum payment or (iv) the purchase of alternate annuity with payments that do not extend beyond either the life or life expectancy of the JHA Employee or lives or joint life expectancies of the JHA Employee and a designated beneficiary.

(ii) Distribution of amounts credited to a JHA Employee’s Money Purchase Account, if any, in the event of the JHA Employee’s death prior to his “Annuity Starting Date,” (as defined in Section 1.8 of the JHA Money Purchase Plan), shall be governed by the provisions of Section 6.6 of the JHA Money Purchase Plan, as in effect on December 31, 2002, which provisions are preserved hereunder and incorporated herein by reference. In accordance with such provisions, unless timely waived by the JHA Employee in accordance with the election procedures set forth in such Section 6.6 (including, without limitation, the applicable election periods and notice and spousal consent requirements), the death benefit with respect to such Money Purchase Account amounts in the case of a JHA Employee who is married at the time of death shall be a 100% pre-retirement survivor annuity to the JHA Employee’s surviving spouse, commencing either at the time the JHA Employee would have attained the latter of age 62 or his “Normal Retirement Age” under the JHA Money Purchase Plan or if elected by the surviving spouse, within a reasonable time after the JHA Employee’s death.

I. Article VII: A JHA Employee who has attained age 65 and is still employed may elect to receive pre-retirement distributions of all or a portion of the amounts credited to his Money Purchase Account, if any. Any such pre-retirement distributions shall be subject to the provisions of Paragraph H of this Schedule. In-service withdrawal rights with respect to all other amounts credited to a JHA Employee’s Account shall be governed as provided in the Plan.

J. Section 9.1: A JHA Employee who was a participant in the JHA 401(k) Plan on or before December 31, 2002 shall not be subject to the one year participation requirement for loans.

K. Section 16.3: For Plan Years beginning with the 2005 Plan Year, the ESOP Account of each JHA Employee who meets the eligibility requirements of Section 2.2 as of the last business day of the Plan Year and has not incurred a Severance as of such date shall, on such last business day of the Plan Year, be credited with an ESOP Retirement Allocation in an amount determined under Section 16.3. Notwithstanding anything to the contrary contained in this Schedule or the Plan, for Plan Years beginning with the 2017 Plan Year, no JHA Employee shall receive an ESOP Retirement Allocation under the Plan.

L. Section 16.4: For Plan Years beginning with the 2006 Plan Year, the ESOP Account of each JHA Employee who (i) met the eligibility requirements of Section 2.2 as of the last day of the prior Plan Year (ii) receives an AIP Bonus during the Plan Year and (iii) has not incurred a Severance prior to the date of allocation shall, on the last business day of the first Quarter of each Plan Year (or as soon as practicable thereafter), be credited with an ESOP Bonus Allocation in an amount determined under Section 16.4. Notwithstanding anything to the contrary contained in this Schedule or the Plan, no ESOP Bonus Allocations under the Plan shall be made to JHA Participants with respect to services rendered prior to January 1, 2017.

M. Section 16.5: For Plan Years beginning with the 2006 Plan Year, the ESOP Account of each JHA Employee who (i) met the eligibility requirements of Section 2.2 as of the last day of the prior Plan Year and (ii) has not incurred a Severance prior to the date of allocation shall, on the last business day of the first Quarter of each Plan Year (or as soon as practicable thereafter), be credited with an ESOP Profit Sharing Allocation in an amount determined under Section 16.5. Notwithstanding anything to the contrary contained in this Schedule or the Plan, no JHA Participant shall receive an ESOP Profit-Sharing Allocation under the Plan for fiscal years of the Company beginning on and after January 1, 2017.

N. Section 16.7: The eligibility of a JHA Employee for ESOP Supplemental Allocations shall be determined as provided in the Plan, except that, for the 2003 and 2004 Plan Years only, in addition to any per capita ESOP Supplemental Allocation credited under Section 16.7 of the Plan for such 2003 and 2004 Plan Years, the ESOP Account of each JHA Employee who meets the eligibility requirement of Section 2.2 of the Plan in respect of such Plan Years shall be credited with an additional ESOP Supplemental Allocation for each such Plan Year equal to 4% of such JHA Employee’s Compensation. Such additional ESOP Supplemental Allocation shall be allocated ratably over each pay period. No such additional ESOP Supplemental Allocations shall be credited to the ESOP Account of a JHA Employee after the 2004 Plan Year.

O. Section 16.13: The ESOP Accounts of JHA Employees shall vest as provided in the Plan.

SCHEDULE IX

OF

APPENDIX B

TO

GENERAL RE CORPORATION

AND GOVERNMENT EMPLOYEES COMPANIES

SAVINGS AND STOCK OWNERSHIP PLAN

Coverage of Certain Employees of

GEICO Corporation and its Subsidiaries

Effective December 31, 2017, GEICO Corporation (“GEICO”) and the other companies listed on Exhibit D to this Schedule IX (collectively, the “GEICO Companies”) participating in the Revised Profit Sharing Plan for the Employees of the Government Employees Companies, as amended and restated effective as of January 1, 2017 (as may be amended from time to time, the “GEICO Plan”), became Participating Employers in the Plan for the limited purpose of participating in the ESOP GEICO Allocation under Section 16.9, as a result of the GEICO Companies’ adoption of the Plan pursuant to Section 14.1, and certain employees of the GEICO Companies (the “GEICO Employees”) became Eligible Employees under the Plan for such limited purpose. The rights and benefits of the GEICO Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. For the avoidance of doubt, in the event of any conflict between the terms of the Plan and this Schedule IX, the terms of this Schedule IX (together with its accompanying exhibits) shall control.

Capitalized terms used on this Schedule IX (including Exhibits B and C) but not defined herein or in the Plan shall have the meanings assigned to such terms on Exhibit A to this Schedule.

The following Paragraphs A through SS shall apply only to Eligible Employees who are GEICO Employees on or after December 31, 2017:

A. Section 1.8: “Break-in-Service” means any Plan Year in which the Participant completes less than three Months of Service. For purposes of determining an Employee’s Period of Vesting Service, the Employee shall incur a Break-in-Service for any Period of Severance of at least 12 consecutive months.

B. Section 1.16: “Compensation” means the regular or basic pay actually paid to an Employee after he becomes a Participant in either the GEICO Plan or this Plan, determined prior to a reduction in earnings on account of elective contributions made pursuant to Section 4.1(a) of the GEICO Plan and prior to a reduction in earnings on account of contributions made on behalf of such Participant on a salary deferral basis to a cafeteria plan (within the meaning of Section 125 of the Code) or a qualified transportation fringe plan (within the meaning of Section 132(f) of the Code) maintained by a GEICO Company or an Affiliate, plus overtime pay and shift differential and bonuses. Notwithstanding the foregoing, for purposes of allocating any ESOP GEICO Allocations under Section 16.9 and reallocating forfeitures under Section 16.13 on behalf of such Participant, (i) profit sharing cash payouts, bonuses paid under the three-year cash bonus plan, bonus amounts paid in excess of 50% of the regular or basic pay actually paid to a Participant and amounts paid after severance from employment that are severance pay shall be excluded from Compensation. Compensation of a Participant who at any time is simultaneously in the employ of two or more of the GEICO Companies and Affiliates included herein shall be the total Compensation received by the Participant, and (ii) the total amount of a Participant’s Compensation taken into account in any Plan Year shall not exceed the applicable dollar limit under Section 401(a)(17)(A) of the Code (adjusted for increases in the cost of living determined in accordance with Section 401(a)(17)(B) of the Code and the Treasury Regulations and other guidance issued thereunder).

C. Section 1.18: “Disability” means if, by reason of accidental bodily injury or sickness, a Participant is completely unable to perform any and every duty pertaining to his employment with a GEICO Company or an Affiliate, while such Participant is not engaged in any occupation or employment for wage or profit; provided, however, that a Participant shall not be considered as totally disabled within the meaning of the Plan if such disability is the result of intentionally self-inflicted injury, participating in a riot, committing a felony or any type of assault, or engaging in an illegal occupation.

D. Section 1.20: “Eligible Employee” means an Employee of a GEICO Company which is a Participating Employer under the Plan. Notwithstanding the foregoing, the following individuals shall not be considered an Eligible Employee, regardless of whether any such individual is later determined by a court of law, the Internal Revenue Service or otherwise to be a common law employee of a GEICO Company or an Affiliate: (a) leased employees as defined in Section 1.21, (b) individuals who do not receive payment for services directly from the payroll of a GEICO Company or an Affiliate, (c) employees of employment agencies which are not Affiliates, and (d) persons whose services are rendered pursuant to written arrangements which expressly recite that such service provider is not eligible for participation in the Plan or is personally responsible for his benefits.

E. Section 1.21: “Employee” means any person employed by a GEICO Company, including a “leased employee” under Section 414(n) of the Code other than a leased employee covered by a plan described in Section 414(n)(5) of the Code, and any person employed by an Affiliate that is not a GEICO Company who is designated as eligible to participate in the Plan by the GEICO Board. A “leased employee” means any individual (other than an Eligible Employee of the recipient GEICO Company or Affiliate) who, pursuant to an agreement between the GEICO Company or Affiliate and any other person, has performed services for the recipient GEICO Company or Affiliate (or for the recipient GEICO Company or Affiliate and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient GEICO Company or Affiliate.

F. Section 1.25: “ESOP Account” means the sum of a Participant’s ESOP GEICO Allocations under Section 16.9, forfeitures allocated under Section 16.13 and earnings thereon.

G. Section 1.34: “Hour of Service” means each hour for which the Employee is paid or entitled to payment for the performance of duties for a GEICO Company. For purposes of determining an Employee’s Period of Vesting Service, the Employee shall be credited with an Hour of Service for each hour for which the Employee is paid or entitled to payment for the performance of duties for the GEICO Company. For purposes of determining an Employee’s Years of Service, the Employee shall be credited with an Hour of Service for each hour for which:

(a) the Employee is paid, or entitled to payment, by a GEICO Company for the performance of duties for the GEICO Company during the 12-month period beginning on the Employee’s Employment Commencement Date or any anniversary thereof (the “computation period”). These hours shall be credited to the Employee for the computation period in which the duties are performed;

(b) the Employee is paid, or entitled to payment, by a GEICO Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service shall be credited under this Subparagraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Subparagraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

(c) a GEICO Company awards or agrees to back-pay, irrespective of mitigation of damages. The same Hours of Service shall not be credited both under Subparagraph (a) or Subparagraph (b), as the case may be, and under this Subparagraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of Service shall be credited for employment with other members of an affiliated group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code), of which the adopting GEICO Company is a member. Hours of Service shall also be credited for any individual considered an Employee for purposes of the Plan under Section 414(n) of the Code.

Notwithstanding the foregoing, for purposes of determining an Employee’s eligibility to receive an allocation of ESOP GEICO Allocations for a particular Plan Year, Hours of Service shall not be credited for employment with any Affiliate that is not a GEICO Company.

H. Section 1.37: “Maternity/Paternity Leave” means a leave of absence granted to an Employee who leaves employment due to

(a) pregnancy of the Employee;

(b) birth of a child of the Employee;

(c) placement of a child with the Employee in connection with the prospective adoption of such child by the Employee; or

(d) child care during the period immediately following birth or placement for adoption.

For purposes of determining whether or not a Break-in-Service has occurred for purposes of determining an Employee’s Years of Service, an Employee shall be entitled to credit for up to three Months of Service if the Employee takes an unpaid leave of absence for any of the reasons set forth in clauses (a) through (d). The additional Months of Service credited shall not exceed the Months of Service which otherwise would have been credited had the Employee not been absent. Such service shall be granted in the Plan Year in which the unpaid leave of absence begins. However, if the credit is not needed in such Plan Year to avoid a Break-in-Service, it will be granted in the succeeding Plan Year if the leave of absence continues into the succeeding Plan Year.

I. Section 1.40: “Period of Severance” means a continuous period of time during which the Employee is not employed by a GEICO Company. Such period begins on the date of the Employee’s Retirement or the date the Employee quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service. In the case of an Employee who is absent from work for any of the following reasons, the 12-consecutive-month period beginning on the first anniversary of the first date of such absence shall not constitute a Break-in-Service:

(a) pregnancy of the Employee;

(b) birth of a child of the Employee;

(c) placement of a child with the Employee in connection with the prospective adoption of the child by the Employee; or

(d) child care during the period immediately following birth or placement for adoption.

J. Section 1.44: For all purposes under the Plan, Qualified Employees shall not include GEICO Employees.

K. Section 1.47: “Retirement” means either (a) in the case of a Participant who is eligible to participate in the Pension Plan, becoming eligible to commence receipt of benefits under the Pension Plan as a retiree, including early retirement benefits, or (b) in the case of a Participant who is not eligible to participate in the Pension Plan, ending employment after satisfying either of the following age and service requirements: (i) before January 1, 2011, age 65 and five years of employment with a GEICO Company, and (ii) after December 31, 2010, (A) age 55 and 20 Years of Service or (B) age 65 and 10 Years of Service.

L. Sections 1.48 and 1.49: Sections 1.48 and 1.49 of the Plan shall not apply to GEICO Employees.

M. Section 1.53: Section 1.53 of the Plan shall not apply to the GEICO Employees. Instead, Service shall be determined in accordance with the provisions of this Schedule. In addition, to the extent legally required under the Family and Medical Leave Act of

1993, as it may be amended from time to time, and the regulations and official guidance issued thereunder, a leave of absence shall not be deemed to constitute a Break-in-Service for purposes of computing an Employee’s Years of Qualifying Service, Years of Service, and Periods of Vesting Service under the Plan.

N. Section 1.54: “Severance” means the Employee’s severance of employment with an Employer for any reason other than Retirement, death or Disability.

O. Section 1.60: “Valuation Date” means any day on which the New York Stock Exchange or any successor to its business is open for trading.

P. Section 1.62: “Year of Service” means each Plan Year in which the Employee completes at least six Months of Service.

Q. Article II: Sections 2.1, 2.5 and 2.7 shall not apply to the GEICO Employees.

R. Section 2.2: For purposes of an Employee’s eligibility to receive an allocation of ESOP GEICO Allocations under Section 16.9, any Full-time Employee or Part-time Employee shall become a Participant on the day that immediately follows his completion of a Year of Qualifying Service; provided, however, any Employee whose Employment Commencement Date occurs in the month of January shall become a Participant on the December 31 following his Employment Commencement Date if the Employee completes by such December 31 at least six Months of Service in the case of a Full-time Employee, or at least 1,000 Hours of Service in the case of a Part-time Employee.

S. Section 2.3:

(a) For purposes of eligibility to receive an allocation of ESOP GEICO Allocations under Section 16.9, an Employee who terminates employment prior to satisfying a Year of Qualifying Service and who is then rehired after incurring a Break-in-Service shall be treated as a newly hired Employee upon his date of rehire, and an Employee who terminates employment prior to satisfying a Year of Qualifying Service and who is then rehired before incurring a Break-in-Service shall become a Participant in accordance with Section 2.2 based on his original date of hire. For purposes of this Subparagraph (a), an Employee will incur a Break-in-Service in any 12-month period, commencing on the Employee’s date of hire or any anniversary thereof, during which he completes less than three Months of Service.

(b) For purposes of eligibility to receive an allocation of ESOP GEICO Allocations under Section 16.9, an Employee who terminates employment after satisfying a Year of Qualifying Service and who returns to the employment of a GEICO Company shall become a Participant on his date of rehire, unless his prior Years of Service or Periods of Vesting Service constitute Disregarded Service, in which event he shall become a Participant on the day that immediately follows the date he first satisfies the requirements of Section 2.2 following such termination of employment.

T. Section 2.4: Section 2.4 of the Plan shall not apply to GEICO Employees.

U. Section 2.6: Each Participant shall designate the beneficiary to whom, in the event of his death, any benefit is payable hereunder. Each such Participant has the right, from time to time, to change any designation of beneficiary. A designation or change of beneficiary must be in writing on forms supplied by the Committee and any change of beneficiary shall not become effective until such change of beneficiary is filed with the Committee. The interest of any beneficiary who dies before such Participant shall terminate unless otherwise provided. If a beneficiary is not validly designated, cannot be found or is not living at the date of payment, any amount payable pursuant to this Plan shall be paid to the spouse of such Participant, or, in the event no spouse survives the Participant, it shall be paid in equal shares to the children of such Participant, or, in the event no children survive the Participant, it shall be paid in equal shares to the Participant’s parents, or in the event no parent survives the Participant, payment shall be made to the estate of such Participant. Notwithstanding anything herein to the contrary, if a Participant is legally married immediately prior to his death, his beneficiary shall automatically be his surviving spouse, unless the Participant shall have previously filed with the Committee a prescribed form, signed by a notary public, in which the spouse has waived his rights to benefits under the Plan. The spouse may revoke such a waiver by filing a subsequent notarized document with the Committee. For purposes of any benefits payable upon a Participant’s death, the Participant’s “spouse” shall be limited to a person who is legally married to the Participant (including the Participant’s spouse who is separated from, but still legally married to, the Participant).

V. Article III: Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8(a) and 3.11 of the Plan shall not apply to the GEICO Employees.

W. Section 3.9: Notwithstanding anything contained herein to the contrary, the maximum Additions that may be contributed or allocated under this Plan, the GEICO Plan and any other defined contribution plan, whether or not terminated, maintained by a GEICO Company or an Affiliate and qualified under Section 401(a) of the Code for any Plan Year shall not exceed the lesser of:

(a) the Defined Contribution Dollar Limitation (as defined below); or

(b) 100% of the Participant’s Compensation.

For purposes of this Section 3.9, the “Defined Contribution Dollar Limitation” shall mean $54,000 (for the 2017 Plan Year) subject to periodic adjustment by the Secretary of the Treasury for cost of living under Section 415(d) of the Code. In the event that the foregoing limitation is exceeded for any Plan Year beginning on and after January 1, 2017, the correction of such excess shall be made in a manner determined by the Plan Administrator pursuant to and in accordance with the Internal Revenue Service’s Employee Plans Compliance Resolution System. If in any Plan Year no more than one-third of the allocations made under Article XVI are to the ESOP Accounts of Highly Compensated Employees, the limitations imposed by this Section 3.9 shall not apply to forfeitures under Section 16.13 or to contributions used to pay interest on an Exempt Loan. In the case where this Plan and the GEICO Plan cover the same

Participant and reductions in the Additions with respect to such Participant are necessary in order to comply with Section 415 of the Code, a reduction in the Participant’s Additions under the GEICO Plan shall be first made to the extent necessary to comply with Section 415 of the Code.

X. Section 3.10: Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code, including, but not limited to, the following:

(a) For purposes of the ESOP GEICO Allocations, a Participant who dies or experiences a Disability, during qualified military service shall be treated as having resumed employment with the GEICO Company in accordance with his reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 on the day preceding the date of his death or Disability, and then terminating employment on the date of death or Disability.

(b) If a Participant dies during qualified military service, his beneficiary under Section 2.6, if any, shall be entitled to any additional benefits that would otherwise be payable under the Plan had the Participant resumed employment and then terminated employment with the GEICO Company on account of death.

(c) Differential wage payments, if any and as defined in Section 414(u)(12) of the Code, shall be included in a Participant’s Compensation for benefit limitation purposes under the Plan.

Y. Section 4.1: Section 4.1 of the Plan shall not apply to GEICO Employees. Instead, upon the adoption of this Plan by the GEICO Companies, Vanguard Fiduciary Trust Company, as a trustee (the “GEICO Trustee”), shall establish and maintain a trust (the “GEICO ESOP Trust”) under which the GEICO Trustee shall take custody of, and hold in such GEICO ESOP Trust, (a) the ESOP Stock released from the Suspense Account on behalf of the GEICO Employees in accordance with Section 16.9 and (b) the GEICO Diversification Accounts ((a) and (b) together, the “GEICO ESOP Trust Assets”) in accordance with the terms and conditions set forth in the agreement governing the GEICO ESOP Trust arrangement. For the avoidance of doubt, the GEICO ESOP Trust Assets shall be held separately from the ESOP Stock released from the Suspense Account on behalf of Employees of Participating Employers other than the GEICO Companies and the Diversification Accounts of such other Employees, and shall not share in the investment gains or losses of the ESOP Stock released from the Suspense Account on behalf of such other Employees. A GEICO Employee’s GEICO Diversification Account shall be invested in accordance with, and subject to, the provisions governing investments set forth on Exhibit B to this Schedule IX.

Z. Sections 4.2 – 4.5: Sections 4.2, 4.3, 4.4 and 4.5 of the Plan shall not apply to the GEICO Employees.

AA. Section 4.6: The portion of the Plan comprised of the GEICO Diversification Accounts is intended to constitute a plan described in Section 404(c) of ERISA and Department of Labor regulation Section 2550.404c-1 that provides for individual accounts and permits a Participant or beneficiary to exercise investment control over the assets in his Account.

BB. Section 5.1: The ESOP Account of each GEICO Employee shall include (i) the shares of ESOP Stock allocated to such Participant as an ESOP GEICO Allocation under Section 16.9 and earnings thereon and (ii) such Participant’s GEICO Diversification Account, if any. The ESOP Account of a GEICO Employee shall be maintained in the GEICO ESOP Trust.

CC. Section 6.1: Section 6.1 of the Plan shall not apply to GEICO Employees.

DD. Section 6.2:

(a) Participants shall be fully (100%) vested in their ESOP Accounts upon Retirement, attainment of age 65 or death prior to Severance, regardless of the number of Years of Service completed at such time.

(b) Effective with respect to any Participant who is a GEICO Employee on or after January 1, 2017, the applicable vested percentage with regard to ESOP GEICO Allocations (including all forfeitures) shall be determined from the following vesting schedule based upon the Participant’s combined Years of Service and 12-month Periods of Vesting Service, not including Disregarded Service, as of the date he ceases to be an Employee.

Combined Years of Service and 12-month Periods of Vesting Service	Vested Percentages
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

For purposes of determining a Participant’s nonforfeitable interest in the Plan with regard to ESOP GEICO Allocations (including all forfeitures), a Participant whose initial employment start date or rehire date is on or after January 1, 2010, shall receive credit, except for Disregarded Service, for the aggregate of all time period(s) commencing with the day the Participant is first hired or rehired on or after January 1, 2010 and ending on the date the Participant first incurs a Break-in-Service. A Participant shall also receive credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year shall be expressed in terms of days.

(c) If a Participant terminates employment before he has a 100% vested interest in the portion of his ESOP Account attributable to ESOP GEICO Allocations (including forfeitures), the non-vested portion of his ESOP Account shall be forfeited as of the earlier of: (i) the Valuation Date coincident with or immediately following the last day of the Plan Year in which the terminated Participant incurs five consecutive Breaks-in-Service, or (ii) the date the terminated Participant receives a distribution of the vested portion of his ESOP Account. Any such forfeited amounts shall be allocated in accordance with Section 16.13.

(d) If the vested portion of a Participant’s ESOP Account has been distributed in accordance with Exhibit C and the non-vested portion of his ESOP Account has been forfeited in accordance with Subparagraph (c) above, the Participant’s non-vested portion of his Account shall be restored if:

(1)	he is reemployed by a Company prior to the end of the fifth calendar year following his termination of employment; and

(2)	he repays to the Plan within five years of his reemployment, a cash lump sum payment equal to the full amount distributed to him from the Plan on account of his termination of employment (including a deemed repayment of a zero dollar distribution).

Any amounts to be restored by a GEICO Company to a Participant’s Account shall be taken first from any forfeitures which have not been used to pay administrative expenses or reallocated among Participants. If any amounts remain to be restored, the GEICO Company which employs the Participant shall make a special contribution equal to those amounts.

For purposes of this Section 6.2, a Participant who is transferred from a GEICO Company to an Affiliate shall not be deemed to have terminated his employment.

EE. Section 6.3: Section 6.3 of the Plan shall not apply to GEICO Employees.

FF. Section 7.1: If a Participant dies while actively employed, 100% of the value of his ESOP Account, as of the Valuation Date determined pursuant to Paragraph 2 of Exhibit C to this Schedule, shall be paid to the beneficiary designated by the Participant. Such beneficiary shall also be entitled to 100% of the Participant’s share of the ESOP GEICO Allocations made for the years up to and including the year of his death, if any, made under Section 16.9. Distribution of the value of the Participant’s ESOP Account shall be made in accordance with Exhibit C to this Schedule. In the case of a Participant’s Disability and such Disability continues for at least six months, the Participant shall be entitled to receive 100% of the value of his ESOP Account, as of the Valuation Date determined pursuant to Exhibit C to this Schedule.

GG. Section 7.2: Any Participant who ceases to be an Employee for any reason other than Retirement, death, or Disability shall be entitled to receive, in a lump sum, the entire vested value of his ESOP Account (including all forfeitures) as of the Valuation Date determined pursuant to Paragraph 2 of Exhibit C to this Schedule and, in the event his employment terminates and distribution of his ESOP Account commences prior to allocation of any ESOP GEICO Allocation to which he may be entitled, the vested percentage of such contribution.

HH. Section 7.3: If a Participant dies after Retirement, any benefit payable to the Participant’s beneficiary shall depend upon the method that has been employed to distribute the value of his ESOP Account in accordance with Exhibit C to this Schedule.

II. Sections 7.4, 7.5, 7.6, 7.7, 7.10, 7.11 and 7.12: The provisions regarding method of payment, limitations on payment, commencement of distributions, required minimum distributions, withholding on distributions, payment restrictions and direct rollovers are set forth in Exhibit C to this Schedule.

JJ. Article VIII: GEICO Employees shall not be eligible for withdrawals under the Plan.

KK. Article IX: Article IX of the Plan shall not apply to GEICO Employees.

LL. Articles X, XI, XII and XIII: Articles X, XI, XII and XIII of the Plan shall apply to GEICO Employees and their ESOP Accounts.

MM. Section 14.6: The provisions regarding missing persons are set forth in Paragraph 5 of Exhibit C to this Schedule.

NN. Section 16.2: No GEICO Employee shall be eligible to receive an ESOP Matching Contribution under Section 16.2 of the Plan.

OO. Section 16.11: All Employer ESOP Contributions (and earnings thereon) made by the GEICO Companies in accordance with Section 16.9 shall be used by the Trustee solely to repay the principal and interest on an Exempt Loan accrued to the date of such payment and any expenses attributable to the GEICO Employees’ participation in the Plan. Dividends, interest, and other distributions received on the assets of the ESOP Trust shall be invested as provided in this Section 16.11, except as otherwise may be provided in Section 16.12 with respect to dividends on ESOP Stock.

PP. Section 16.12: Section 16.12 of the Plan shall apply to GEICO Employee ESOP Accounts except that ESOP Stock released by the Plan Administrator shall be held in the GEICO ESOP Trust in accordance with Section 4.1 of this Schedule.

QQ. Section 16.13: Participants shall be vested in their ESOP Accounts in accordance with the provisions of Section 6.2 of this Schedule, provided, however, that any portion of a Participant’s ESOP Account that is attributable to dividends that were reinvested in ESOP Stock pursuant to item (iv) in Section 16.12(c) shall be fully vested at the time such amount is reinvested in ESOP Stock and allocated to the Participant’s ESOP Account. In the event that a Participant forfeits a portion of his ESOP Account, any ESOP Stock held in such ESOP Account shall be forfeited only after other assets, if any, held in such ESOP Account. Forfeitures of ESOP Accounts shall be applied, at the Committee’s election, to (a) restore Participants’ ESOP Accounts pursuant to the last sentence of this Section 16.13, (b) reduce the

Employer’s obligations to make contributions, if any, under Section 16.9, and/or (c) pay expenses under the Plan in accordance with Section 11.8. Notwithstanding the foregoing, a Participant who has incurred a Severance and resumes employment under the Plan shall have the forfeited non-vested portion of the Participant’s ESOP Account restored to him in accordance with Section 6.2(c). Forfeitures of Participants who are Employees of the GEICO Companies shall not be allocated to the accounts of Participants who are Employees of other Participating Employers and forfeitures of Participants who are Employees of Participating Employers other than the GEICO Companies shall not be allocated to the accounts of Participants who are Employees of the GEICO Companies.

RR. Section 16.14: Distributions of Participants’ ESOP Accounts shall be determined in accordance with Exhibit C to this Schedule. Notwithstanding the foregoing, all distributions from the ESOP Accounts shall consist of shares of ESOP Stock or cash equivalent in accordance with the provisions of Sections 16.14(b) and (c) of the Plan.

SS. Section 16.15: Section 16.15 of the Plan, together with Exhibit B to this Schedule, shall apply to the GEICO Employees. Any amounts invested in accordance with the foregoing sentence shall be held in the GEICO Diversification Accounts in accordance with Section 4.1 and Exhibit B to this Schedule.

EXHIBIT A

DEFINED TERMS

“Affiliate” means a member with a GEICO Company of a controlled group of organizations within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code, a member with a GEICO Company of a group of trades or businesses (whether or not incorporated) under common control as determined by the Secretary of the Treasury in regulations adopted under Section 414(c) of the Code, a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes a GEICO Company, and any other entity required to be aggregated with a GEICO Company under regulations issued pursuant to Section 414(o) of the Code.

“Berkshire Fund” means the Berkshire Hathaway Class B Common Stock Fund.

“Direct Rollover” means a payment by the Plan to an Eligible IRA specified by the Nonspouse Beneficiary.

“Disregarded Service” means, in computing an Employee’s aggregate number of Years of Service and Periods of Vesting Service, all such Years of Service or Periods of Vesting Service, as applicable, shall be aggregated, except that the following periods shall be disregarded:

(a) periods during which a GEICO Company did not maintain the predecessor plan as defined in regulations issued by the Secretary of the Treasury;

(b) in the case of an Employee who does not have any rights to vested benefits under the Plan, periods prior to the time five consecutive Breaks-in-Service are incurred by the Employee;

(c) periods after five consecutive Breaks-in-Service are incurred for purposes of determining the Employee’s vested interest in the value of his individual account attributable to Company contributions which accrued before such Break-in-Service; and

(d) in the case of an Employee whose initial employment date or rehire date is on or after January 1, 2010, Years of Service earned after such initial employment date or rehire date for purposes of determining the Employee’s vested interest in the value of the Employee’s individual account attributable to ESOP GEICO Allocations; provided, however, that if an Employee’s initial employment date is prior to January 1, 2010 and the Employee incurs a severance from employment on or after January 1, 2010 and is rehired in the same Plan Year in which the Employee incurred the severance from employment, the Employee shall be credited with a Year of Service for such Plan Year for purposes of determining the Employee’s vested interest in the value of his individual account attributable to ESOP GEICO Allocations if he or she completed one Month of Service during such Plan Year.

“Eligible IRA” means an Individual Retirement Account described in Section 408(a) of the Code and an Individual Retirement Annuity described in Section 408(b) of the Code.

“Employment Commencement Date” means the first day for which an Employee is entitled to be credited with an hour of service as described in Section 2530.200b-2(a) of the Department of Labor Regulations.

“Full-time Employee” means any Employee who is not a Part-time Employee.

“Fund” means the portion of the trust fund held by the ESOP Trustee in accordance with the Trust Agreement administered by the GEICO Custodian. Funds available for investment in a GEICO Diversification Account will consist of the total of the individual Funds listed in Exhibit C to the GEICO Services Agreement.

“GEICO Board” means the Board of Directors of GEICO Corporation.

“GEICO Diversification Account” means a portion of the ESOP Account offering the investment options pursuant to Section 4.1 and Exhibit B to this Schedule.

“GEICO Services Agreement” means the Administrative and Recordkeeping Master Services Agreement, effective as of December 31, 2017, among The Vanguard Group, Inc., the Corporation and GEICO Corporation.

“Month of Service” means each month during which an Employee is either directly or indirectly compensated by a GEICO Company for at least one Hour of Service during such month, including months for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by a GEICO Company, and each month during periods of (a) paid leave such as vacation, personal, holidays, health, work injury, bereavement, jury duty/court; (b) military leave, provided the Employee returns to active employment with a GEICO Company within the period his reemployment rights are protected by law; or (c) furlough. Months of Service also shall include, to the extent that credit for such periods is required under regulations prescribed by the Secretary of Labor or the Secretary of the Treasury and to the extent that credit would be given under this Paragraph were the Employee then in the employ of a GEICO Company, months during which an Employee is employed by: (i) an Affiliate; and (ii) any corporation which is a predecessor corporation of a GEICO Company, or corporation merged, consolidated or liquidated into a GEICO Company or a predecessor of a GEICO Company or a corporation substantially all of the assets of which have been acquired by a GEICO Company if (A) such corporation maintained the GEICO Plan or a predecessor plan; or (B) such corporation did not maintain the GEICO Plan or a predecessor plan but credit is required to be given for service with such a corporation under regulations prescribed by the Secretary of the Treasury.

“Nonspouse Beneficiary” means any person who is a designated beneficiary within the meaning of Section 401(a)(9)(E) of the Code (other than a spouse or alternate payee) and any trust, provided the beneficiaries of the trust are designated beneficiaries within the meaning of Section 401(a)(9)(E) of the Code.

“Part-time Employee” means any Employee who is hired on an ongoing basis or employed on a temporary or periodic basis by a GEICO Company or an Affiliate to perform employee services, and who, because of his inherent workload, location, time, and/or other restraints affecting the economic utility of the position, is classified by a GEICO Company as a Part-time Employee.

“Pension Plan” means the Pension Plan for the Employees of Government Employees Companies.

“Period of Vesting Service” means, for purposes of determining a Participant’s nonforfeitable interest in the Plan with regard to ESOP GEICO Allocations and earnings thereon and allocations of forfeitures pursuant to Section 16.13, a Participant whose initial employment start date or rehire date is on or after January 1, 2010, shall receive credit, except for Disregarded Service, for the aggregate of all time period(s) commencing with the day the Participant is first hired or rehired on or after January 1, 2010 and ending with on the date the Participant first incurs a Break-in-Service. A Participant shall also receive credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year shall be expressed in terms of days.

“Qualified Domestic Relations Order” means a domestic relations order which creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and which satisfies the requirements of Section 414(p) of the Code.

“Required Beginning Date” means the April 1 of the calendar year following the later of the calendar year in which he attains age 70 1⁄2 or retires; provided, however, if a Participant is a 5% owner (as defined in Section 416 of the Code), distribution shall commence not later than April 1 following the calendar year in which such Participant attains age 70 1⁄2.

“Unit Value,” as used generally with respect to a unit, means the total fair market value of the Berkshire Fund as of the close of trading on the New York Stock Exchange on such date divided by the number of units which are then held in the Berkshire Fund.

“Year of Qualifying Service” means the 12 consecutive month period, beginning on the Employee’s Employment Commencement Date or any anniversary thereof, during which the Employee completes at least six Months of Service in the case of a Full-time Employee, or at least 1,000 Hours of Service in the case of a Part-time Employee.

EXHIBIT B

INVESTMENT OF ESOP GEICO ALLOCATIONS IN GEICO

DIVERSIFICATION ACCOUNTS

1.	Investment of Contributions. Each Employee may direct, at the time he becomes a Participant under the Plan, that the ESOP Stock attributable to the ESOP GEICO Allocation, if any, allocated to his ESOP Account, in whole or in part, be sold and the proceeds invested in a combination of the Funds described in Exhibit C to the GEICO Services Agreement, which shall include at least three funds and the Berkshire Fund. The amount assigned to any one Fund shall be in 1% increments. In any case, the amounts assigned to all funds in the aggregate must total 100% of the amount subject to a Participant’s diversification election.

2.	Change in Investment Elections. Any investment election given by a Participant with respect to funds held in a GEICO Diversification Account shall continue in effect until changed by the Participant. A Participant may change his investment election as to future diversification elections, within the limits set forth in Paragraph 1 above and subject to the conditions set forth in Paragraph 3 below, by giving telephonic or other electronic notice to the Committee or the GEICO Trustee in the manner prescribed by the Committee or the GEICO Trustee. A Participant also may change his investment election as to the value of his GEICO Diversification Account created by prior diversification elections within the limits set forth in Paragraph 1 above and subject to the conditions set forth in Paragraph 3 below, by giving telephonic or other electronic notice to the Committee or the GEICO Trustee in the manner prescribed by the Committee or the GEICO Trustee. Notwithstanding the preceding sentence, in the event no investment election is in place at the time any diversification election is made or a fund is liquidated, the amount subject to a Participant’s diversification election shall be invested in the age appropriate Vanguard Target Retirement Fund, as determined by the Committee or the GEICO Trustee, until the date such Participant makes an investment election with the Committee or the GEICO Trustee. The GEICO Companies intend that the Vanguard Target Retirement Fund shall constitute a qualified default investment alternative as provided under Section 404(c)(5) of the ERISA.

Except as hereinabove provided, any change of investment election shall become effective on the Valuation Date coincident with or immediately following the date notice is received by the Committee or the GEICO Trustee, in accordance with procedures established by the Committee or the GEICO Trustee.

Notwithstanding the foregoing, a Participant may change his investment election, at any time, in order to transfer all or any portion of the Unit Value of his GEICO Diversification Account invested in the Berkshire Fund to one or more of the other Funds described in Exhibit C to the GEICO Services Agreement. The Unit Value of any such investment transaction shall be based on the Unit Value of the Berkshire Fund as of 4 p.m. Eastern time (the “closing price”) on the date the Participant’s request is received for processing by the GEICO Trustee.

Further, notwithstanding the foregoing, the GEICO Trustee retains the authority to use a price different from the applicable closing price described in the preceding paragraph if, as a result of either significant trading volume in the Berkshire Fund or significant changes in the price of Berkshire Hathaway Inc. Class B common stock, the use of such closing price with respect to a Participant’s transaction request would have a material adverse impact with respect to Participants whose GEICO Diversification Accounts continue to be invested in the Berkshire Fund.

3.	Conditions Applicable to Investment Elections. Notwithstanding any provision of this Exhibit B to the contrary, a Participant’s investment elections made pursuant to the terms of this Exhibit B shall be subject to:

(a)	Any trading restrictions and redemption fees imposed on investment exchanges and liquidations of investments that occur at the direction of the Participant pursuant to any policies and procedures established by the mutual fund companies and other investment providers that manage the funds offered as investments by the Plan, with any such trading restrictions and redemption fees that apply to investments offered by the Plan being set forth in the prospectuses and other information provided by the fund that imposes the restrictions; and

(b)	A trading restriction imposed on investment exchanges from the Berkshire Fund that occur at the direction of the Participant pursuant to policies and procedures established by the Committee or the GEICO Trustee, with any such trading restriction that applies to the Berkshire Fund being set forth in the information provided to the Participant by the Berkshire Fund.

EXHIBIT C

PAYMENT OF BENEFITS

1.	Form of Payment. Distributions under Section 7.1, 7.2 or 7.3 of Schedule IX normally shall be payable in a lump sum consisting of shares of ESOP Stock or cash equivalent in accordance with the provisions of Sections 16.14(b) and (c) of the Plan. On a Participant’s Retirement or Disability, a Participant (or the beneficiary of a deceased Participant) may elect, however, to have distribution of his ESOP Account made in monthly, quarterly, semi-annual or annual installments which provide monthly, quarterly, semi-annual or annual cash payments for a period certain of 5, 10 or 15 years. Notwithstanding the foregoing, to the extent any distribution under Section 7.1, 7.2 or 7.3 of Schedule IX is paid in a lump sum from the Berkshire Fund, such distribution may, if requested by the Participant and in accordance with procedures established by the Committee (or its delegate), be paid in shares of Berkshire Hathaway Inc. Class B common stock (provided that fractional shares shall be paid in cash).

2.	Time and Amount of Payment. The Committee or its delegate shall effect payments in accordance with the provisions of this Paragraph 2.

(a)	As soon as practicable following a Participant’s termination of employment for any reason other than death, the Committee or its delegate shall provide the Participant with the proper forms and tax notice so that the Participant may elect to make a Direct Rollover Distribution (as defined below) of the vested portion of his entire ESOP Account.

(b)	If the vested portion of the Participant’s ESOP Account does not exceed $5,000 as of the Valuation Date on or around the 75th day following the date the Participant is provided the forms and notice referred to in Subparagraph (a) (the “determination date”), and such Participant fails to direct the Committee or its delegate with regard to the distribution of the vested portion of his ESOP Account by such determination date, the vested portion of his ESOP Account shall be distributed automatically to the Participant, as follows: (i) if the vested portion of the Participant’s ESOP Account as of the determination date does not exceed $1,000, the vested portion of the Participant’s ESOP Account shall be distributed directly to the Participant in a lump sum cash payment, less any mandatory withholding for federal and state income taxes; and (ii) if the vested portion of the Participant’s ESOP Account as of the determination date exceeds $1,000 but does not exceed $5,000, the vested portion of the Participant’s Account shall be distributed automatically in a Direct Rollover Distribution to an individual retirement plan designated by the Committee in the name of, and for the benefit of, the Participant.

(c)

Notwithstanding the foregoing, if a Participant terminates employment and the vested portion of his ESOP Account exceeds $5,000 as of the determination date, the Participant may defer distribution of his entire ESOP Account until any date on or before the earlier of his death, attainment of age 65, or, if elected by the Participant as provided by Paragraph 2(f), his Required Beginning Date. The Participant’s election to receive a distribution of the vested portion of his ESOP Account shall be made in the manner prescribed by the Committee or its delegate (which shall include telephonic and other electronic notice and the Participant’s consent through endorsement or deposit of the distributed amounts). Any such lump sum distribution shall be made by the ESOP Trustee or the GEICO Trustee as soon as practicable following the receipt of such election in the manner specified by the Committee or its delegate, and shall be valued as of the Valuation Date on which the Committee or its delegate commences processing such Participant’s election. A Participant who defers the distribution of his ESOP Account may continue to direct the investment of his ESOP Account in accordance with Exhibit B until receipt of such distribution.

(d)	Further, notwithstanding the foregoing, in the case of a distribution on account of a Participant’s Retirement, death or Disability, the Committee or its delegate shall provide the Participant (or his beneficiary) with the proper forms and tax notice so that the Participant (or his beneficiary) may elect to receive distribution of the Participant’s ESOP Account in the form of cash installments described in Paragraph 1. Such installment distribution shall commence as soon as practicable following the receipt of such election in the manner specified by the Committee or its delegate (including telephonic and other electronic notice). The amount of each annual installment, or the total installments to be paid in one year in the case of monthly, quarterly, semi-annual or annual installments, shall be determined by dividing the value of the Participant’s ESOP Account, determined as of the Valuation Date on which the Committee or its delegate processes such annual installment payment or the first of 12 monthly, four quarterly or two semi-annual installments, by the number of installments remaining to be paid to the Participant or the beneficiary. A Participant (or his beneficiary, if applicable) who has commenced receiving a distribution of the Participant’s ESOP Account in the form of cash installments may not elect to accelerate installment payments or receive a lump sum distribution of the remainder of the Participant’s account.

(e)	If a Participant dies prior to receiving a lump sum distribution or commencing installment distributions under this Paragraph 2 and the beneficiary fails to elect installment payments within two months after the last day of the month in which election materials are distributed, the Committee or its delegate shall distribute to the Participant’s beneficiary a single lump sum of the vested portion of the Participant’s ESOP Account, determined as of the Valuation Date on which the Committee or its delegate commences processing the distribution, less any mandatory withholding for federal and state income tax purposes, subject to the direct rollover rules set forth in Paragraph 6 of this Exhibit C to Schedule IX.

(f)	Unless a Participant otherwise elects, payment shall commence no later than the 60th day after the close of the Plan Year in which the Participant attains age 65 or terminates employment, if later. However, if the Participant fails to affirmatively elect the form and timing of distribution, the Participant shall be deemed to have elected to defer distribution until the earlier of the date he affirmatively elects a distribution or the Required Beginning Date.

(g)	All distributions required under this Paragraph 2(g) shall be determined and made in accordance with Section 401(a)(9) of the Code and any Treasury Regulations and other guidance issued thereunder.

(1)	Notwithstanding any Plan provision to the contrary, payment to a Participant shall be made no later than the Participant’s “Required Beginning Date.”

(2)	If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:

(i)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary (as defined below), distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph 2(g)(2), other than Paragraph 2(g)(2)(i), shall apply as if the surviving spouse were the Participant.

For purposes of this Paragraph 2(g)(2) and Paragraphs 2(g)(5) and (6), unless Paragraph 2(g)(2)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Paragraph 2(g)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Paragraph 2(g)(2)(i).

(3)	Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, distribution shall be made in accordance with Paragraphs 2(g)(4) and (5) below.

(4)	During the Participant’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year (as defined below) is the lesser of:

(i)	the quotient obtained by dividing the Participant’s Account Balance (as defined below) by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

Required minimum distributions shall be determined under this Paragraph 2(g)(4) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(5)	If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy (as defined below) of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar

Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(6)	If the Participant dies before the date distributions begin, the following rules shall apply:

(i)	If the Participant has a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Paragraph 2(g)(5).

(ii)	If the Participant has no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Paragraph 2(g)(2)(i), this Paragraph 2(g)(6) shall apply as if the surviving spouse were the Participant.

(7)	For purposes of this Paragraph 2(g), the following terms shall have the indicated meanings:

(i)	“Designated Beneficiary” means the individual who is designated as the beneficiary under Section 2.6 of Schedule IX and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury Regulations.

(ii)	“Distribution Calendar Year” means any calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Paragraph 2(g)(2). The required minimum distribution for the Participant’s first Distribution Calendar Year shall be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

(iii)	“Life Expectancy” means an individual’s Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)	“Participant’s Account Balance” means the balance of the Participant’s ESOP Account as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (referred to as the “valuation calendar year”) increased by the amount of any contributions and forfeitures allocated to the ESOP Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

(h)	Notwithstanding anything herein to the contrary, distribution of the vested portion of a Participant’s ESOP Account under the Plan may occur prior to 30 days after the Committee or its delegate provides the Participant with the proper forms and tax notice referred to in Subparagraph (a), provided:

(1)	the Participant is informed that he has a right to a period of at least 30 days after receiving the tax notice and forms to consider the decision of whether to make a direct rollover distribution (as described in Paragraph 6 of this Exhibit C) or whether to receive directly a single lump sum distribution or installments (if applicable under Paragraph 1); and

(2)	the Participant, after receiving the tax notice and forms, requests to receive payment of the vested portion of his ESOP Account, determined as of the Valuation Date on which the Committee its delegate processes such payment, less any mandatory withholding for federal and state income tax purposes (if applicable).

(i)	In that event that a distribution is commenced to a Participant or his beneficiary (due to an additional contribution or allocation or failure to respond to prior forms or any other reason) at a time that is more than 180 days after the date the Participant or his beneficiary was previously provided the proper forms and tax notice described in this Paragraph 2, the Committee or its delegate shall provide the Participant or his beneficiary with an additional set of proper forms and tax notice and the Participant or his beneficiary shall make a new election in the manner specified by the Committee or its delegate (including telephonic and other electronic notice) with respect to the subsequent distribution of the additional contribution or allocation.

3.	Death of Participant Prior to Receiving Full Distribution. If a Participant who has elected installment payments of his ESOP Account dies prior to receiving distribution of the entire value of his ESOP Account, the payments that would otherwise have been made to such Participant shall be made to his designated beneficiary in accordance with Section 2.6 of Schedule IX, subject to the provisions of Paragraph 2(g).

4.	Court Orders. The Committee may honor a Qualified Domestic Relations Order even if it overrides a Participant’s election as to the time and manner of making distributions from his ESOP Account. Notwithstanding any other provision of the Plan and regardless of whether the Participant then qualifies for a distribution under the Plan, a Qualified Domestic Relations Order may provide for a single sum distribution of an alternate payee’s entire benefit, payable as soon as practicable following the issuance of the Order, and such single sum distribution may be made prior to the Participant’s “earliest retirement age” as defined in Section 414(p) of the Code. The Committee is authorized to issue procedures to be used in administering benefits subject to domestic relations orders.

5.

Inability to Locate Payee. In the event a Participant or beneficiary to whom a payment is due under this Plan cannot be located after reasonable effort is made to locate the Participant or beneficiary, the Participant’s or beneficiary’s benefit shall be forfeited in accordance with the provisions of Section 6.2 of Schedule IX. In the event that a claim subsequently is made by the Participant or beneficiary for the forfeited benefit, the benefit shall be reinstated in an amount equal to the value of the benefit on the date of forfeiture. Such benefit reinstatement shall occur no later than the date upon which ESOP GEICO Allocations are to be allocated for the Plan Year in which the claim for reinstatement is made. Notwithstanding any other provision of the Plan, reinstatement of a benefit pursuant to this Paragraph 5 shall be made first from amounts forfeited in accordance with Section 6.2(a) and then from ESOP GEICO Allocations prior to their allocation in accordance with Section 16.9; provided, in all events, that if amounts forfeited in accordance with Section 6.2(a) are not sufficient to reinstate a benefit pursuant to this Paragraph 5, the GEICO Companies shall make any contribution to the Plan which is necessary to provide a reinstated benefit under this Paragraph 5.

6.	Rollover Distribution Rules. A Participant, a surviving spouse of a Participant, or a spouse or former spouse of a Participant who is an alternate payee under a Qualified Domestic Relations Order or a nonspouse designated beneficiary (referred to as the “distributee”) may request, in a manner to be provided by the Committee, a Direct Rollover Distribution of the amount to which he is otherwise entitled under the Plan, in accordance with Section 401(a)(31) of the Code, to an eligible retirement plan (as defined below). Such amount shall constitute all or part of any distribution from the Plan otherwise to be made to the distributee, provided that such distribution constitutes an “eligible rollover distribution,” as defined in Subparagraph (h) below. All Direct Rollover Distributions shall be made in accordance with the provisions of this Paragraph 6.

(a)	A Direct Rollover Distribution shall only be made to one eligible retirement plan; a distributee may not elect to have a Direct Rollover Distribution apportioned between or among more than one eligible retirement plan.

(b)	Direct Rollover Distributions shall be made in cash in the form of a check made out to the trustee of the eligible retirement plan, in accordance with procedures established by the Committee or its delegate.

(c)	A distributee may elect to divide an eligible rollover distribution into two components, with one portion paid as a Direct Rollover Distribution and the remainder paid to the distributee.

(d)	No Direct Rollover Distribution shall be made unless the distributee furnishes the Committee or its delegate with such information as the Committee or its delegate shall require, including but not limited to the name of the recipient eligible retirement plan, and any account number or other identifying information concerning such plan.

(e)	No Direct Rollover Distribution may be made unless the distributee has received a written explanation of the consequences of such a distribution and such other information required by the Code at such time and in such manner as required by Sections 402(f) and 411(a)(11) of the Code and the regulations and other guidance issued thereunder, and in accordance with rules established by the Committee, or its delegate.

(f)	Direct Rollover Distributions shall be treated as all other distributions under the Plan and shall not be treated as a direct trustee-to-trustee transfer of assets and liabilities.

(g)	If a distributee who is a Participant does not elect a Direct Rollover Distribution within the timeframe provided under the cashout procedures set forth in Paragraph 2(b), the vested portion of the Participant’s ESOP Account balance shall be paid to such distributee, reduced by any applicable income tax withholding, or, if applicable, automatically rolled over to an individual retirement account in the name of and for the benefit of the Participant, in accordance with such cashout procedures. If a distributee who is a surviving spouse of a Participant does not elect a Direct Rollover Distribution within the timeframe provided under the distribution procedures set forth in Paragraph 2(e), the vested portion of the Participant’s Account balance shall be paid to such distributee, reduced by any applicable income tax withholding, in accordance with such distribution procedures.

(h)	Definitions. The following definitions shall apply for purposes of this Paragraph 6:

(1)	Eligible Retirement Plan. An “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code, or an annuity contract described in Section 403(b) of the Code or a Roth IRA described in Section 408A of the Code, that accepts the distributee’s eligible rollover distribution. In the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan shall be defined in the same manner as if the surviving spouse were the Participant. In the case of a direct rollover by a nonspouse designated beneficiary, the direct rollover may be made only to an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code that is established on behalf of the nonspouse designated beneficiary and that shall be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code.

(2)	Eligible Rollover Distribution. An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

7.	Nonspouse Rollover Distribution Rules. A deceased Participant’s Nonspouse Beneficiary may request, in a manner to be provided by the Committee or its delegate, a Direct Rollover Distribution of the amount to which he is otherwise entitled under the Plan, in accordance with Section 402(c)(11)(A) of the Code, to an eligible retirement plan (as defined below). Such amount shall constitute all or part of any distribution from the Plan otherwise to be made to the distributee, provided that such distribution constitutes an “eligible rollover distribution,” as defined below.

(a)	Definitions. The following definitions shall apply for purposes of this Paragraph 7:

(1)	Direct Rollover. For purposes of this Paragraph 7, a “Direct Rollover” is a payment by this Plan to an Eligible IRA specified by the Nonspouse Beneficiary.

(2)	Eligible IRA. An “Eligible IRA” is an Individual Retirement Account described in Section 408(a) of the Code and an Individual Retirement Annuity described in Section 408(b) of the Code (collectively, “IRA”). The Eligible IRA must be established on behalf of the designated beneficiary and will be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code. Title of the Eligible IRA must identify the deceased Participant and the Nonspouse Beneficiary.

(3)	Eligible Rollover Distribution. For purposes of this Paragraph 7, an “Eligible Rollover Distribution” is any distribution within the meaning of Section 402(c)(4) of the Code, without regard to the requirement that the distribution be made to the Participant or the Participant’s spouse.

(b)	Effect of Minimum Required Distributions on Direct Rollovers by Nonspouse Beneficiary.

(1)	If the Participant dies before his Required Beginning Date, the amount eligible for rollover by a Nonspouse Beneficiary is determined under either the 5-year rule described in Section 401(a)(9)(B)(ii) of the Code or the life expectancy rule described in Section 401(a)(9)(B)(iii) of the Code. If the 5-year rules applies, and the distribution is made prior to the end of the year following the year of death, the Nonspouse Beneficiary may determine the required minimum distribution amount using the life expectancy rule, provided the determination is made using the same designated beneficiary.

(2)	If the Participant dies on or after his Required Beginning Date, for the year of the Participant’s death, the required minimum distribution not eligible for rollover by a Nonspouse Beneficiary is the same as the amount that would have applied if the Participant were still alive and elected a direct rollover. For the years after the Participant’s death, the required minimum distribution is determined in accordance with Section 401(a)(9) of the Code.

(3)	The amount not eligible for Direct Rollover by a Nonspouse Beneficiary includes all undistributed required minimum distributions for the year in which the Direct Rollover occurs and any prior year, including years before the Participant’s death.

EXHIBIT D

GEICO COMPANIES

1.	GEICO Corporation

2.	Government Employees Insurance Company

3.	GEICO General Insurance Company

4.	GEICO Indemnity Company

5.	GEICO Casualty Company

6.	GEICO Advantage Insurance Company

7.	GEICO Choice Insurance Company

8.	GEICO Secure Insurance Company

9.	GEICO Insurance Agency, Inc.

10.	Government Employees Financial Corporation

11.	Maryland Ventures Inc.